UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Ciena Corporation

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ciena

PROXY STATEMENT

2026 Annual Meeting of Stockholders

Message from our Board of Directors

Lawton W. Fitt

Chair of the Board

"Our record performance in fiscal 2025 and expansion of stockholder value was a result of the successful execution of our strategy to extend our global leadership in optical networking while expanding our reach into complementary markets and applications."

- Lawton W. Fitt

Dear Fellow Stockholders:

Fiscal 2025 was a ground breaking year for Ciena. We delivered record financial performance with revenue of $4.8 billion and record orders of $7.8 billion. Our industry leadership in high speed connectivity has us well positioned in a market experiencing unprecedented increases in demand as a result of expenditures related to AI and other cloud-based applications. Our performance in fiscal 2025, including our expanding role in the AI ecosystem, was the result of the execution of our strategy to extend our global leadership in optical networking, while expanding our reach into complementary, high-growth markets and applications, particularly in and around the data center. As a result of our performance this year, our stock generated a one-year TSR of 196% from January 2, 2025 to January 2, 2026.

In addition to the disciplined execution of our strategy, our Board and management team believe deeply that our success is ultimately rooted in our people and governance practices. This not only shapes how we innovate, but also reinforces our commitment to integrity, high ethical standards, and leading corporate governance principles. In 2025, we took meaningful steps to increase our commitment in these areas, including:

•

Board Leadership & Independence. As part of our commitment to independence and refreshment, during fiscal 2025 we undertook a review of our Board leadership and committee composition. As a result, the Board appointed me as independent Chair, appointed Devinder Kumar as chair of our Audit Committee, and changed the composition of our Governance and Nominations Committee. We believe that these changes further strengthen our Board from both a governance and an oversight perspective.

•

Commitment to our Stockholders. We repurchased approximately four million shares for $330 million under our three-year $1 billion stock repurchase program for fiscal 2025 through 2027. We also outlined for stockholders an updated set of capital allocation priorities. We believe that strong corporate governance practices should include regular engagement with our stockholders, with whom we discuss our business, financial performance, industry dynamics, compensation, and sustainability matters. In the last 12 months, we have engaged with more than half of our 25 largest stockholders an aggregate of over 65 times.

•

Governance Updates. We regularly review our key governance documents to align with best practices. In 2025, we refreshed our Principles of Corporate Governance and the charters of each of our standing Board Committees.

I encourage you to read more about our Board of Directors, corporate governance practices and executive compensation in the accompanying proxy statement. I am confident that you will recognize our commitment to leading practices in these areas. Thank you for your continued support of Ciena and your participation in this year’s Annual Meeting.

On behalf of the Board of Directors,

Lawton W. Fitt

Chair of the Board

February 12, 2026

Ciena Corporation

7035 Ridge Road

Hanover, Maryland 21076

Notice of Annual Meeting of Stockholders

Date:	March 26, 2026	Record Date:	January 27, 2026

Time:	3:00 p.m. Eastern Time	Attendance:	www.virtualshareholdermeeting.com/CIEN2026

To the Stockholders of Ciena Corporation:

The 2026 Annual Meeting of Stockholders of Ciena Corporation (the "Annual Meeting") will be held on March 26, 2026 at 3:00 p.m. Eastern Time. Our Annual Meeting will be a virtual meeting held over the internet. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/CIEN2026 and entering your 16-digit control number included in the notice containing instructions on how to access Annual Meeting materials, your proxy card, or the voting instructions that accompanied your proxy materials.

Items of Business
1.

Elect three members of the Board of Directors from the nominees named in the accompanying proxy statement to serve as Class II directors for three-year terms ending in 2029, or until their respective successors are elected and qualified.

2.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2026.
3.	Conduct an advisory vote on our named executive officer compensation, as described in these proxy materials.
4.	Consider and act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These matters are more fully described in the proxy statement accompanying this notice. You are entitled to notice of, and are eligible to vote at, this year’s Annual Meeting if you were a stockholder of record as of the close of business on January 27, 2026.

In accordance with Securities and Exchange Commission rules, we are furnishing these proxy materials and our Annual Report to Stockholders for fiscal 2025 via the internet. On or about February 12, 2026, stockholders as of the record date are first being mailed a Notice of Internet Availability of Proxy Materials with instructions on how to access our Annual Meeting materials and vote via the internet, by mail, or by telephone.

We believe that your vote, and the vote of every Ciena stockholder, is important. Whether or not you plan to participate in the Annual Meeting, we encourage you to review the accompanying proxy statement for information relating to each of the proposals and to cast your vote promptly.

By Order of the Board of Directors,

Sheela Kosaraju
Senior Vice President, General Counsel and Assistant Secretary

Hanover, Maryland

February 12, 2026

Table of contents

Proxy statement summary	1	Ownership of securities	30
Voting roadmap	4	Delinquent Section 16(a) reports	31
Proposal No. 1		Compensation discussion and analysis	32
Election of Class II Directors	5	Compensation Committee Report	51
Information regarding nominees and continuing directors	8	Executive compensation tables	52

Corporate governance and the Board of Directors	13	Summary compensation table	52
Independent directors	13	Grants of plan-based awards	53
Communicating with the Board of Directors	13	Outstanding equity awards at fiscal year-end	55
Principles of Corporate Governance, Bylaws, and		Option exercises and stock vested	57
other governance documents	14	Nonqualified deferred compensation	58
Codes of ethics	15	Potential payments upon termination or change
Board leadership structure	15	in control	59
Board oversight of strategy	15	CEO pay ratio disclosure	65
Board oversight of risk	16	Pay versus performance	65
Board education	17	Proposal No. 3
Composition and meetings of the Board of Directors		Annual advisory "say-on-pay" vote to approve
and its Committees	18	named executive officer compensation	68
Our approach to sustainability	22	Related person transactions	69
Compensation philosophy and objectives	23	Equity compensation plan information	70
Compensation consultant	23	Stockholder proposals for 2027 Annual Meeting	71
Compensation Committee interlocks and		General information	72
insider participation	23	Frequently asked questions	73
Director compensation	24	Annual Report on Form 10-K	76
Fiscal 2025 Board compensation	24	Householding of proxy materials	76
Director compensation table	25	Electronic delivery of future proxy materials	77
Outstanding equity awards for directors at fiscal year-end	26	Non-GAAP Measures	77
Deferral of director compensation	26

Proposal No. 2
Ratification of appointment of independent
registered public accounting firm	27
Relationship with independent registered public
accounting firm	28
Audit Committee Report	29

Cautionary note regarding forward-looking statements

This proxy statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are based on current expectations, forecasts, assumptions and other information available to Ciena Corporation ("Ciena" or "we") as of the date hereof. Forward-looking statements involve inherent risks and uncertainties, include statements regarding Ciena’s expectations, beliefs, intentions or strategies regarding the future, including with respect to business, financial, operational, compensation and sustainability and governance matters, and can be identified by forward-looking words such as "anticipate," "believe," "can," "could," "continue," "estimate," "expect," "future," "goal," "intend," "may," "plan," "potential," "should," "will," and "would" or similar words. Ciena’s actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena’s business, including the effect of broader economic and market conditions on Ciena’s customers and their business, Ciena’s ability to execute its business and growth strategies and to achieve sustainability goals, the impact of macroeconomic conditions, and the risks and uncertainties discussed in Ciena’s Annual Report on Form 10-K for fiscal 2025 ("2025 Form 10-K") as well as Ciena’s other filings with the Securities and Exchange Commission (the "SEC"). Ciena undertakes no obligation to revise or update any forward-looking statements made in this proxy statement, whether as a result of new information, future events or circumstances, or otherwise, except as required by law.

Information contained on or available through our website is not incorporated by reference in or made part of this proxy statement and any references to our website are intended to be inactive textual references only.

Proxy statement summary

This summary highlights information that is contained elsewhere in this proxy statement. It does not include all information necessary to make a voting decision, and you should read this proxy statement in its entirety before casting your vote.

Ciena at a glance

A global leader in high-speed connectivity, providing hardware, software, and services to a wide range of network operators and enabling enhanced network capacity, service delivery, and automation. Our solutions support network traffic across a wide range of applications, including cloud, voice, video, data, and artificial intelligence ("AI"), and are used globally by cloud providers, service providers, and other network operators across multiple industry verticals.

$4.77B FY25 annual revenue	$1.4B cash position at FYE 25	~2,400 total patents

80+ countries in which we sell products	9,000+ employees	1,700+ customers

Foundational strengths	Strategic pillars

Leading technology & innovation

we own the critical enabling technologies for key parts of our solutions offerings and use our significant R&D investment capacity to push the pace of innovation in our industry

Extend leadership in optical networking systems

Scale market presence with interconnect modules

Grow addressable market in next-generation metro and edge networking

Drive software-led transformation

Deliver innovative global services

Diversification we have a broad-based business that spans a diverse set of customer segments, a wide range of solutions and applications, and multiple geographies

Global scale we have significant talent and deep resources in engineering, sales, services, and customer support that advance our global business

2026 Proxy Statement 1

Business and executive compensation highlights

Fiscal 2025 business performance and innovation

❖ Delivered record revenue of $4.77 billion

❖ Generated record orders of $7.8 billion

❖ Generated $665 million in free cash flow

❖ Ended the fiscal year with approximately $1.4 billion in cash and investments

❖ Repurchased approximately four million shares for $330 million under our three-year $1 billion stock repurchase program for fiscal 2025 through 2027

❖ Hired Marc D. Graff as our Chief Financial Officer ("CFO"), who brings extensive financial expertise and industry knowledge, particularly in data center-related technologies

❖ Expanded our role in the global AI ecosystem with additional wins with new hyperscale and neoscale cloud providers and with service providers for managed optical fiber networks ("MOFN")

❖ More than doubled our annual revenue from stand-alone coherent pluggables

❖ Expanded WaveLogic customer base

❖ Launched innovative Data Center Out-of-Band Management ("DCOM") solution for data center operators

❖ Grew customer adoption of our Coherent Routing solution

Fiscal 2025 executive compensation highlights

Base salaries	Equity award structure

Increased the base salaries of our Chief Executive Officer ("CEO") and other named executive officers ("NEOs") to improve alignment with the market for their positions and in recognition of the criticality of their roles

Compensation for our new CFO was set in accordance with the market for his position upon his hire

Continued granting mix of performance-based and time-based equity awards, with approximately 60% of the target award value for our CEO, and approximately 50% of the target award value for the other NEOs, allocated to at-risk, performance-based equity in the form of performance stock units ("PSUs") and market stock units ("MSUs")

Target cash incentives	Equity award values

Increased the target cash incentive opportunities (expressed as a percentage of base salary) for two NEOs to improve alignment with the market for their positions

Did not increase the target cash incentive opportunities for our CEO or other NEOs

Provided appropriate increases in the target value of annual equity awards for our NEOs to maintain alignment with the market and stockholder interests, continue to incentivize future performance, reflect past results, and maintain retention

Pay-for-performance alignment

CEO fiscal 2025 target total direct compensation mix	Average non-CEO NEO fiscal 2025 target total direct compensation mix*

*not including Mr. Moylan, who retired in August 2025, or Mr. Graff who was hired as of August 2025

2 2026 Proxy Statement

Corporate governance and stockholder outreach

Stockholder outreach and engagement

We believe that strong corporate governance practices include regular outreach and conversations with our stockholders. We regularly discuss our business, financial performance, industry dynamics, compensation, governance, and sustainability matters with our stockholders and welcome input on additional areas of importance to our stockholders. We actively seek engagement with stockholders of all sizes through a combination of virtual and in-person engagements, including investor conferences, one-on-one meetings where appropriate, and our annual meeting. For example, in the last 12 months, we have engaged with more than half of our 25 largest stockholders an aggregate of over 65 times. Our Board of Directors also reviews feedback from our stockholder engagement program as well as stockholder inquiries directly related to its responsibilities. These regular engagements allow us to obtain feedback on stockholders’ perception and understanding of our markets, business and industry and inform our Board of Directors directly to facilitate their oversight of management and the company. They have also influenced our communications, which include detail on key elements of our corporate strategy, annual financial targets and an articulation of our broader approach to our capital allocation priorities. We are intentional about all the ways a stockholder may engage with us and our information, including our website, and we routinely post information related to our strategy, business, financial performance, and technology evolution.

In June 2025, we published our 2024 Sustainability Report. During the first quarter of fiscal 2026, we proactively distributed information related to our sustainability programming to our top 25 stockholders, representing approximately 64% of our outstanding shares. Information contained on or available through our website is not incorporated by reference in or made part of this proxy statement and any references to our website are intended to be inactive textual references only.

Recent governance changes

Board leadership and committee refreshment	Policies and charters
• Appointed independent Board Chair • Appointed new Audit Committee Chair • Refreshed composition of Audit Committee and Governance and Nominations Committee	Updated policies and charters to reflect alignment with good governance practices: • Principles of Corporate Governance • Charters of standing Board committees

Existing strong governance structure

• Eight of nine current directors are independent

• Separate Board Chair and CEO roles

• Independent Board Chair

• Code of Ethics for Directors

• Standing committees composed solely of independent directors

• Annual Board and committee self-assessments

• Market-standard proxy access bylaw and 10% of stockholders have the right to call a special meeting

• Majority voting in uncontested director elections

• Limits on annual non-employee director compensation

• Independent directors regularly meet without management present

2026 Proxy Statement 3

Voting roadmap

This section highlights selected information about the items to be voted on at the Annual Meeting. It does not contain all information that you should consider in deciding how to vote. You should read the entirety of this proxy statement carefully before voting.

Proposal

Elect director nominees

see page 5	The Board recommends a vote FOR each nominee

	Class	Independent	Director Since	Board Leadership / Committees
Joanne B. Olsen Former EVP Global Cloud Services & Support, Oracle Corporation	II		October 2018	• Compensation Committee (Chair) • Governance and Nominations Committee
Mary G. Puma Former President & CEO, Axcelis Technologies, Inc.	II		August 2023	• Audit Committee
Gary B. Smith CEO, Ciena Corporation	II		October 2000

Proposal

Ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2026

see page 27	The Board recommends a vote FOR this proposal

❖ Independent firm with reasonable fees and significant financial reporting expertise

❖ Audit Committee annually evaluates PricewaterhouseCoopers LLP ("PwC") and has determined that its appointment continues to be in the best interests of our stockholders

Proposal

Say-on-Pay: advisory vote on named executive officer compensation

see page 68	The Board recommends a vote FOR this proposal

❖ We employ core compensation principles and practices to promote pay for performance and alignment of executive and stockholder interests

❖ At last year’s annual meeting, approximately 94% of stockholder votes cast were in favor of our executive compensation program

❖ Our overall fiscal 2025 executive compensation was reasonable and appropriate in light of our strong business and financial performance

4 2026 Proxy Statement

Proposal No. 1

Election of Class II Directors

Overview

Our Board of Directors currently consists of nine directors divided into three classes. Each class of our Board of Directors serves a three-year term, and the terms of the classes are staggered. At the Annual Meeting, three directors will be elected to fill positions in Class II. Joanne B. Olsen, Mary G, Puma, and Gary B. Smith, each of whom is a current Class II director whose current term expires at the Annual Meeting, are nominees for election at the Annual Meeting. Each of the nominees for Class II, if elected, will serve for a three-year term expiring at the 2029 Annual Meeting, or until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, or removal from the Board. The nomination of these directors to stand for election at the Annual Meeting has been recommended by the Governance and Nominations Committee and approved by the Board of Directors.

Director qualifications

The Governance and Nominations Committee reviews candidates for service on the Board of Directors and recommends nominees for election to fill vacancies on the Board, including nomination for re-election of directors whose terms are due to expire. The Governance and Nominations Committee endeavors to identify, recruit and nominate candidates who possess a combination of wisdom, sound judgment, excellent business skills, maturity, and high integrity. In particular, the Governance and Nominations Committee seeks individuals with a record of accomplishment and senior leadership experience in their chosen fields who display the independence of mind and strength of character to be committed to representing the long-term interests of our stockholders, and the interests of other key stakeholders, including our customers, employees, business partners, and communities.

The Governance and Nominations Committee also seeks to ensure that the Board of Directors is composed of individuals with a broad range of backgrounds, who have complementary and differing skills sets, experiences, and relationships that align with Ciena's business and strategy. The Governance and Nominations Committee also sees the benefit of variety in terms of tenure and having a mix of individuals with a range of experience as a director, whether on Ciena’s Board or that of another company. This mix of background and experience includes ensuring that the Board includes individuals with experience or skills sufficient to meet the requirements of the various rules and regulations of The New York Stock Exchange (the "NYSE") and the SEC, such as the requirements to have a majority of independent directors, committees composed only of independent directors, and an audit committee financial expert. We also believe that having a range of perspectives represented on the Board strengthens Board oversight to the benefit of our stockholders. As required by the Governance and Nominations Committee Charter, the committee has developed and uses criteria for maintaining a balanced board of directors that possesses a mix of skills and characteristics, and it recommends criteria, establishes procedures for, and conducts an annual review of the Board, its committees, and directors, and reports to the Board on the results of the review.

In nominating candidates to fill vacancies created by the expiration of the term of a director, the Governance and Nominations Committee determines whether the incumbent director is willing to stand for re-election. If so, the Governance and Nominations Committee evaluates the director’s complementary experience, skills and relationships as described above in light of the current needs of the Board, as well as the incumbent director’s performance to determine suitability for continued service, taking into consideration, among other things, the director’s independence, the director's contributions to the Board, the value of the continuity of the director’s service, outside commitments in accordance with Ciena's overboarding policy, feedback from the Board's annual self-assessment and from stockholders, including the results of the stockholder vote at the most recent annual meeting, the director's attendance and participation at Board and committee meetings, and the director’s familiarity with Ciena’s markets, business and operations.

2026 Proxy Statement 5

Board composition – continuing directors and nominees

Skills and experience*	Connection between director skills and Ciena's business and strategy

Ciena's operations involve complex processes, a large global team, strategic planning, and risk management, and the leadership experience to understand, critically evaluate and oversee these operations are important for our directors, particularly as we scale our business.

Ciena's business involves complex financial management and financial reporting processes. We believe that strong oversight of financial reporting and internal controls is critical to our continued innovation and growth.

We believe that our efforts to push the pace of innovation and technology development are important competitive differentiators in our markets, and the Board oversees our innovation strategy and substantial research and development investments.

Our continued growth depends on the successful design and execution of our strategy, which is overseen by our Board. See "Board oversight of strategy" below for more information.

We have accessed the capital markets in the past and the Board regularly reviews our liquidity position, debt obligations, and anticipated cash and capital needs.

Ciena has operations and customers around the world, and understanding global business, international markets, transactions, and geopolitical developments, as well as the ability to oversee a complex and well-managed global supply chain, is important to our success.

We believe good governance and maintaining the highest ethical standards are essential to our long-term success, including appropriate understanding and oversight of risk. See "Board oversight of risk" below for more information.

Our success is ultimately rooted in our people. Board oversight of our human capital management strategy, compensation practices and succession planning is important to our ability to retain talent and attract the skills we need to execute our strategy, maintain our corporate culture and differentiate ourselves in the market for talent.

Customer relationships, marketing strategy, and the ability to drive value are critical to our growth and financial success in a market characterized by rapidly advancing technology, frequent introduction of new solutions, and aggressive selling efforts.

* Reflects number of directors with this skill

6 2026 Proxy Statement

Board tenure non-executive directors	Board statistics
0 to 10 years
10 to 20 years
20+ years

The above charts reflect information for our nominees and continuing directors, and skills that our Board believes are important to the oversight of Ciena. Annually, we ask each of our nominees and continuing directors to identify their skills, experience, and other characteristics. Each of the nominees has consented to serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election, declines to accept election, or is otherwise unavailable for election prior to our Annual Meeting, proxies solicited by our Board of Directors will be voted by the proxy holders for the election of any other person or persons as the Board of Directors may recommend, or our Board of Directors, at its option, may reduce the number of directors that constitute the entire Board of Directors.

2026 Proxy Statement 7

Information regarding nominees and continuing directors

Director nominees

Class II director nominees for terms expiring in 2029

Gary B. Smith
Director since October 2000 Age 65 Other public boards 1

Skills and qualifications

• As CEO of Ciena for over 20 years, provides the Board with leadership skills, industry experience and comprehensive knowledge of Ciena’s business, strategy, operations and financial position

• Unique experience successfully executing Ciena's strategy and scaling the business

• Over 30 years of experience in the telecommunications industry, during which time he has lived and worked on four continents, fostering global expertise and experience

• Global industry sales and marketing experience provide the Board an important perspective into Ciena’s markets and business and selling strategies

Other current board experience

• Planet Labs PBC (public)

Previous board experience

• Avaya, Inc.

• CommVault Systems, Inc.

Professional highlights

Mr. Smith joined Ciena in 1997 and has served as President and CEO since May 2001. Prior to his current role, his positions with Ciena included Chief Operating Officer and Senior Vice President, Worldwide Sales. Mr. Smith previously served as Vice President of Sales and Marketing for Intelsat S.A. and Cray Communications, Inc.

Mr. Smith serves on the Wake Forest University Entrepreneurship Advisory Council and participates in initiatives with the Center for Corporate Innovation.

Joanne B. Olsen
Director since October 2018 • Chair of Compensation Committee • Governance and Nominations Committee Age 67 Other public boards 2

Skills and qualifications

• Significant industry experience and knowledge of cloud infrastructure applications

• Senior leadership experience with large, multinational technology companies

• Global business experience and insight into doing business in key international markets

• Executive management experience across a range of sales, services and alliances

• Experience as a director of public technology companies

Other current board experience

• Teradata Corporation (public)

• Keysight Technologies, Inc. (public)

Professional highlights

Ms. Olsen previously served as Executive Vice President of Global Cloud Services and Support at Oracle Corporation ("Oracle") from 2016 until her retirement in August 2017. In that role, she drove Oracle’s cloud transformation services and support strategy, partnering with leaders across all business units. Ms. Olsen previously served as Senior Vice President and leader of Oracle’s applications sales, alliances, and consulting organizations in North America from 2012 through 2016, and from 2010 through 2012 served in various general management positions at Oracle. Ms. Olsen began her career with International Business Machines Corp (IBM), where, between 1979 and 2010, she held a variety of executive management positions across sales, global financing and hardware.

8 2026 Proxy Statement

Mary G. Puma
Director since August 2023 • Audit Committee Age 68 Other public boards 3

Skills and qualifications

• Prior service as a CEO of a company in the semiconductor supply industry provides the Board with a high level of expertise and experience in the operations of a global supply company

• Provides the Board with strategic insights across a range of corporate functions

• Previous management and oversight experience relating to sales, marketing, research and development, supply chain management and manufacturing

• Experience in global business transactions, risk management, and a business-oriented approach to resolving operational challenges

• Public company director experience

Other current board experience

• Allegro Microsystems, Inc. (public)

• Penguin Solutions, Inc. (formerly SMART Global Holdings, Inc.) (public)

• Entegris, Inc. (public)

Previous board experience

• Axcelis Technologies, Inc.

• Nordson Corporation

• Apogent Technologies, Inc.

Professional highlights

Ms. Puma served as Executive Chairperson of the board of directors of Axcelis Technologies, Inc. ("Axcelis"), a publicly traded company engaged in the supply of capital equipment for the semiconductor chip manufacturing industry, from May 2023 to May 2024. Ms. Puma previously served at Axcelis as President and CEO from January 2002 to May 2023, as President and Chief Operating Officer from July 2000 to January 2002, and as Chairperson of the Board from 2005 to 2015. In 1998, Ms. Puma became General Manager and Vice President of Axcelis’s predecessor, the Implant Systems Division of Eaton Corporation. Prior to joining Eaton Corporation in 1996, Ms. Puma spent 15 years in various marketing and general management positions at General Electric Company (GE). She also served for 20 years on the board of directors of SEMI, a global industry association serving the manufacturing supply chain for the micro- and nano-electronics industries, where she has served as Chairperson of the Board from December 2022 to May 2025. Ms. Puma holds a Bachelor of Arts degree in economics from Tufts University and a Master of Science degree from the MIT Sloan School of Management.

2026 Proxy Statement 9

Continuing directors

Class III directors with terms expiring in 2027

Hassan M. Ahmed, Ph.D.
Director since June 2020 • Compensation Committee • Governance and Nominations Committee Age 68 Other public boards 0

Skills and qualifications

• Prior service as a CEO of a technology company in an adjacent space provides the Board with a high level of expertise and experience in our industry

• Provides the Board with strategic insights across a range of corporate functions

• Previous management and oversight experience within the industry

• Significant industry knowledge and expertise in NFV solutions

Other current board experience

• Avesha Inc. (private)

• Oxefit, Inc. (private)

Previous board experience

• Affirmed Networks, Inc., Chairman

• Founder SPAC, Executive Chairman

• KINS Technology Group, Inc.

• Vesper Technologies, Inc.

• Sway AI Inc., Executive Chairman

Professional highlights

Dr. Ahmed served as Executive Chairman and CEO of Sway AI, Inc., a provider of AI technologies and services, from March 2021 to April 2025 and served as Executive Chairman of Founder SPAC, a special purpose acquisition company, from March 2021 until its merger with software company Rubicon Technologies, LLC in August 2022. He previously served as Chairman of the board of directors and CEO of Affirmed Networks, Inc., a provider of virtualized, cloud-native mobile network solutions, which was acquired by Microsoft in April 2020. Before founding Affirmed Networks in 2010, he was a senior advisor at Charles River Ventures, LLC. From 1998 to 2008, Dr. Ahmed served as Chairman and CEO of Sonus Networks, Inc. Prior to that time, he served in various executive roles at Ascend Communications, Inc., Cascade Communications Corporation and Analog Devices, Inc. He also served as President and founder of WaveAccess, Inc. and founded and served as director of the VLSI Systems Group of Codex Corporation. Dr. Ahmed previously served as Associate Professor of Electrical, Computer and Systems Engineering and Associate Professor of Finance at Boston University.

T. Michael Nevens
Director since February 2014 • Audit Committee Age 76 Other public boards 1

Skills and qualifications

• Substantial experience with and exposure to a wide variety of companies and their corporate strategies, both as a private equity adviser and management consultant, provides the Board with expertise in the areas of strategic and long-term business planning and competitive strategy

• Provides the Board with insight on public policy and geopolitical dynamics

• Provides the Board with insight on corporate governance changes affecting public companies

• Experience as a director of other global, high technology companies

Other current board experience

• NetApp, Inc., Chairman (public)

Previous board experience

• Altera Corporation

• Longbow Security, Inc. (previously TalonX, Inc.)

Professional highlights

Mr. Nevens has served as senior adviser to Permira Advisers, LLC, an international private equity fund, since 2006, and as an emeritus senior advisor since January 2023. From 1980 to 2002, Mr. Nevens held various leadership positions at McKinsey & Co. Inc., most recently as a director (senior partner) and as managing partner of the firm’s Global Technology Practice. He also served on the board of the McKinsey Global Institute, which conducts research on economic and policy issues. Mr. Nevens has been an adjunct professor of Corporate Governance and Strategy at the Mendoza College of Business at the University of Notre Dame.

10 2026 Proxy Statement

Bruce L. Claflin
Director since August 2006 • Audit Committee • Compensation Committee Age 74 Other public boards 1

Skills and qualifications

• Prior service as a CEO of a technology company in an adjacent semiconductor industry provides the Board with a high level of expertise and experience in the operations of a global, high technology company

• Provides the Board with strategic insights across a range of corporate functions

• Previous management and oversight experience relating to sales, marketing, research and development, supply chain management and manufacturing

• Experience in global business transactions, risk management, executive compensation and a business-oriented approach to resolving operational challenges

• Experience as a director of public technology companies

• Prior service as a fellow on the National Association of Corporate Directors

Other current board experience

• IDEXX Laboratories, Inc., Audit Committee, Compensation and Talent Committee (public)

Previous board experience

• Advanced Micro Devices, Inc. (AMD)

Professional highlights

Mr. Claflin served as President and CEO of 3Com Corporation ("3Com"), a manufacturer of computer network products, from January 2001 until his retirement in February 2006. Mr. Claflin joined 3Com as President and Chief Operating Officer in August 1998. Prior to 3Com, Mr. Claflin served as Senior Vice President and General Manager, Sales and Marketing, for Digital Equipment Corporation. Mr. Claflin also worked for 22 years at International Business Machines Corp (IBM), where he held various sales, marketing and management positions, including general manager of IBM PC Company’s worldwide research and development, product and brand management, as well as president of IBM PC Company Americas.

Patrick T. Gallagher
Director since May 2009 • Compensation Committee • Chair of Governance and Nominations Committee Age 71 Other public boards 1

Skills and qualifications

• Extensive global business experience provides the Board with expertise and an important perspective regarding international transactions and markets

• Experience as a senior executive of major European telecommunications service providers offers the Board insight into carrier customer perspectives as well as industry opportunities, marketing and sales strategies and operational challenges outside of the United States

• Industry knowledge and prior management expertise provide the Board with significant industry knowledge and expertise in submarine and wireless network applications and strategic growth market opportunities for Ciena

• Experience as a public company director in both the United States and Europe provides strong background as Chair of the Governance and Nominations Committee

Other current board experience

• Harmonic, Inc., Chairman (public)

• Mirabeau SAS, Chairman (private)

Previous board experience

• Intercloud SAS

Professional highlights

Since October 2007, Mr. Gallagher has served on the board of Harmonic Inc., a publicly traded company and global provider of high-performance video solutions to the broadcast, cable, telecommunications and managed service provider sectors, and since October 2013 has served as its Chairman. Mr. Gallagher has served as Chairman of privately held Mirabeau SAS, a French wine producer, since August 2019. From January 2014 until January 2022, Mr. Gallagher served as Chairman of privately-held Intercloud SAS, an international software defined cloud interconnect company. Previously, from March 2008 until April 2012, Mr. Gallagher served as Chairman of Ubiquisys Ltd., from January 2008 until February 2009, Mr. Gallagher served as Chairman of Macro 4 Ltd., and from May 2006 until March 2008, he served as Vice Chairman of Golden Telecom Inc. From 2003 until 2006, Mr. Gallagher was Executive Vice Chairman and served as CEO of FLAG Telecom Group Ltd. and, prior to that role, he held various senior management positions at BT Group plc.

2026 Proxy Statement 11

Class I directors with terms expiring in 2028

Lawton W. Fitt
Director since November 2000 • Chair of the Board • Governance and Nominations Committee Age 72 Other public boards 2

Skills and qualifications

• Substantial investment banking experience and expertise in structuring and negotiating acquisition and financing transactions

• Sophisticated understanding of financial and capital markets

• Significant experience in the areas of raising capital, financial oversight and enterprise risk analysis

• Executive management experience

• Service as a director, chairperson, lead independent director, and committee chair of other public companies

Other current board experience

• The Carlyle Group Inc. (public)

• The Progressive Corporation, Chairperson (public)

Previous board experience

• ARM Holdings PLC

• Micro Focus International PLC

• Thomson Reuters Corporation

Professional highlights

Ms. Fitt previously served as Director of the Royal Academy of Arts in London from October 2002 to March 2005. From 1979 to October 2002, Ms. Fitt was an investment banker with Goldman Sachs & Co., where she was a partner from 1994 to October 2002. Ms. Fitt also serves as a director or trustee of several non-profit organizations.

Devinder Kumar
Director since August 2019 • Chair of Audit Committee Age 70 Other public boards 1

Skills and qualifications

• Prior service as a CFO of a technology company in an adjacent semiconductor industry provides the Board with a high level of expertise and experience in the operations of a global, high technology company, and in scaling a business

• Strong financial and accounting background including as Chief Financial Officer of a public company

• Brings a strong financial background to his service as Chair of the Audit Committee

• Senior leadership experience managing a global finance organization, treasury, global corporate services and facilities

• Global experience with a multinational organization, including time spent in Asia

• More than 40 years in the technology industry

Other current board experience

• Sandisk Corporation, Chair of Audit Committee (public)

Professional highlights

Mr. Kumar served as Executive Vice President and CFO of Advanced Micro Devices, Inc. ("AMD"), a global semiconductor company, for ten years from 2013 to January 2023, as Treasurer for eight years from 2015 to January 2023, and as Corporate Controller for eleven years from 2001 to 2012. He has significant global experience, including spending ten years in Asia working for AMD's manufacturing services group across Malaysia, China, Singapore, and Thailand. He retired from AMD in April 2023. Mr. Kumar has a Bachelor of Science degree in ecology from the University of Malaya, Malaysia, a Master of Arts degree in biology from the University of California, Santa Barbara, and an MBA in finance from the University of California, Los Angeles.

Proposal No. 1 — Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR the election of the three Class II nominees listed above

12 2026 Proxy Statement

Corporate governance and the Board of Directors

Ciena has adopted a number of policies and practices that highlight our commitment to sound corporate governance principles. We maintain a corporate governance page on our website that includes additional related information, as well as governance documents such as our bylaws, codes of conduct, Principles of Corporate Governance, and the charters for each of the standing committees of the Board of Directors. This information and documentation can be found on the "Corporate Responsibility – Governance Documents" page of the "Investors" section of our website at www.ciena.com.

Independent directors

In accordance with the current NYSE listing standards, the Board of Directors, on an annual basis, affirmatively determines the independence of each director or nominee for election as a director. The Board of Directors has determined that, with the exception of Dr. Nettles, who was an employee and executive officer of Ciena until he retired following the 2025 annual meeting of stockholders, and Mr. Smith, who is an employee and executive officer of Ciena, all of its members during fiscal 2025 are "independent directors," using the definition of that term in the NYSE Listed Company Manual. Also, as more fully described below, all members of the Board’s standing Audit, Compensation and Governance and Nominations Committees are independent directors, and all members of the Board’s standing Audit and Compensation Committees are independent directors in accordance with the additional listing standards applicable to those committees.

Communicating with the Board of Directors

The Board of Directors has adopted a procedure for receiving and addressing communications from all interested parties, including Ciena’s stockholders. Interested parties may send written communications to the entire Board of Directors (or any committee thereof), Ciena’s Chair of the Board of Directors, or all of the independent directors serving on the Board, by addressing communications to:

Ciena Corporation

7035 Ridge Road

Hanover, Maryland 21076

Attention: Corporate Secretary

Please address any communication by e-mail to ir@ciena.com with "Attention: Corporate Secretary" in the subject line.

Our Corporate Secretary and our General Counsel determine, in their discretion, whether the nature of the communication is such that it should be brought to the attention of the Board of Directors or a committee thereof, the Chair of the Board of Directors, or all of the independent directors. As a general matter, the Corporate Secretary does not forward spam, junk mail, mass mailings, job inquiries, surveys, business solicitations or advertisements, or offensive or inappropriate material.

2026 Proxy Statement 13

Principles of Corporate Governance, Bylaws, and other governance documents

The Board of Directors has adopted Principles of Corporate Governance and other corporate governance policies that supplement certain provisions of our bylaws and relate to the composition, structure, interaction and operation of the Board of Directors. Copies of our Principles of Corporate Governance, bylaws, stock ownership guidelines and other governance documents can be found on the "Corporate Responsibility – Governance Documents" page of the "Investors" section of our website at www.ciena.com. You should review these documents for a complete understanding of these corporate governance practices, but some of the key elements of our strong governance policies and practices are summarized below:

❖

Majority vote standard

in uncontested director elections with a mandatory resignation policy that requires incumbent directors and nominees to submit an irrevocable resignation that becomes effective upon the failure to receive a majority vote and the Board’s acceptance of the resignation

		❖	Stock ownership guidelines require our executive officers and non-employee directors to hold shares as follows:
			Position	Stock Ownership Requirement
❖

"Overboarding" and service on other boards

all directors are in compliance with our "overboarding policy," which limits directors to service on three other public company boards for directors not serving as an executive officer of a public company, and one other public company for a director serving as an executive officer of a public company; in addition, our Governance and Nominations Committee annually reviews and evaluates director time commitments, outside board service, and leadership roles on other boards, including when making recommendations regarding leadership roles for our Board

			CEO Executive Chair Executive Officers Non-Employee Directors	5x base salary 5x base salary 2x base salary 5x cash retainer

		❖	Prohibition against pledging Ciena securities and hedging transactions for all employees and directors, in accordance with Ciena’s Insider Trading Policy
❖

Changes affecting independence

including a change to a director’s principal occupation or giving rise to an interlocking directorate, require the director to tender resignation and the Board to consider whether to accept the director’s resignation

		❖	Term limit for directors elected to fill vacancies from the period from election by the Board until the first annual meeting following election
❖

Independent Board Chair

drives accountability at the Board level, facilitates the Board's oversight of management and our long-term strategy and business initiatives and serves as a liaison between management and independent directors

❖

No term limits or mandatory retirement age

to allow the skill set and perspectives of the Board’s members to remain sufficiently current and broad in dealing with current and changing business dynamics

		❖	Executive sessions of independent directors meet regularly without employee-directors or other executive officers present
❖

Strong stockholder rights, including proxy access and the ability of stockholders to call special meetings provision in our bylaws by which eligible stockholders may nominate director candidates for inclusion in our proxy statement and proxy card, and stockholders comprising 10% of our outstanding shares have the right to call a special meeting

❖ ❖

Outside advisors and consultants

may be retained by the Board or its committees at their discretion and at Ciena’s expense, without consent of management

Clawback policy

complies with applicable NYSE listing standards, and we also include broader clawback provisions in our 2017 Plan

❖	Robust annual assessment process to address refreshment and ensure that our Board and its committees are performing effectively and in the best interests of Ciena and its stockholders

Insider Trading Policy

We maintain an insider trading policy that applies to and governs the purchase, sale, and other dispositions of our securities by officers, directors and all employees, temporary employees, consultants, and contractors. We believe that our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and applicable NYSE listing standards, and helps protect our reputation for integrity and ethical conduct. The insider trading policy prohibits insider trading, tipping and pledging shares, trading put or call options, engaging in short sales, and hedging transactions involving Ciena’s securities. A copy of our insider trading policy was filed as Exhibit 19.1 to our 2025 Form 10-K. In addition, we also maintain a long-standing separate policy governing the ability of Ciena officers, directors and employees to enter into a pre-arranged trading plan pursuant to Rule 10b5-1 of the Exchange Act. It is Ciena's practice to comply with all applicable securities and state laws (including appropriate approvals by the Board or appropriate committee, if required) when engaging in transactions in Ciena's securities.

14 2026 Proxy Statement

Codes of ethics

Code of Business Conduct and Ethics

We maintain a Code of Business Conduct and Ethics that sets standards of conduct for all of Ciena’s directors, officers and employees. The Code of Business Conduct and Ethics reflects Ciena’s policy of dealing with all persons, including our customers, business partners, employees, investors, and suppliers, with honesty and integrity. All employees are required to complete training on our Code of Business Conduct and Ethics, and we conduct recurring employee affirmations with respect to our Code of Business Conduct and Ethics and periodic training and communication related to specific topics contained therein.

Code of Ethics for Directors

We maintain a Code of Ethics for Directors, which supplements the obligations of directors under the Code of Business Conduct and Ethics and sets additional standards of conduct for our directors. The Code of Ethics for Directors outlines responsibilities of our directors with respect to their fiduciary duties, conflicts of interest, treatment of confidential Ciena information, communications and other compliance matters.

Code of Ethics for Senior Financial Officers

In accordance with the Sarbanes-Oxley Act of 2002, we maintain a Code of Ethics for Senior Financial Officers that specifically applies to Ciena’s CEO, CFO, and Controller. Its purpose is to deter wrongdoing and to promote honest and ethical conduct, and compliance with the law, particularly as it relates to the maintenance of Ciena’s financial records and the preparation of financial statements filed with the SEC. We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Ethics for Senior Financial Officers by posting such information on our website at www.ciena.com.

Each of these documents can be found on the "Corporate Responsibility – Governance Documents" page of the "Investors" section of our website at www.ciena.com. Copies of these documents may also be obtained without charge by writing to: Ciena Corporation, 7035 Ridge Road, Hanover, Maryland 21076, Attention: Corporate Secretary.

Board leadership structure

Separation of Chair and CEO roles

Although the Board of Directors does not have a formal policy on separation of the roles of CEO and Chair, Ciena has kept these positions separate since 2001. In fiscal 2025, in connection with the announced retirement of Dr. Nettles, our Executive Chair, the Board appointed Ms. Fitt as its independent Chair. The Board determined that the appointment of an independent Chair, in addition to reaffirming and strengthening the separation of power between the CEO and the rest of the Board, would further support our efforts to drive stockholder value by strengthening the independent oversight of strategy and risk, and ensuring that key strategic decisions made by senior management are reviewed by an independent Chair-led Board. Separating the Chair and CEO roles and having an independent Chair allows us to efficiently design, implement, and oversee corporate strategy that is consistent with the Board’s oversight role, while facilitating strong day-to-day executive leadership and execution.

The Board of Directors believes that its leadership structure is appropriate for Ciena. Through the appointment of an independent Chair, the independence of the Board’s committees, and the regular use of executive sessions of the independent directors, the Board is able to maintain independent oversight of our business strategy, annual operating plan, enterprise risk, and other corporate activities. These features ensure candor and a robust discussion of issues that are important to Ciena and its stockholders.

Board oversight of strategy

The Board of Directors believes that it is important to be deeply involved in overseeing and reviewing Ciena’s short- and long-term strategy. While management develops Ciena's strategic plans, the Board works closely with management to provide oversight and review of Ciena’s long-term strategic plan, annual operating plan, and strategy. The Board actively engages with management on the strategic plan, including routinely providing feedback, testing assumptions, and holding management accountable for management and the Company’s performance in accordance with the strategic plan. It also oversees Ciena's approach toward sustainability, ensuring its alignment with the long-term strategic plan and its design to grow business and stockholder value.

Because employee engagement, development, motivation, and retention are critical elements of our strategy, the Board annually reviews our "people strategy," a comprehensive overview of our human capital management practices, including compensation, benefits, wellness, growth and development opportunities, and inclusion and culture. Our full Board of Directors regularly reviews and has responsibility for corporate development activities including potential mergers and acquisitions and other strategic transactions. Strategy-related matters are discussed regularly at Board meetings, as well as at the committee level when appropriate. Such matters include:

❖ Long-term financial targets

❖ Three-year strategic plan and strategic scorecard

❖ Annual operating plan

2026 Proxy Statement 15

❖ Key functional strategic initiatives

❖ Corporate development and strategic transactions

❖ Capital structure and capital allocation priorities

❖ Alignment of executive compensation with strategic and operating goals

❖ Human capital, talent management strategy and succession planning

While the Board and its committees oversee strategic planning, Ciena's management is responsible for executing on its business strategy. The Board believes that oversight and monitoring of strategy is a continuous process which is key to Ciena's long-term success. Among other things, the Board engages in the following activities to ensure oversight:

❖ The Board receives regular updates from and actively engages with Ciena's Chief Strategy Officer, other members of its executive team as well as leaders from various business functions.

❖ At least annually, the Board reviews Ciena's long-term strategic plan, annual operating plan, and budget. The Board also receives regular updates on these topics throughout the year and regularly engages on related topics with each standing Committee.

❖ As part of its annual review, the Board considers how its delegation of oversight to committees aligns with Ciena's strategy and evaluates whether the Board or a committee, or a multi-disciplinary approach, is appropriate given strategic direction and oversight considerations.

❖ At least annually, the Board conducts a formal review of Ciena's succession planning program, covering Ciena's leadership framework, talent and talent development across the company, and succession planning for the CEO, executive team, and other critical roles.

❖ Throughout the year and as part of a continuous process, the Board reviews and discusses matters related to Ciena's strategy with the executive team to ensure alignment with and progress toward strategic goals. The Board is focused on ensuring that business activities align with the plan and goals.

❖ The Board regularly receives updates on progress against particular objectives and imperatives detailed in Ciena's strategy.

❖ The Board and its committees regularly review global economic, geopolitical, market, industry, legal, and regulatory developments and trends.

❖ The Board regularly receives updates addressing Ciena's current markets and market expansion opportunities, key customers or segments, technological developments, and developments involving Ciena's competitors.

❖ To help reinforce industry and business knowledge, the Board periodically visits Ciena facilities, including research and development centers and labs, and receives presentations from business leaders and technologists on areas such as product development and strategy execution roadmaps. In addition, the Board is committed to education and reviewing recent trends, and routinely consults with management, legal counsel, and other advisors to keep the Board abreast of developments that may affect elements of the strategic plan.

Board oversight of risk

The Board of Directors believes that risk management is an important part of establishing, assessing, and overseeing Ciena’s business strategy. The Board, as a whole, oversees enterprise risk management. At the committee level, each committee has specific oversight responsibility relating to risks that could affect our corporate strategy, business objectives, compliance, operations and financial condition, performance, and reputation. The Board focuses its oversight on the most significant risks facing Ciena through an enterprise risk management process as well as other processes to identify, prioritize, assess, manage and mitigate those risks, including areas such as:

❖ Strategic, financial, and operational risk

❖ Compliance, legal, regulatory, and geopolitical risk

❖ Cybersecurity, enterprise and product security, AI, and business continuity

❖ Financial reporting and internal controls

❖ Corporate governance and compensation practices

❖ Human capital management and talent retention

16 2026 Proxy Statement

The Board annually reviews and considers Ciena’s long-term strategic plan, its annual financial and operating plan, and periodically assesses enterprise risk management holistically and through a multi-layered process at the Board and committee levels. The Board and its committees receive regular reports from members of senior management on areas of material risk to Ciena, including strategic, operational, financial, information and cybersecurity, compliance, legal and regulatory risks. While the Board has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on Ciena.

The Board’s leadership structure, with separate independent Chair and CEO roles, independent Board committees with strong chairs, the active participation of committees in the oversight of risk, and open communication with management, supports the risk oversight function of the Board. Each standing committee of the Board has risk oversight responsibilities and provides regular reports to the Board on at least a quarterly basis, as more fully described below under "Composition and Meetings of the Board of Directors and its Committees."

For more detail on the risk oversight responsibilities of each of our standing Board Committees, please see the descriptions of the responsibilities of each of the Board Committees below.

Cybersecurity and data privacy

As part of our Board of Directors’ oversight of risk management, the Board devotes time and attention to cybersecurity-related risks. The Audit Committee is responsible for overseeing cybersecurity, data privacy and information technology-related programs, policies and other efforts to manage or mitigate cybersecurity risks. As part of its standing agenda, the Audit Committee receives quarterly updates on cybersecurity risks and initiatives from our Chief Information Security Officer (the “CISO”). These updates have included reviews of our cybersecurity risk management efforts, including the development of relevant processes and policies, the implementation of technologies and systems, or use of third-party partners to safeguard our information systems, the conduct of education and training initiatives with employees and business partners, and incident response preparedness, including simulations and tabletop exercises. The Audit Committee regularly updates the Board of Directors on such matters. Separately, and in addition to such quarterly reporting, our Board of Directors also receives an annual update from our CISO on information and cybersecurity risks and related initiatives. These Board updates have included briefings from our CISO, as well as external counsel and third-party security advisors, which have included continuing education sessions and independent assessments, as our Board of Directors seeks to enhance its understanding of cybersecurity risk, leading practices and an evolving cyber threat landscape. Additional information regarding our cybersecurity governance, risk management and strategy is available in our 2025 Form 10-K.

Board education

Ciena provides a robust onboarding process for new members of our Board of Directors and comprehensive ongoing education and awareness communications for all Board members on key matters throughout the year. These include regular sessions with both internal and external advisors and subject matter experts. Through these sessions, the Board and its Committees receive regular updates on key corporate governance and compliance topics, evolving regulations or stockholder expectations, and leading practices. Our Governance and Nominations Committee regularly considers its continuing education practices, including key topics and various methods for providing such education to the Board. As a result of this review, the Board has previously augmented its regular education practices and conducted continuing education sessions focused on cybersecurity risk, climate risk and reporting, and generative artificial intelligence. These topics have included subject matter exploration, an understanding of potential impact on or application in our business, and our related governance practices. These sessions help shape the Board’s oversight of strategy and evaluate management’s risk analysis and mitigation efforts. At the request of the Governance and Nominations Committee, these sessions were conducted by members of senior management with responsibility for such programs as well as outside subject matter experts as appropriate. During fiscal 2025, all of Ciena’s directors were enrolled as members of the National Association of Corporate Directors (NACD) with access to its resources and programming, including with respect to director education.

2026 Proxy Statement 17

Composition and meetings of the Board of Directors and its Committees

The table below details the composition of Ciena’s standing Board committees as of the end of fiscal 2025 and the number of Board and committee meetings held during fiscal 2025. Mr. Smith does not serve on standing committees of the Board of Directors.

Name	Class	Principal Occupation	Independent	Committee Memberships			Other Current Public Boards
				AC	CC	GNC
Hassan M. Ahmed, Ph.D.	III (2027)	Former Executive Chairman and CEO, Sway AI, Inc.			❖	❖	0
Bruce L. Claflin	III (2027)	Former CEO, 3Com Corporation		❖	❖		1
Lawton W. Fitt	I (2028)	Chairperson, The Progressive Corporation				❖	2
Patrick T. Gallagher	III (2027)	Chairman, Harmonic, Inc.			❖	❖	1
Devinder Kumar	I (2028)	Former EVP, CFO and Treasurer, Advanced Micro Devices, Inc.		❖			1
T. Michael Nevens	III (2027)	Emeritus Senior Advisor, Permira Advisors, LLC		❖			1
Joanne B. Olsen	II (2029)	Former EVP Global Cloud Services & Support, Oracle Corporation			❖	❖	2
Mary G. Puma	II (2029)	Former President & CEO, Axcelis Technologies, Inc.		❖			3
Gary B. Smith	II (2029)	CEO, Ciena Corporation					0
Fiscal 2025 Meetings			Board: 11	8	8	5

❖ Chair

Each of our directors attended at least 75% of the total number of meetings of the Board of Directors and the committees on which they served during fiscal 2025. Ciena encourages, but does not require, members of the Board of Directors to attend the Annual Meeting, and eight of Ciena’s nine directors participated in the virtual Annual Meeting last year. Each of our directors is in compliance with our overboarding limitations contained in our Principles of Corporate Governance.

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Governance and Nominations Committee. Each committee meets regularly and has a written charter that can be found on the "Corporate Responsibility – Governance Documents" page of the "Investors" section of our website at www.ciena.com. At each regularly scheduled Board meeting, the Chair or a member of each committee reports on any significant matters addressed by the committee.

18 2026 Proxy Statement

Audit Committee
Chair	Members
Devinder Kumar* * prior to January 1, 2025, Lawton W. Fitt served as Audit Committee Chair	Bruce L. Claflin T. Michael Nevens Mary G. Puma
Qualifications, as determined by the Board:
•	"Is a separately designated standing audit committee" in accordance with Section 3(a)(58)(A) of the Exchange Act
•	Each member meets both the independence criteria established by the SEC under Rule 10A-3 under the Exchange Act and qualifies under the general independence standards of the NYSE
•	Each member is financially literate
•

Each of Mr. Claflin, Ms. Fitt, Mr. Kumar, and Ms. Puma is an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K of the Exchange Act and each member qualifies as an independent director under the NYSE listing standards for purposes of audit committee service

Among its responsibilities, the committee:
•	Appoints and establishes the compensation for Ciena’s independent registered public accounting firm
•	Approves in advance all engagements with Ciena’s independent registered public accounting firm to perform audit and non-audit services
•	Oversees financial reporting and accounting processes of Ciena, including the adequacy of its internal controls over financial reporting
•	Reviews and approves Ciena’s critical accounting policies and matters
•	Discusses audit plans and reviews results of audit engagements with Ciena’s independent registered public accounting firm
•	Obtains and reviews a report of Ciena’s independent registered public accounting firm describing certain matters required by the NYSE listing standards
•	Reviews the independence of Ciena’s independent registered public accounting firm
•	Oversees Ciena’s internal audit function
•	Where it determines to do so, makes recommendations to the Board of Directors with respect to rotation of the lead engagement partner of the independent registered public accounting firm
•	Assists the Board in evaluating, and reviews with management, Ciena’s capital structure and strategy, including management’s recommendations regarding cash position, leverage and capital needs
•

Reviews and makes recommendations to the Board regarding capital allocation priorities, including stock repurchase programs, proposed capital market and financing transactions, financing arrangements with business partners in excess of management’s authorization

•	Reviews, considers and approves, if necessary, any related person transactions in accordance with our Policy on Related Person Transactions and applicable NYSE rules
Ciena’s independent registered public accounting firm and internal audit department report directly to the Audit Committee
Risk oversight
Oversee management of financial risks associated with:
•	accounting matters
•	liquidity and credit
•	corporate tax positions
•	insurance coverage
•	cash investment strategy
•	financial results

Oversee financial and business process systems

Oversee management of risks relating to the performance of Ciena’s internal audit function and its independent registered public accounting firm

Oversee whistleblower complaints and internal investigations

Oversee policies and authorizations to management related to investments, financing transactions, and the use of derivatives, hedging, and interest rate swaps

Oversee and review with management, Ciena’s methodology and approach to enterprise risk management

Oversee Ciena’s systems of internal controls and disclosure controls and procedures

Oversee IT risk management, cybersecurity matters and data privacy and receive quarterly updates from members of senior management on information security risks

Assess with management and independent auditors significant non-financial risks and legal and regulatory matters

2026 Proxy Statement 19

Governance and Nominations Committee
Chair	Members
Patrick T. Gallagher	Hassan M. Ahmed, Ph.D. Lawton W. Fitt Joanne B. Olsen
Qualifications, as determined by the Board:
•	The members of the Governance and Nominations Committee all qualify under the general independence standards of the NYSE
Among its responsibilities, the committee:
•	Reviews, develops and makes recommendations regarding various governance matters related to the Board of Directors, including its size, composition, standing committees and practices
•	Establishes and maintains a balanced board of directors representing a mix of skills, perspectives and backgrounds
•

Takes reasonable steps to include diverse candidates with respect to gender, ethnicity, race, nationality and age in the context of the needs of the Board of Directors in the pool of potential board nominee candidates

•	Reviews and implements corporate governance policies, practices and procedures
•	Conducts an annual review of the performance and effectiveness of the Board of Directors, its standing committees, and its individual members
•	Makes recommendations to the Board of Directors regarding the composition and independence of its non-employee members
•	Reviews the leadership structure of the Board of Directors
•	Provides oversight and direction for our compliance and ethics program and stockholder engagement related to our sustainability practices
•	Reviews and assesses the allocation of responsibility of risk oversight among the Board of Directors and each of its standing committees
•

Oversees Ciena’s executive management level Sustainability Leadership Committee, including the execution of our sustainability strategy and programming, the development and monitoring of goals and the adequacy and accuracy of our related data

The committee considers recommendations for nomination from other sources and interested parties, including Ciena’s officers, directors and stockholders. When appropriate, the Governance and Nominations Committee may retain executive recruitment firms to assist in identifying suitable candidates. In considering these recommendations, the committee:

•	Applies the standards described in "Director Qualifications" above
•	Considers the current size and composition of the Board
•	Considers the needs of the Board and its committees
Risk oversight Oversee management of risks associated with:
•	corporate governance practices
•	director independence
•	Board composition
•	Board performance
•	annual assessment of Board effectiveness
•	compliance and ethics program
•	sustainability
Review and assess allocation of responsibility for risk oversight among the Board and its standing committees

20 2026 Proxy Statement

Compensation Committee
Chair	Members
Joanne B. Olsen	Hassan M. Ahmed, Ph.D. Bruce L. Claflin Patrick T. Gallagher
Qualifications, as determined by the Board:
•	The members of the Compensation Committee qualify as "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act
•	The members are independent directors under the NYSE listing standards for purposes of compensation committee service
Among its responsibilities, the committee:
•	Has authority and oversight relating to the development of Ciena’s overall compensation strategy and programs
•	Establishes our compensation philosophy and policies
•	Oversees compensation plans for our executive officers and non-executive employees
•	Has oversight responsibility for the compensation program for Ciena’s non-employee directors
•	Oversees policies and procedures relating to the recoupment and recovery of erroneously-paid executive compensation as a result of material non-compliance with financial reporting requirements
•	Receives information and advice from its compensation consultant, as described below
•	Reviews and has final authority to approve and make decisions with respect to the compensation of our executive officers
In determining compensation of our executive officers, the committee:
•	Annually evaluates the performance of our CEO and our Executive Chair
•	Considers evaluations by or recommendations from our CEO regarding our other executive officers

The Board has delegated limited authority to our CEO and certain other officers to make equity awards to employees who are not part of the executive leadership team, within certain parameters and guidelines related to the size, terms and conditions of such awards. The Compensation Committee regularly reviews quarterly and year-to-date grant activity pursuant to this delegated authority.

Risk oversight Oversee management of risks associated with:
•	executive compensation
•	overall compensation and benefit strategies
•	compensation and benefit plans and arrangements
•	compensation practices and policies
•	Board of Directors’ compensation
•	overall workforce planning and strategy
•	attraction and retention
•	talent management
•	recoupment and recovery of erroneously-paid executive compensation

2026 Proxy Statement 21

Our approach to sustainability

Our sustainability strategy and program is designed to drive business and stockholder value, advance our overall strategy, and create competitive differentiation and advantage with our most important stakeholders, including our customers, employees and investors. Through our strategy, we work to develop products that lessen the environmental impacts of networks across the globe, create a work environment where people feel engaged and valued, invest in meaningful social impact in our communities, and maintain good corporate governance and security practices. Our sustainability strategy and programming are focused on the aspirations and pillars below, which are underpinned and supported by a strong foundation of leadership oversight, transparent reporting, impactful goals, and strong stakeholder engagement. More information about our sustainability programming, can be found in our latest Sustainability Report and in the "About Ciena" section of our website www.ciena.com

Our sustainability aspirations
Enable more sustainable networks and reduce value chain emissions	Be a place where people can build a meaningful career	Serve as a force for good in our communities	Act as a trusted supplier of choice
Our sustainability pillars
Delivering sustainable networks and operations	Helping our people thrive	Positively impacting communities	Maintaining strong governance and security practices
• Advancing sustainable innovation in network design • Progressing circular practices • Enabling sustainable operations	• Supporting the holistic well-being of our people • Inspiring growth and providing opportunities to flourish • Fostering a culture of inclusion and belonging	• Promoting digital inclusion and providing greater opportunities for underserved students • Amplifying our people's and customers' passions for giving back	• Conducting our business with integrity and promoting ethical practices • Advancing secure practices in our production and operations • Working with responsible suppliers whose values align with our own
Our sustainability foundations
Engaged leadership and Board oversight | Transparent reporting and disclosure | Impactful goals and targets | Employee and stakeholder engagement

As provided in our Principles of Corporate Governance, the Board of Directors oversees management’s sustainability strategy and approach and ensures that our programs and progress are appropriately communicated to our stockholders. In addition, our Governance and Nominations Committee oversees our executive-level Sustainability Leadership Committee, including the execution of our sustainability strategy, the development and monitoring of sustainability goals, and the adequacy and accuracy of our related data. Information on some of our sustainability and governance practices, including related policies and programs, can be found in our latest Sustainability Report and in the "About Ciena" section of our website www.ciena.com.

22 2026 Proxy Statement

Compensation philosophy and objectives

The Compensation Committee seeks to ensure that our compensation policies and practices promote stockholder interests and support our compensation objectives and philosophy. Ciena’s compensation program for our executive officers focuses on addressing the following principal objectives:

•
attract and retain talented executive officers by offering competitive compensation packages;
•
motivate our executive officers to achieve strategic and tactical objectives, including the profitable growth of Ciena’s business;
•
align executive compensation with stockholder interests;
•
reward our executive officers for individual, functional and corporate performance; and
•
promote a pay-for-performance culture.

In making compensation decisions, the Compensation Committee also seeks to promote teamwork among and high morale within our executive team.

Compensation consultant

To assist in carrying out its responsibilities, the Compensation Committee is authorized to retain the services of independent advisors. For purposes of advice and consultation with respect to the compensation of our executive officers during fiscal 2025, the Committee engaged Compensia, Inc. ("Compensia"), a national compensation consulting firm. Prior to engaging Compensia, the Committee considered and assessed Compensia’s independence. To ensure Compensia’s continued independence and to avoid any actual or apparent conflict of interest, the Committee does not permit Compensia to be engaged to perform any services for Ciena beyond those services provided to the Committee. The Committee has sole authority to retain or terminate Compensia as its executive compensation consultant and to approve its fees and other terms of engagement. The Committee regularly, but not less than annually, considers the independence of its compensation consultant and determines whether any related conflicts of interest require disclosure.

In establishing executive compensation for fiscal 2025, the Compensation Committee relied upon Compensia to:

•
assist in the selection of a group of peer companies;
•
provide information on compensation paid by such peer companies to their executive officers;
•
analyze broad compensation survey data to supplement publicly available information on compensation paid by our peer companies;
•
advise on alternative structures or forms of compensation and allocation considerations;
•
advise on appropriate levels of compensation for the NEOs and the other members of the executive team; and
•
prepare "tally sheets" showing, for each executive officer, all elements of compensation received in previous fiscal years, equity grant details, the projected value of vested and unvested equity awards outstanding, and a comparative analysis of compensation relative to the peer group.

In addition to its advisory work regarding executive compensation and broad-based equity compensation during fiscal 2025, Compensia was engaged by the Compensation Committee to aid in evaluating the compensation of the non-employee directors as set forth below, to participate in and provide assistance with respect to the Committee’s annual compensation risk assessment, and to review the "Compensation Discussion and Analysis" included in this proxy statement.

Compensation Committee interlocks and insider participation

Dr. Ahmed, Ms. Olsen, and Messrs. Claflin and Gallagher, who comprised the Compensation Committee as of the end of fiscal 2025, are independent directors and were not, at any time during fiscal 2025, or at any other time, officers or employees of Ciena. During fiscal 2025, no member of the Compensation Committee was an executive officer of another entity on whose compensation committee or board of directors an executive officer of Ciena served.

2026 Proxy Statement 23

Director compensation

Our director compensation program is designed both to attract and to fairly compensate highly qualified, non-employee directors to represent our stockholders on the Board of Directors and to act in the stockholders’ best interests. The director compensation program for fiscal 2025 was recommended by the Compensation Committee and approved by our Board of Directors. Our executive officers do not play any role in determining or recommending the amount of non-employee director compensation, except that Mr. Smith votes on the recommendations of the Compensation Committee in his capacity as a member of the Board of Directors.

Our Board of Directors includes Mr. Smith, who serves as our CEO. Mr. Smith does not receive any compensation for his service as a director. Information regarding the determination of Mr. Smith’s compensation can be found in the "Compensation Discussion and Analysis" and "Executive Compensation Tables" below.

During fiscal 2025, our Board of Directors also included Dr. Nettles, a Ciena executive officer who served as our Executive Chair of the Board until December 2025. Dr. Nettles retired at the end of his term at the 2025 annual meeting of stockholders and did not receive cash compensation for his service as a director. Information regarding equity compensation granted to Dr. Nettles during fiscal 2025 can be found in the tabular disclosure below.

Fiscal 2025 Board compensation

The Compensation Committee engaged Compensia to assist in evaluating the competitiveness of our director compensation program for the purpose of determining non-employee director compensation for fiscal 2025. As part of its process, the Compensation Committee considered an overview of the corporate governance environment, as well as recent trends and developments relating to non-employee director compensation. The Compensation Committee also specifically considered the amounts payable under and the various components of our director compensation program, the aggregate director compensation cost, in comparison to the boards of directors of the same group of peer companies that the Compensation Committee used in determining executive compensation, and the fact that no changes were made to director compensation the prior year. After considering those factors and based on the recommendation of the Compensation Committee, the Board of Directors determined it was in the interest of Ciena to make certain changes to director compensation for fiscal 2025 as disclosed below.

Cash compensation

Our cash compensation program for our non-employee directors for fiscal 2025 was as follows:

Cash Compensation	Amount
Annual Retainer — Non-Employee Director	$85,000
Additional Annual Retainer — Lead Independent Director	$35,000
Additional Annual Retainer — Audit Committee	$35,000 (Chair)
$15,000 (other members)
Additional Annual Retainer — Compensation Committee	$25,000 (Chair)
$10,000 (other members)
Additional Annual Retainer — Governance and Nominations Committee	$15,000 (Chair)
$6,000 (other members)

Under this program, our non-employee directors are not entitled to receive meeting attendance fees unless the Board, or any standing Board committee, is required to hold an unusually high number of meetings. In the event that the Board or a standing Board committee holds more than 12 meetings in a fiscal year, each non-employee director (as applicable) will be entitled to receive an additional $1,500 per meeting for the Chair, or an additional $1,000 per meeting for other members. In the event that the Board, or a standing Board committee, creates a special committee or subcommittee that holds more than three meetings in a fiscal year, each non-employee director serving on that committee or subcommittee will be entitled to receive an additional $1,000 per meeting. Our non-employee directors are also reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at Board and committee meetings.

The retainer fees set forth above are paid in quarterly installments. Meeting attendance fees, when applicable, generally are paid promptly following the end of the fiscal year.

24 2026 Proxy Statement

Equity compensation

Our equity compensation program for our non-employee directors for fiscal 2025 was as follows:

Equity Compensation	Target Delivered Value ($)
Initial RSU Award — Upon Director Election or Appointment	$235,000
Annual RSU Award — Non-Employee Directors	$235,000
Additional Annual RSU Award — Independent Chair	$100,000

The actual number of shares underlying restricted stock unit ("RSU") awards granted to directors is determined based on the grant date fair value of the award. Initial equity awards are made in connection with initial election or appointment to the Board of Directors, with the target delivered value prorated for the fiscal year based on the date of election or appointment. Initial equity awards vest on or about the one-year anniversary of the grant date. Annual equity awards are made on the date of each Annual Meeting and vest on or about the one-year anniversary of the grant date. Vesting of the RSU awards is subject to acceleration upon the director’s death, disability, retirement, or upon or in connection with a change in control of Ciena. Delivery of the shares upon vesting is subject to any applicable instruction provided by the director under the Deferred Compensation Plan described below. In connection with the appointment of an independent Chair, the Board conducted an assessment with its compensation consultant, considering compensation practices and benchmarks among our peers and the industry generally. Following that assessment, the Board approved a new annual equity retainer of $100,000 in target delivered value for the independent Chair beginning in fiscal 2025.

Director compensation limits

Our 2017 Omnibus Incentive Plan (the "2017 Plan") imposes a $500,000 limit on the compensation that can be awarded to a non-employee director in any given fiscal year, including the sum of (i) cash compensation and (ii) the grant date fair value of equity compensation under the 2017 Plan. This limitation, however, does not apply to the extent a non-employee director has been or becomes an employee of Ciena during such fiscal year. In addition, the Board retains discretion to provide further exceptions for one or more individual non-employee directors in extraordinary circumstances, such as service on a special transaction or litigation committee of the Board, provided that the director that is the subject of such exception may not participate in any decision with respect thereto.

Director compensation table

The following table and the accompanying footnotes describe the "total compensation" earned by our non-employee directors and Dr. Nettles during fiscal 2025.

Fiscal 2025 Director Compensation Table

Name		Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Patrick H. Nettles, Ph.D.	(4)	—	$—	$66,475	$66,475
Hassan M. Ahmed, Ph.D.		$101,000	$234,971	—	$335,971
Bruce L. Claflin		$110,000	$234,971	—	$344,971
Lawton W. Fitt		$100,000	$334,918	—	$434,918
Patrick T. Gallagher		$110,000	$234,971	—	$344,971
Devinder Kumar		$120,000	$234,971		$354,971
T. Michael Nevens		$100,000	$234,971	—	$334,971
Joanne B. Olsen		$116,000	$234,971	—	$350,971
Mary G. Puma		$100,000	$234,971	—	$334,971

(1)	Reflects the aggregate dollar amount of all cash compensation earned for service as a director, including the retainers and meeting attendance fees described in "Cash Compensation" above.
(2)

The amounts set forth in the "Stock Awards" column represent the aggregate grant date fair value of RSU awards granted during fiscal 2025, computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. The aggregate grant date fair value is calculated using the closing price of Ciena common stock on the grant date as if all of the shares underlying these awards were vested and delivered on the grant date. For each director, the aggregate grant date fair value in the above table was calculated using the closing price of Ciena common stock on March 27, 2025, the grant date for each such director’s annual award. Each of these awards was granted under the 2017 Plan and vests on the one-year anniversary of the grant date. The aggregate grant date fair values will likely vary from the actual amount ultimately realized by any director based on several factors, including the number of shares that ultimately vest, the effect of any deferral elections, the timing of any sale of shares, and the market price of Ciena common stock at the time of disposition.

(3)

Non-employee directors do not receive any perquisites or other personal benefits or property as part of their compensation. Dr. Nettles does not receive cash compensation for his service as a director; the amount reported as "All Other Compensation" for

2026 Proxy Statement 25

Dr. Nettles reflects (a) his annual base salary for service as an executive officer of Ciena during fiscal 2025 and (b) Section 401(k) plan matching contributions paid by Ciena and available to all full-time U.S. employees on the same terms.

(4)	Dr. Nettles retired at the end of his term at the 2025 annual meeting of stockholders and did not receive any equity awards in fiscal 2025.

Outstanding equity awards for directors at fiscal year-end

The following table sets forth, on an aggregate basis, information related to the outstanding unvested RSU awards held by each of our non-employee directors.

Outstanding Equity Awards at Fiscal Year-End

Stock Awards
Name	Aggregate Number of Unvested Shares or Units (#)
Hassan M. Ahmed, Ph.D.	3,738
Bruce L. Claflin	3,738
Lawton W. Fitt	5,328
Patrick T. Gallagher	3,738
Devinder Kumar	3,738
T. Michael Nevens	3,738
Joanne B. Olsen	3,738
Mary G. Puma	3,738

Deferral of director compensation

We maintain the Ciena Corporation Deferred Compensation Plan (the "Deferred Compensation Plan"), which allows our U.S.-based directors (as well as certain U.S.-based senior management employees) to defer elements of their annual compensation. Directors may defer up to 100% of their annual cash retainer and annual equity compensation.

Generally, deferral elections may only be made for awards to be granted in a subsequent calendar year. Directors can elect the amount deferred, the deferral period, and the form of distribution of their compensation. If a director elects to defer any portion of an RSU award, upon the vesting of that award, we credit a stock account with the amount deferred. All such accounts are distributed in shares of Ciena common stock. Distributions may be made in a lump sum or installments, as designated by the participating director, subject to early distribution of vested awards in a lump sum in the event of the participant’s death or termination of service, a change in control of Ciena or termination of the plan.

26 2026 Proxy Statement

Proposal No. 2

Ratification of appointment of independent registered public accounting firm

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP ("PwC") to serve as our independent registered public accounting firm to audit Ciena’s consolidated financial statements for fiscal 2026, and is asking stockholders to ratify this appointment at the Annual Meeting.

PwC has audited our consolidated financial statements annually since Ciena’s incorporation in 1992. In making its recommendation to the Board of Directors to select PwC as Ciena’s independent registered public accounting firm for fiscal 2026, the Audit Committee considered the benefits of having an independent registered public accounting firm with extensive history with us, the quality of PwC’s services, the quality and candor of PwC's communications with the Audit Committee and management, whether the non-audit services provided by PwC are compatible with maintaining the independence of PwC, and the potential impact to Ciena of a change to its independent registered public accounting firm, including the attention and resources needed to onboard a new accounting firm. The Audit Committee also considered how effectively PwC maintained its independence and employed independent judgment, objectivity and professional approach and skepticism, the level of engagement provided by PwC's national office, the depth and industry experience of the PwC team, the quality of insight demonstrated in PwC's review of our assessment of internal control over financial reporting, and the appropriateness of PwC's fees. Following consideration of these factors, the Audit Committee determined that retention of PwC is in the best interests of Ciena and its stockholders. Information regarding fees billed by PwC for our 2024 and 2025 fiscal years is set forth under "Relationship with Independent Registered Public Accounting Firm" below.

Our bylaws do not require that stockholders ratify the appointment of our independent registered public accounting firm. We are seeking ratification because we believe it is a matter of good corporate governance. In the event that stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain PwC, but may ultimately determine to retain PwC as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that it is advisable to do so.

A representative of PwC is expected to attend this year’s Annual Meeting. He or she will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

Proposal No. 2 — Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR the ratification of the appointment of PwC as our independent registered public accounting firm for fiscal 2026

2026 Proxy Statement 27

Relationship with independent registered public accounting firm

The following table shows the fees that PwC billed to Ciena for professional services rendered for fiscal 2024 and 2025.

Fee Category	Fiscal 2024	Fiscal 2025
Audit Fees	$4,484,000	$4,705,026
Audit-Related Fees	—	—
Tax Fees	636,791	600,000
All Other Fees	177,000	2,000
Total Fees	$5,297,791	$5,307,026

Audit Fees. This category of the table above includes fees for the integrated audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements, and services that generally only PwC as the independent registered public accounting firm can provide, such as services for comfort letters and consents. The preparation of Ciena’s audited financial statements includes compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and the preparation by PwC of a report expressing its opinion regarding the effectiveness of our internal control over financial reporting. Audit fees reflect PwC’s integrated audits of financial statements.

Audit-Related Fees. This category of the table above includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included above under "Audit Fees."

Tax Fees. This category of the table above includes fees for tax compliance, tax advice, tax planning, and other general tax consulting fees. Fees for fiscal 2024 and 2025 primarily include fees related to studies related to research and development tax credits in relevant geographies and tax services related to assistance with identification and computation of Section 174 expenditures.

All Other Fees. This category of the table above includes fees for services provided by PwC that are not included in the other fee categories reported above. All other fees for fiscal 2024 and 2025 relate to subscription fees paid for access to online accounting disclosure research software. All other fees for fiscal 2024 also include review of cybersecurity controls.

Pre-approval of services

The Audit Committee pre-approves all services provided by our independent registered public accounting firm, including audit services (such as statutory audit engagements as required under local law of foreign jurisdictions) and non-audit services. For audit services with respect to Ciena, each year our independent registered public accounting firm provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be accepted by the Audit Committee before the audit commences. Our independent registered public accounting firm also submits an audit services fee proposal, which must be approved by the Audit Committee before the audit commences.

Each year, management also submits to the Audit Committee certain non-audit services for which it recommends the independent registered public accounting firm be engaged to provide, and an estimate of the fees to be paid for each. Management and the independent registered public accounting firm must each confirm to the Audit Committee that the performance of the non-audit services on the list would not compromise the independence of our registered public accounting firm and would be permissible under applicable legal requirements. The Audit Committee must approve both the list of non-audit services and the budget for each such service before commencement of the work. Our management and our independent registered public accounting firm report to the Audit Committee at each of its regular meetings as to the non-audit services actually provided by the independent registered public accounting firm and the approximate fees incurred by Ciena for those services.

To ensure prompt handling of unexpected matters, the Audit Committee has authorized its Chair to amend or modify the list of approved permissible non-audit services and fees. If the Chair exercises this delegation of authority, he reports the action taken to the Audit Committee at its next regular meeting.

In compliance with the Audit Committee’s internal policy and auditor independence rules of the SEC, all audit and permissible non-audit services provided by PwC to Ciena for the fiscal years 2024 and 2025 were pre-approved by the Audit Committee.

28 2026 Proxy Statement

Audit Committee Report

The Audit Committee is composed entirely of non-management directors. The members of the Audit Committee meet the independence and financial literacy requirements of the NYSE and additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. The Audit Committee assists the Board in fulfilling its oversight responsibilities, including by assessing and monitoring the quality and integrity of Ciena’s accounting systems and practices, financial information and financial reporting practices, potential financial, legal and regulatory exposures, systems of internal controls, internal audit function and the independent audit process. Ciena’s management is responsible for Ciena’s financial statements, and its independent registered public accounting firm is responsible for planning and conducting an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Audit Committee operates under a written charter that describes the scope of its responsibilities, and which is available on the "Corporate Responsibility – Governance Documents" page of the "Investors" section at www.ciena.com.

During fiscal 2025, the Audit Committee discussed with PricewaterhouseCoopers LLP ("PwC"), Ciena’s independent registered public accounting firm, the overall scope and plans for the audit. The Audit Committee met regularly with PwC, with and, at times, without management present, to discuss the results of PwC’s examinations, evaluations of Ciena’s internal control over financial reporting and the overall quality of Ciena’s financial reporting practices. The Audit Committee also met with Ciena’s management during fiscal 2025 to consider Ciena’s internal control over financial reporting and Ciena’s disclosure controls and procedures.

In this context, the Audit Committee hereby reports as follows:

1.
The Audit Committee has reviewed and discussed Ciena’s audited financial statements for fiscal 2025 with management and with PwC.
2.
The Audit Committee has discussed with PwC the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC.
3.
The Audit Committee has received from PwC the written disclosures and the letter required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence.
4.
Based on its review and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal 2025 be included in Ciena’s Annual Report on Form 10-K for fiscal 2025, for filing with the SEC.

Submitted by the members of the Audit Committee:

Devinder Kumar (Chair)

Bruce L. Claflin

T. Michael Nevens

Mary G. Puma

2026 Proxy Statement 29

Ownership of securities

The following table sets forth, as of January 27, 2026, the beneficial ownership of Ciena’s common stock for the following persons:

•
each stockholder (including any group as such term is used in Section 13(d)(3) of the Exchange Act) known by us to beneficially own more than 5% of our common stock;
•
our CEO and each other named executive officer (as that term is defined in Item 402(a)(3) of Regulation S-K);
•
each of our directors and director nominees; and
•
all of our directors and executive officers as a group.

Certain information in the table concerning beneficial owners other than our directors and executive officers is based on information contained in filings made by such beneficial owners with the SEC.

Under SEC rules, beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise or conversion of any stock option, stock award, or other similar right. If two or more persons share voting power or investment power with respect to specific securities, each such person is deemed to be the beneficial owner of such securities. In computing the percentage ownership of any person, the number of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares held by any person in the table below does not necessarily reflect the person’s actual voting power. As of January 27, 2026, there were 141,463,456 shares of Ciena common stock outstanding.

Name of Beneficial Owner	Number of Shares Owned (1)	Right to Acquire (2)	Beneficial Ownership Total (3)	Percent of Outstanding Shares (%)
More than 5% Stockholders
FMR LLC (4)	21,664,064	—	21,664,064	15.31%
The Vanguard Group, Inc. (5)	15,026,070	—	15,026,070	10.62%
BlackRock, Inc. (6)	14,537,914	—	14,537,914	10.28%
JPMorgan Chase & Co. (7)	10,851,732	—	10,851,732	7.67%

Directors & Named Executive Officers
Gary B. Smith	109,340	17,833	127,173	*
Marc D. Graff	—	580	580	*
James E. Moylan, Jr. (8)	—	54,332	54,332	*
Dino DiPerna	6,340	3,829	10,169	*
Jason M. Phipps	36,202	5,329	41,531	*
David M. Rothenstein	156,082	4,775	160,857	*
Hassan M. Ahmed, Ph.D.	19,682	3,738	23,420	*
Bruce L. Claflin (9)	11,136	50,238	61,374	*
Lawton W. Fitt	3,928	125,243	129,171	*
Patrick T. Gallagher	24,161	26,023	50,184	*
Devinder Kumar	2,929	26,023	28,952	*
T. Michael Nevens	5,684	3,738	9,422	*
Joanne B. Olsen	8,375	1,734	10,109	*
Mary G. Puma	7,134	3,738	10,872	*

All executive officers and directors (17 persons)	477,998	338,502	816,500	*

* Represents less than 1% of outstanding shares.

(1)	Excludes shares that may be acquired through the exercise of stock options, the vesting of restricted stock units or other convertible equity incentive awards.
(2)

Except as otherwise set forth in the footnotes below, for our executive officers, represents shares of common stock that can be acquired upon the vesting of restricted stock units within 60 days of the date of this table. For our executive officers and directors, amounts reported also include shares underlying vested restricted stock units deferred pursuant to our Deferred Compensation Plan. None of our executive officers or directors holds outstanding stock options.

(3)

Except as indicated in the footnotes to this table or as set forth in the SEC reports identified below, we believe the persons named in this table, based on information they have furnished to us or the SEC, have sole voting and investment power with respect to all shares of common stock reported as beneficially owned by them, subject to community property laws where applicable.

30 2026 Proxy Statement

(4)

Stockholder’s address is 245 Summer Street, Boston, Massachusetts 02210. Ownership information is based solely on a Schedule 13G filed by stockholder with the SEC on November 12, 2024 and reflects beneficial ownership by stockholder in its capacity as investment advisor and with respect to certain of its subsidiaries. Stockholder has sole voting power with respect to 21,652,221 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 21,664,064 shares and shared dispositive power with respect to 0 shares.

(5)

Stockholder’s address is 100 Vanguard Blvd, Malvern, PA 19355. Ownership information is based solely on a Schedule 13G/A filed by stockholder with the SEC on February 13, 2024 and reflects beneficial ownership by stockholder in its capacity as investment advisor and with respect to certain of its subsidiaries. Stockholder has sole voting power with respect to 0 shares, shared voting power with respect to 52,836 shares, sole dispositive power with respect to 14,816,955 shares and shared dispositive power with respect to 209,115 shares.

(6)

Stockholder’s address is 50 Hudson Yards, New York, NY 10001. Ownership information is based solely on a Schedule 13G/A filed by stockholder with the SEC on December 4, 2025 and reflects beneficial ownership by stockholder in its capacity as a parent holding company and with respect to certain of its subsidiaries. Stockholder has sole voting power with respect to 13,714,981 shares and sole dispositive power with respect to 14,537,914 shares.

(7)

Stockholder’s address is 270 Park Avenue, New York, NY 10017. Ownership information is based solely on a Schedule 13G filed by stockholder with the SEC on January 21, 2026 and reflects beneficial ownership by stockholder in its capacity as a parent holding company or control person with respect to certain of its subsidiaries. Stockholder has sole voting power with respect to 8,326,717 shares, shared voting power with respect to 10,847 shares, sole dispositive power with respect to 10,832,708 shares and shared dispositive power with respect to 18,579 shares.

(8)	Mr. Moylan retired on August 28, 2025.
(9)

Beneficial ownership includes 11,136 shares held in a trust of which Mr. Claflin’s spouse and children are the beneficiaries. Mr. Claflin disclaims beneficial ownership of the securities held by the trust.

Delinquent Section 16(a) reports

Section 16(a) of the Exchange Act requires Ciena’s executive officers, directors, and beneficial owners of more than 10% of our common stock to file reports with the SEC indicating their holdings of, and transactions in, Ciena’s equity securities. Based on a review of these reports as filed electronically with the SEC together with written representations by our executive officers and directors, we believe that all of our executive officers, directors, and 10% owners timely complied with all Section 16(a) filing requirements for fiscal 2025, except for one late Form 4 for Jason Phipps with respect to one transaction.

2026 Proxy Statement 31

Compensation Discussion and Analysis

Executive summary	33

This Compensation Discussion and Analysis describes our executive compensation program, the compensation-setting process followed by the Compensation Committee of the Board of Directors (as used in this section, the "Committee"), and the compensation of our NEOs for fiscal 2025:

Fiscal 2025 compensation overview	34

Decision-making framework

Executive compensation best practices	35

Gary B. Smith

President and CEO

Marc D. Graff

Senior Vice President and CFO

Dino DiPerna

Senior Vice President,

Global Research & Development

Jason M. Phipps

Senior Vice President,

Global Customer Engagement

David M. Rothenstein

Senior Vice President,

Chief Strategy Officer and Secretary

Participants in compensation-setting process	35
Comparative framework	36
Qualitative factors	37

Elements of compensation

Principal elements of compensation	39
Pay mix	40

Cash compensation

Base salary	40
Annual cash incentive opportunity	41
Target total cash compensation opportunity	41
Annual cash incentive bonus plan	41
Attainment of fiscal 2025 cash incentive bonus	43

Equity compensation

Factors and process in determining equity awards	44
Equity awards	44
Attainment of fiscal 2025 PSUs	46
Attainment of fiscal 2023 MSUs	47
Equity award practices	47

Appointment of Mr. Graff	48

Other program elements and pay practices

Risk assessment of compensation practices	48
Stock ownership guidelines	49
Deferred Compensation Plan	49
U.S. Executive Severance Benefit Plan	49
Change in control severance agreements	49
Clawback policy and provisions	50
Perquisites policy	50
Retirement benefits	50
Required reimbursement policy	51
Anti-hedging and pledging policy	51

Contained below and elsewhere in this proxy statement are certain non-GAAP measures of Ciena’s financial performance for fiscal 2024 and 2025. These measures, along with their corresponding GAAP measures and reconciliations thereto, have been previously disclosed in exhibits to Ciena’s Current Report on Form 8-K furnished with the SEC on December 11, 2025. Also see "Non-GAAP Measures" below for more information on the use of these measures.

		Also included as an NEO for fiscal 2025 is James E. Moylan, Jr., our former Senior Vice President and CFO. As previously disclosed, Mr. Moylan retired on August 28, 2025.

32 2026 Proxy Statement

Executive summary

FISCAL 2025 EXECUTIVE COMPENSATION		FISCAL 2025 BUSINESS PERFORMANCE

❖	82% of CEO target total direct compensation was in the form of equity awards and 60% was "at risk" and performance-based	❖	Delivered record revenue of $4.77 billion

		❖	Generated record orders of $7.8 billion

❖	Hired Mr. Graff as CFO to replace retiring CFO, and paid to him a one-time sign-on bonus and one-time replacement equity grant, as described below and previously publicly disclosed at time of hire	❖	Generated $665 million in free cash flow
		❖	Ended the fiscal year with approximately $1.4 billion in cash and investments

❖	Increased base salaries of our CEO and other NEOs in part to improve alignment with the competitive market	❖	Expanded our role in the global AI ecosystem with additional wins with new hyperscale and neoscale cloud providers and with service providers for MOFN
❖

Increased the target annual cash incentive opportunity (expressed as a percentage of base salary) for two NEOs to improve competitive market alignment, but did not increase the opportunity for our CEO or other NEOs

		❖	More than doubled our annual revenue for stand-alone coherent pluggables

		❖	Expanded WaveLogic customer base
❖

Increased the target delivered value of annual equity awards for the NEOs to improve alignment with the competitive market (except for Mr. Graff, whose annual equity award value was set in his offer letter)

		❖	Launched innovative DCOM solution for data center operators

		❖	Grew customer adoption of our Coherent Routing solution
❖	Incentive program outcomes were aligned with very strong business, financial, and stock price performance, resulting in NEOs earning annual incentive awards, PSUs, and MSUs at above target
		❖	Repurchased approximately four million shares for $330 million under our three-year $1 billion stock repurchase program for fiscal 2025 through 2027

❖	Mr. Moylan did not receive equity awards in fiscal 2025 due to his planned retirement

As a result of our performance this year, our stock generated a one-year TSR of 196% from January 2, 2025 to January 2, 2026.

Alignment of incentive program outcomes with performance

Ciena's outstanding business performance in fiscal 2025 resulted in our NEOs earning incentive awards above target, as described below, which illustrates the Committee's successful alignment of company performance with executive compensation.

Award	Percent (%) of target earned	Explanation

Cash incentive award	170%	Based on strong performance against fiscal 2025 financial and corporate objectives

PSUs	187%	Based on overachievement of sales order and adjusted earnings per share ("EPS") targets

MSUs (fiscal 2023-2025)	200%	Ciena's TSR outperformed the TSR of the S&P North American Technology-Multimedia Networking Index by 119.21%

2025 say-on-pay results

We provide stockholders with the opportunity to cast an annual non-binding advisory vote on the compensation of our NEOs. From time to time, we also seek other input from our stockholders relating to executive compensation matters. We expect to continue to consider input from our stockholders, including the outcome of our annual say-on-pay votes when making future executive compensation decisions. Last year, approximately 94% of the stockholder votes cast on this proposal were voted in favor of the proposal. The Committee believes that this substantial majority of votes cast affirms our stockholders’ support for our approach to executive compensation. See "Proposal No. 3" below for this year’s say-on-pay proposal.

2026 Proxy Statement 33

Fiscal 2025 Compensation Overview

Base salaries	Equity award structure

Increased the base salaries of our CEO and other NEOs to improve alignment with the market for their positions and in recognition of the criticality of their roles

Compensation for our new CFO was set in accordance with the market for his position upon his hire

Continued granting mix of performance-based and time-based equity awards, with approximately 60% of the target award value for our CEO, and approximately 50% of the target award value for the other NEOs, allocated to at-risk, performance-based equity in the form of PSUs and MSUs

Target cash incentives	Equity award values

Increased the target cash incentive opportunities (expressed as a percentage of base salary) for two NEOs to improve alignment with the market for their positions

Did not increase the target cash incentive opportunities for our CEO or other NEOs

Provided appropriate increases in the target value of annual equity awards for our NEOs to maintain alignment with the market and stockholder interests, continue to incentivize future performance, reflect past results, and maintain retention

of our CEO’s target total direct compensation was in the form of equity awards	of our CEO’s target total direct compensation was tied to our performance outcomes against measurable objectives

CEO fiscal 2025 target total direct compensation mix

at-risk, performance based compensation
time-based compensation
7%
40%
33%
49%
60%
11%
performance-based equity (PSUs/MSUs)
target annual cash incentive
base salary
time-based equity (RSUs)

A detailed discussion relating to each element of executive compensation and the decisions summarized above is included in "Elements of Compensation" below.

34 2026 Proxy Statement

Decision-making framework

Executive compensation best practices

The Committee’s fiscal 2025 compensation decision-making reflects the following core compensation principles and practices that we employ to align executive compensation with stockholder interests. Also listed below are certain compensation practices that we do not employ because we believe they would not serve our stockholders’ long-term interests.

WHAT WE DO	WHAT WE DON’T DO
Ensure independence in establishing our executive compensation program	Offer income tax gross-ups
Permit "single trigger" change in control benefits
Align pay with performance and stockholder interests	Provide excise tax gross-ups
Use balanced performance metrics that consider both absolute and relative performance	Allow for hedging or pledging of company securities
Provide NEO employment agreements
Maintain stock ownership requirements	Pay dividends or dividend equivalents on unearned or unvested equity awards
Minimum holding period of one year after exercise of options and SARs for CEO
Provide excessive perquisites, severance, or personal benefits
Use rigorous performance goals
Maintain a compensation recovery ("clawback") policy that complies with applicable NYSE listing standards and broader clawback provisions in our 2017 Plan	Provide multi-year guarantees for salary increases, bonuses, or equity compensation

Have "evergreen" replenishment of the shares under our 2017 Plan
Assess risks relating to our executive compensation program at least annually

Use tally sheets to provide holistic visibility of all pay elements under a variety of performance assumptions in one place

Conduct an annual say-on-pay vote and consider stockholder input on executive compensation

Participants in compensation-setting process

Compensation Committee. The Committee oversees Ciena’s compensation programs and has final authority to approve and make decisions with respect to the compensation of Ciena’s executive officers. For a discussion regarding the Committee’s compensation philosophy and the principal objectives of our compensation programs, see "Corporate Governance and the Board of Directors – Composition and Meetings of the Board of Directors and its Committees – Compensation Committee" above.

Independent Compensation Consultant. In its annual review and determination of executive compensation, the Committee is assisted by Compensia. Compensia is engaged by the Committee and, in order to maintain its independence, does not perform additional consulting or other services for Ciena or its management. The Committee assesses the independence of its compensation advisor on an annual basis. For a discussion regarding Compensia, the scope of its engagement by the Committee and its involvement in our compensation-setting process, see "Corporate Governance and the Board of Directors – Composition and Meetings of the Board of Directors and its Committees – Compensation Committee" above.

CEO. Our CEO works with the Chair of the Committee to develop proposed compensation packages for our other executive officers, including the other NEOs. Based on his review and assessment of each executive officer’s overall performance, success in executing against corporate and functional goals, criticality of function, experience, expertise, retention concerns, existing equity holdings, and compensation relative to other executive officers, as well as the Market Data (as defined below), our CEO provides recommendations to the Committee with respect to the base salary, target bonus percentage, and annual equity award for each executive officer. Because our CEO works most closely with and supervises our executive team, the Committee believes that his input provides critical insight in evaluating their performance. Our CEO also provides the Committee with additional information regarding the effect of market or competitive forces, changes in strategy or priorities upon an individual’s performance, and any other specific challenges faced or overcome by each person or the function that they lead during the prior fiscal year. Our executive officers, including our CEO, do not participate in the determination of their own compensation.

2026 Proxy Statement 35

Comparative framework

Peer Group. To assist the Committee in the selection of a group of peer companies against which to compare existing and proposed executive compensation levels for fiscal 2025, Compensia used several quantitative and qualitative criteria, including the primary selection and refinement criteria listed below, which were identical to those used in recent years, to review existing and potential peer group companies. Compensia noted its view that, given the limited number of similarly sized business competitors due to industry consolidation, the revenue criterion has the highest relevance in selecting peer companies for purposes of comparing compensation.

Following Compensia’s analysis, the Committee noted that in recent years, the Committee had increased the overall size of the peer group in order to provide a broader data set and avoid the overinfluence of any one company, and to better balance Ciena’s positioning with respect to the revenue and market capitalization criteria. In connection with Compensia's analysis, the Committee removed Arista Networks due to its market capitalization now falling outside of the target selection criteria range.

Based on this analysis and the selection process set forth below, the Committee determined that the following peer group constituted an appropriate comparative reference for determining executive compensation in fiscal 2025 (the "Peer Group"):

Fiscal 2024 Peer Group	Primary Selection Criteria	Refinement Criteria	Fiscal 2025 Peer Group

Akamai Technologies

Arista Networks

Cadence Design Systems

Calix

Coherent Corp

CommScope

Extreme Networks

F5 Networks

Juniper Networks

Keysight Technologies

Logitech

Lumentum

Motorola Solutions

NetApp

Nutanix

Sanmina

Synopsys

ViaSat

Zebra Technologies

U.S.-based publicly traded companies in technology industry

Revenue of between one-half to approximately two times our size

Market capitalization of between one-quarter to approximately four times our size

Communications equipment, systems software, application software or internet software and services industries

Key business and/or executive labor market competitor Employee headcount Peers of current and suggested peers Companies listed as peers by Institutional Shareholder Services ("ISS")

Akamai Technologies

Cadence Design Systems

Calix

Coherent Corp

CommScope

Extreme Networks

F5 Networks

Juniper Networks

Keysight Technologies

Logitech

Lumentum

Motorola Solutions

NetApp

Nutanix

Sanmina

Synopsys

ViaSat

Zebra Technologies

The following charts illustrate a comparison of Ciena to the Peer Group based on the assessment criteria of revenue, market capitalization, operating income and employee headcount, measured as of the date of the Committee’s assessment in July 2024, with the revenue and operating income comparisons based on the four fiscal quarters preceding the assessment.

Peer Group comparison

36 2026 Proxy Statement

The Committee noted that Ciena was generally aligned with the medians of the Peer Group for the revenue criterion (42%), the operating income criterion (40%), and the headcount criterion (41%), and slightly below the median of the Peer Group for the market capitalization criterion (37%). The Committee believed that this represented a reasonable and appropriate balance among the key quantitative criteria, particularly given its view that revenue has the highest relevance in selecting peer companies for purposes of comparing compensation. The Committee also considered the criteria used by ISS and the degree of overlap between Ciena’s existing Peer Group and ISS’s recommended peer group of companies.

Market Data. As a comparative framework for the Committee to use in establishing executive compensation for our NEOs, Compensia assembles and analyzes compensation data from public filings, data provided by the Radford High Technology Executive Compensation Survey, and other published market data relating to comparable executive positions in the Peer Group (collectively, the "Market Data"). In considering the Market Data, the Committee recognizes that executive officers in different companies can play different roles, with different responsibilities and scopes of work, even though they may hold similar titles or nominal positions. Moreover, qualitative factors that influence compensation, such as each executive officer’s performance during the period under consideration or their criticality to their respective companies’ business, strategy and objectives are not easily discernible from the Market Data. Accordingly, the Market Data is just one of a number of factors used by the Committee in determining executive compensation and it serves as a frame of reference for compensation.

Qualitative factors

In any given year, and for any particular NEO, the Committee may consider a range of subjective or qualitative factors in setting the NEOs’ compensation, including:

❖
our CEO’s recommendations and his assessment of the executive’s performance;
❖
the Board's assessment of the executive's performance and future potential;
❖
the role the executive plays and the importance of such individual to Ciena’s business strategy and objectives;
❖
differences in each executive’s tenure and experience;
❖
the responsibilities and particular nature of the functions performed or managed by the executive;
❖
ensuring achievement of retention and motivation objectives; and
❖
the likely cost and difficulty that would be encountered in recruiting a replacement.

The Committee’s consideration of any particular factor may range from inapplicable to significant, depending upon the individual and period under consideration. The Committee does not assign relative weights or rankings to such factors. Rather, the Committee relies upon its members’ knowledge and judgment in assessing the various qualitative and quantitative inputs it receives as to each individual and makes compensation decisions accordingly.

In determining fiscal 2025 executive compensation, and in addition to the assessment of the Market Data and other specific factors described in the below discussion of the individual elements of compensation, the Committee broadly considered the following qualitative factors in making its compensation decisions for each NEO. Given their tenure, track record and experience, the Committee considered the NEOs to be highly desirable executives and thus potential candidates for recruitment by other companies.

Gary B. Smith
❖
Mr. Smith is one of the longest-tenured CEOs in the telecommunications industry, having successfully served as our CEO for over 25 years. Under Mr. Smith's leadership, Ciena has scaled and grown significantly, establishing itself as a leader in networking systems, services, and software. He has continued to demonstrate outstanding strategic leadership of and direction for Ciena. This included strong leadership of our executive team through a period of significant change among the leadership team and leadership of our company, which delivered a strong financial performance and important advances in the execution of its strategy. Specifically, he maintained Ciena’s focus on the long-term priorities of extending leadership in optical networking, scaling our market presence with interconnect modules, growing our addressable market in next-generation metro and edge networking, driving software-led transformation, and delivering innovative global services. He also focused on strategic workforce planning to support scaling of the business and shifting skills and capabilities required to execute on our strategy.

2026 Proxy Statement 37

Marc D. Graff
❖
Mr. Graff was appointed to serve as our CFO, effective August 1, 2025, to succeed Mr. Moylan, our former CFO who retired in August 2025. Mr. Graff brought extensive financial expertise and industry knowledge, particularly in data center-related technologies and scaling complex businesses, as well as nearly 30 years of global finance experience in financial planning and analysis, tax and trade matters, and accounting to the role. Mr. Graff provided effective management and leadership through the leadership team's transition, and oversaw a wide range of organizations, including finance and accounting, global business operations, information technology, internal audit, investor relations, corporate real estate, tax, and treasury. More recently, he introduced a new set of market expectations for gross margin expansion, and a revised set of capital allocation priorities to ensure continued investment in innovation and profitable growth of the business. As set forth in “Appointment of Mr. Graff” below, the Committee established Mr. Graff's compensation at the time of his appointment as CFO.

James E. Moylan, Jr.
❖
In his long-standing role as our former CFO, Mr. Moylan continued to maintain excellent relationships with the financial community and our stockholders. He provided effective management and leadership over a wide range of organizations, including finance and accounting, global business operations, information technology, information and cybersecurity, internal audit, investor relations, tax, and treasury. He supervised the continued strengthening of our balance sheet, including the refinancing of our existing term loans and repurchase of $330 million of stock under our $1 billion stock repurchase program. Mr. Moylan also continued to serve as the executive sponsor of several cross-functional initiatives to drive greater levels of digital transformation and integrated business processes within Ciena. Mr. Moylan retired on August 28, 2025.

Dino DiPerna
❖
Mr. DiPerna successfully led our Global Research and Development organization, which supports technological innovation in all areas of our strategy and covers global development resources and initiatives across our optical networking, routing and switching and network control and planning solutions. His leadership through a period of intense acceleration of the pace of innovation enabled Ciena to drive greater operational efficiency and collaboration across its team of more than 3,500 research and development professionals executing on Ciena’s research and development strategy. Among his many achievements, Mr. DiPerna led the successful development of Ciena’s WaveLogic 6 technology, the introduction of new pluggable solutions and significant advances that position Ciena’s interconnects portfolio to seize on opportunities in and around the data center.

Jason M. Phipps
❖
Mr. Phipps led our Global Customer Engagement organization to achieve record orders and significant backlog in fiscal 2025. Mr. Phipps oversaw significant expansion of our sales to cloud providers, including record revenue contribution during fiscal 2025. His leadership enabled his team to scale for growth, which is critical to Ciena's strategy, and to undertake more complex and demanding sales strategies, including expansion of sales into new and adjacent markets. Mr. Phipps took on additional responsibility for Ciena's significant Global Services organization and supported initiatives to enhance our customer engagement model and virtual customer collaboration tools. He also continued to focus on expanding our internal go-to-market resources in the areas of interconnects, routing and switching, and automation.

David M. Rothenstein
❖
In his role as Chief Strategy Officer, Mr. Rothenstein demonstrated strong performance across a range of areas, including: completion of our acquisition of Nubis Communications, Inc. to complement our existing optical networking portfolio of high-speed interconnects; implementing the structure and planning process for our three-year strategic plan; maintaining a comprehensive corporate strategic scorecard; evaluating and actioning several strategic investment decisions; serving as a corporate spokesperson with the financial community; and progressing our various sustainability initiatives. In addition, as Corporate Secretary, Mr. Rothenstein continued to manage effectively the work plan for and the engagement with our Board of Directors.

Internal equity. The Committee seeks to promote strong teamwork and high morale within our executive team. While the Committee does not use any quantitative formula or multiple for comparing or establishing compensation among our executive officers, it is mindful of internal pay equity considerations, and assesses the relationship of the compensation of each executive officer to other

38 2026 Proxy Statement

members of the executive team. Each fiscal year, the Committee also considers, on a relative basis, the aggregate portion of equity awards, in terms of economic value and allocation of shares, made to the executive team, in comparison to other eligible employees.

Elements of compensation

Principal elements of compensation

The principal elements of compensation of our executive officers, including our NEOs, include:

Element	Type	Form	Key Characteristics	Purpose

Base Salary	Fixed	Cash	Annual adjustments based on individual and company performance, pay level relative to market and internal pay equity	Attracts, retains and rewards NEOs by providing a competitive fixed amount of compensation for service that reflects skill, responsibility and experience

Annual Cash Incentive	Variable	Cash	Variable cash compensation, based on pre-established financial, strategic and operational goals and individual performance

Focuses NEOs on achievement of our short-term financial, strategic, and operational goals

Aligns interests of NEOs with stockholders by promoting revenue and operating income growth and achievement of other key corporate objectives

Long-Term Equity Incentive	Variable	Restricted Stock Units	RSU equity awards vest based on continued service in quarterly increments over a four-year period

Aligns NEO and stockholder interests

Motivates and rewards NEOs for the achievement of goals that are aligned with our strategic plan or indicators of long-term corporate performance

Retains NEOs through multiyear vesting of equity awards and performance periods

		Performance Stock Units	PSU equity awards earned based on pre-established financial goals have a one-year performance period and vest in equal increments over two years following the date of grant

		Market Stock Units	MSU equity awards earned based on Ciena TSR relative to an identified median company from a comparison index over a three-year performance period, and vest in full at end of that period

We also provide market-aligned severance and change in control related payments and benefits for our NEOs, and other benefits such as a 401(k) plan, health and wellness benefits including an annual physical examination, and financial planning and tax preparation services. In addition, our NEOs participate in the Deferred Compensation Plan available to other senior management employees and standard employee benefit plans and programs available to our other employees.

2026 Proxy Statement 39

Pay mix

In determining the mix of compensation among these elements, the Committee does not assign specific ratios or other relative measures that dictate the total compensation mix to be awarded or targeted to the executive team, or the portion that is either at-risk or otherwise subject to performance. Nevertheless, as illustrated by the charts below, the Committee continued to structure executive compensation in fiscal 2025 so that a significant portion of the target total direct compensation of our CEO and the other NEOs was "at-risk" or performance-based, with the actual value realized subject to the achievement of short-term or long-term corporate and financial performance goals. Approximately 60% of our CEO’s target total direct compensation for fiscal 2025 was structured as "at-risk" performance-based compensation. By linking a significant portion of our executives’ compensation to performance, the Committee emphasized incentive-based variable pay, which is consistent with our pay-for-performance philosophy and creates a strong alignment with long-term stockholder value.

CEO fiscal 2025 target total direct compensation mix	Average non-CEO NEO fiscal 2025 target total direct compensation mix*

*not including Mr. Moylan, who retired in August 2025, or Mr. Graff who was hired as of August 2025

Target total direct compensation reflects annual base salary, target annual cash incentive opportunity and grant date fair value of fiscal 2025 equity awards.

Cash compensation

Base salary

In determining base salaries for fiscal 2025, the Committee considered the Market Data, market medians of equivalent positions, anticipated merit increases by peer companies, and the ongoing criticality of the NEOs' respective roles, as described in "Qualitative Factors" above. Accordingly, for fiscal 2025, the Committee determined to increase the base salaries of Messrs. Smith, Moylan, DiPerna, Phipps, and Rothenstein, as set forth below (in Canadian dollars for Mr. DiPerna). As set forth in “Appointment of Mr. Graff” below, the Committee established Mr. Graff's compensation at the time of his appointment as CFO. The amount disclosed for Mr. Graff in the table below reflects his annualized base salary. During fiscal 2025, he received a prorated amount based on the number of days he served as CFO.

Annual Base Salary

		Annual Base Salary ($)
Name		Fiscal 2024		Fiscal 2025	Percentage Increase
Gary B. Smith		$1,000,000		$1,100,000	10.0%
Marc D. Graff		$—		$650,000	N/A
James E. Moylan, Jr.		$617,700		$639,300	3.5%
Dino DiPerna	CAD	$648,000	CAD	$670,700	3.5%
Jason M. Phipps		$564,600		$584,400	3.5%
David M. Rothenstein		$559,200		$578,800	3.5%

40 2026 Proxy Statement

Annual cash incentive opportunity

The annual cash incentive opportunity for our employees, including the NEOs, is expressed as a percentage of base salary. Because of this correlation, the Committee typically looks at base salary and annual cash incentive compensation in combination, and considers the effect modifications to either element have on the "target total cash compensation" for each individual. The Committee considers potential incentive payments to each NEO at the "target" level (as reflected in "Annual Cash Incentive Bonus Plan" below), together with base salary, in determining the "target total cash compensation" payable to each executive.

Based on the Market Data considered by the Committee and on the planned increases in base salaries described above, the Committee determined to increase the target annual cash incentive opportunities for two NEOs, to better align them with the market for their positions and in recognition of the critical nature of their roles, as described in "Qualitative Factors" above. The Committee determined that the target annual cash incentive opportunities for the other NEOs were reasonable and appropriate, and accordingly did not increase them for fiscal 2025.

Annual Cash Incentive Opportunity

	Target Annual Cash Incentive Compensation (as a percentage of base salary)
Name	Fiscal 2024	Fiscal 2025	Percentage Increase
Gary B. Smith	150%	150%	0%
Marc D. Graff	—	100%	N/A
James E. Moylan, Jr.	90%	100%	11%
Dino DiPerna	80%	90%	13%
Jason M. Phipps	100%	100%	0%
David M. Rothenstein	80%	80%	0%

Target total cash compensation opportunity

The Committee’s decisions with respect to annual base salaries and target annual cash incentive opportunities for fiscal 2025 resulted in target total cash compensation for the NEOs as set forth below (in Canadian dollars, for Mr. DiPerna). The amount disclosed for Mr. Graff in the table below reflects his annualized target total cash compensation. During fiscal 2025, he received a lower, prorated amount based on the number of days he served as CFO.

Target Total Cash Compensation

		Target Total Cash Compensation ($)
Name		Fiscal 2024		Fiscal 2025	Percentage Increase
Gary B. Smith		$2,500,000		$2,750,000	10.0%
Marc D. Graff		—		$1,300,000	N/A
James E. Moylan, Jr.		$1,173,630		$1,278,600	8.9%
Dino DiPerna	CAD$	1,166,400	CAD$	1,274,330	9.3%
Jason M. Phipps		$1,129,200		$1,168,800	3.5%
David M. Rothenstein		$1,006,560		$1,041,840	3.5%

The amounts in the table above represent target total cash compensation for fiscal 2024 and fiscal 2025. For amounts actually earned or received by our NEOs during fiscal 2025, see the "Fiscal 2025 Summary Compensation Table" section of the "Executive Compensation Tables" below.

Annual cash incentive bonus plan

Full-time employees, excluding our employees who receive sales commissions, generally are eligible to participate in our annual cash incentive bonus plan, which pays a bonus upon the achievement of pre-established performance objectives selected by the Committee. This plan is the mechanism for delivering the annual cash incentive opportunities discussed above. The bonus plan, which is more fully described in the "Fiscal 2025 Grants of Plan-Based Awards" section of the "Executive Compensation Tables" below, provides the Committee with the flexibility to establish corporate, departmental or individual performance objectives upon which bonus payments are contingent.

2026 Proxy Statement 41

The bonus plan is structured to focus and incent our executive officers on the achievement of a key pre-established set of short-term financial and corporate performance objectives.

Fiscal 2025 structure. In designing the fiscal 2025 annual cash incentive bonus plan, the Committee decided to continue to use two financial objectives and a set of defined corporate objectives to determine the applicable bonus funding percentage. Revenue and adjusted operating income (after taking into account the adjustments described in Financial Objectives below) were again selected as the financial objectives to reflect Ciena’s overall emphasis on balancing both top-line revenue growth and bottom-line profitability, and were weighted at 40% and 30%, respectively. The corporate objectives were again weighted at 30%. For fiscal 2025, the Committee determined to retain existing thresholds, payouts, and slopes, as the Committee deemed these elements to be appropriately rigorous in light of Ciena's expected business volatility and within the range of reasonable market practice.

The applicable bonus funding percentage under the fiscal 2025 annual cash incentive bonus plan was calculated as set forth below, with the maximum amount that could be paid equaling 185% of the target annual cash incentive opportunity ((200% x 40%) + (200% x 30%) + (150% x 30%)). Overall, the fiscal 2025 annual cash incentive bonus plan was designed to balance and align the interests of our employees and stockholders, while incentivizing Ciena’s workforce to drive toward growing revenue and improving profitability and stockholder return.

Fiscal 2025 Revenue (40%)		Fiscal 2025 Adjusted Operating Income (30%)		Corporate Objectives (30%)
Performance Against Target (%)	Total Target Bonus Earned (%)	Performance Against Target (%)	Total Target Bonus Earned (%)	Objectives Achieved (#)	Total Target Bonus Earned (%)
< 80.0%	0.0%	< 70.0%	0.0%	0 - 2	0%
80.0%	50.0%	70.0%	50.0%	3	50%
95.0%	90.0%	92.5%	90.0%	4	100%
100.0%	100.0%	100.0%	100.0%	5	125%
105.0%	110.0%	107.5%	110.0%	6	150%
> 115.0%	200.0%	> 125.0%	200.0%

Bonus payments are interpolated for performance results falling between the designated levels set forth above. For illustrative purposes only and by way of example, if Ciena had achieved 80% of the revenue target, 92.5% of the adjusted operating income target and five of its six corporate objectives, the applicable annual cash incentive award would have been 84.5% ((50% x 40%) + (90% x 30%) + (125% x 30%)) of the target annual cash incentive opportunity.

Financial objectives. As noted above, the Committee believed that the use of two financial performance-based metrics – revenue and adjusted operating income – would provide the most comprehensive and effective indicator of Ciena’s overall operating performance, reduce dependency on a single financial objective, and balance emphasis on top-line and bottom-line performance. The Committee recognized that those measures were two of the most important and frequently reviewed metrics used by our CEO and executive team in managing Ciena’s business. Adjusted operating income is a non-GAAP measure pursuant to which the Committee gives effect to certain adjustments to our GAAP income results generally consistent with those reported in our quarterly earnings releases, as well as the cost of the annual cash incentive bonus plan and any sales incentive compensation earned by our global field organization in excess of that budgeted in our annual operating plan. See the section titled "Non-GAAP Measures" for more information on the use of these measures and comparable GAAP metrics. Each of the targets for these financial performance-based metrics was taken directly from our fiscal 2025 operating plan approved by the Board of Directors.

42 2026 Proxy Statement

Corporate objectives. The fiscal 2025 corporate objectives for the annual cash incentive bonus plan were recommended by management and, after discussion, approved by the Committee. The objectives were aligned with Ciena’s execution imperatives for the fiscal year and were viewed as important to advancing Ciena’s three-year strategic plan. The Company achieved all six objectives, as set forth below.

• Reduce reconfigurable line system standard system cost by 10% year-over-year on each of two defined configurations

• Deliver samples of WaveLogic 6 Nano to lead cloud provider customers for pre-deployment integration • Ship 60,000 WaveLogic 5 Nano plugs in Ciena systems or third-party platforms

• Generate $175 million in aggregate orders for specified metro routing solutions and broadband access solutions

• Achieve general availability of two user interface solutions for our Navigator Network Control software

•
Achieve two of the following:
o
Generate implement services cost savings of 5.5% year-over-year
o
Increase implement services revenue by 6% year-over-year
o
Realize $5 million in new network migration services project wins

• Deploy into production a key software feature to support our supply chain transformation effort

Attainment of Fiscal 2025 cash incentive bonus

In fiscal 2025, Ciena generated revenue of $4,770 million and adjusted operating income of $749 million after giving effect to the adjustments described above. Ciena also successfully achieved all six corporate objectives for fiscal 2025. Based on this strong performance against our fiscal 2025 financial and corporate objectives, we overachieved against all three targets.

Revenue (40%)			Adjusted Operating Income (30%)			Corporate Objectives (30%)
Target ($MM)	Actual ($MM)	% Bonus Payout	Target ($MM)	Actual ($MM)	% Bonus Payout	Target (#)	Actual (#)	% Bonus Payout
$ 4,300	$ 4,770	163%	$ 570	$ 749	200%	4	6	150%

As a result, the NEOs earned and were awarded a bonus equal to 170% of the target annual cash incentive opportunity ((163% x 40%) + (200% x 30%) + (150% x 30%)), which resulted in cash incentive bonus payments as set forth below (in Canadian dollars, for Mr. DiPerna). The bonus payments set forth below for Messrs. Graff and Moylan were prorated to reflect the number of days each served during fiscal 2025.

Attainment of Fiscal 2025 Cash Incentive Bonus

Name	Fiscal 2025 Cash Incentive Bonus
Gary B. Smith		$2,805,000
Marc D. Graff		$280,055
James E. Moylan, Jr.		$892,202
Dino DiPerna	CAD	$1,026,171
Jason M. Phipps		$993,480
David M. Rothenstein		$787,168

2026 Proxy Statement 43

Equity compensation

Factors and process in determining equity awards

In determining equity compensation for fiscal 2025, the Committee considered the Market Data with respect to the overall average equity value for our executive officers as compared to the market. Ciena primarily competes with and hires executives from companies that are substantially larger in all relevant comparator metrics, and that the Committee has determined are therefore not appropriate to include in the Peer Group. This dynamic results in the Committee developing a Peer Group of industry-related companies with whom Ciena does not directly compete but who represent an aggregate financial profile that places Ciena at or about the market median, with revenue as the most relevant criterion. As a result, and to better reflect market dynamics and Ciena’s resulting challenge in attracting and retaining top executives, the Committee believes that it is appropriate to establish equity values for our executive officers using a third quartile target range for the values delivered to similar executives.

Based on Ciena’s business and financial performance, the factors for each individual executive described in "Qualitative Factors" above, and Compensia’s analysis, our CEO prepared recommendations for target equity values for each of the NEOs (other than himself) for the Committee’s consideration.

In determining fiscal 2025 equity compensation, and in addition to the qualitative factors described above, the Committee considered, among other things, the following:

❖
our CEO’s assessment of the overall responsibilities, performance, experience, expertise and value to Ciena of each individual, as well as the criticality of each position and any concerns with respect to retaining the individual;
❖
the outstanding, unvested equity holdings of each individual and assumptions relating to future values;
❖
the potential impact of awards at the target equity values on key stockholder dilution metrics, including current and three-year average burn rate, equity overhang levels, and equity grant expense as a percentage of market capitalization;
❖
the specific number of shares resulting from the proposed target equity values using a range of possible grant date Ciena stock prices; and
❖
the number of shares remaining available for issuance under the 2017 Plan.

The Committee made its own evaluation for our CEO, based upon its assessment of his performance, experience and value to Ciena, as well as consideration of the other factors listed above.

Equity awards

As described above, based on the Market Data, as well as our methodology for calculating the value of equity awards, the Committee believed that the target equity values delivered the previous year were slightly below the overall market. Accordingly, the Committee established aggregate target delivered values for fiscal 2025 that represented either the previous target delivered values or reasonable year-over-year increases in target delivered values, with variance by individual executive based on market comparisons for the applicable position, in order to ensure alignment with the market and remain competitive.

To ensure continued alignment between the compensation of our executive officers, Ciena’s business and financial performance, and stockholder returns, the Committee decided to deliver this aggregate target equity value through a mix of equity vehicles, consistent with the equity allocation used in recent years. Specifically, the fiscal 2025 equity awards for our executive officers included a combination of RSUs, PSUs, and MSUs, the key elements of which are set forth below.

Equity Vehicle	Weighting (CEO)	Weighting (Other NEOs)	Metric(s)	Performance Period	Vesting

Restricted Stock Units	40%	50%	None	N/A	Quarterly (1/16th) over four years

Performance Stock Units	36%	30%	Sales Orders and Adjusted EPS	One Year (Fiscal 2025)	50% after first year and 50% after second year

Market Stock Units	24%	20%	Relative TSR	Three Years (Fiscal 2025–2027)	100% after third year

Once established by the Committee, each NEO’s target equity value was calculated into a specific number of shares of Ciena’s common stock based on the grant date fair value of each of the selected equity vehicles. For more information on the calculation of grant date fair value in accordance with FASB ASC Topic 718, please refer to the "Fiscal 2025 Summary Compensation Table" below and its accompanying footnotes.

44 2026 Proxy Statement

The table below sets forth the specific number of shares underlying the equity awards granted to each NEO, with the PSU and MSU awards indicated at the target level based on achievement of the goals described below. The table also sets forth the aggregate target value intended by the Committee and the aggregate grant date delivered value of such awards based on (i) for RSU and PSU awards, Ciena’s closing stock price of $88.14 per share on the grant date of December 17, 2024, and (ii) for MSU awards, the Monte Carlo simulation as of the grant date, establishing the future award value in accordance with the valuation methodology of FASB ASC Topic 718. Mr. Graff received a sign-on replacement equity grant of RSUs upon his hire, for which the aggregate grant date delivered value set forth below is based on Ciena's closing stock price of $88.63 per share on the grant date of August 1, 2025. Mr. Moylan did not receive equity awards in fiscal 2025 due to his planned retirement.

Fiscal 2025 Annual Equity Awards

Name	RSUs (#)	PSUs at Target Level (#)	MSUs at Target Level (#)	Aggregate Target Value (1) ($)	Aggregate Grant Date Delivered Fair Value ($)
Gary B. Smith	56,728	51,055	34,037	$12,500,015	$14,637,538
Marc D. Graff	118,312	—	—	$10,485,993	$10,485,993
James E. Moylan, Jr.	—	—	—	—	$—
Dino DiPerna	12,764	7,658	5,106	$2,250,038	$2,570,695
Jason M. Phipps	18,153	10,892	7,261	$3,200,011	$3,656,002
David M. Rothenstein	14,182	8,509	5,673	$2,500,003	$2,856,267

(1)
Based on the closing stock price of Ciena’s common stock on the date of grant.

RSUs. The Committee used its standard four-year vesting period for the RSUs – one-sixteenth of the grant amount vesting each calendar quarter over a four-year period – to promote long-term alignment with stockholders and longer-term decision making that provides an effective balance to the shorter-term incentive provided by annual cash incentive bonus awards.

PSUs. The Committee structured the PSUs with a fiscal 2025 performance period. In selecting a one-year period, the Committee sought to achieve a balance between the desire to incorporate a specific performance-based component in the long-term incentive compensation for our executive officers with an acknowledgment of the difficulties inherent in establishing long-term performance goals in an uncertain macroeconomic environment and given the volatile technology and communications networking sectors in which we and our customers compete. The Committee carefully considered the implications of using a one-year performance period instead of a longer period for this portion of its long-term incentive compensation, and ultimately determined that such implications were outweighed by the desire to avoid any long-term unintended consequences or limiting Ciena’s flexibility as a result of outdated or inapplicable long-term goals in future years. In recognition of the one-year performance period, the Committee incorporated an additional retention element to the performance equity compensation, whereby any PSU shares that were earned during the fiscal 2025 performance period would be subject to a staggered vesting and delivery schedule in two equal installments over the 12 months following the end of the fiscal 2025 performance period, subject to the individual executive officer’s continued service with Ciena. In establishing this performance equity structure, the Committee was significantly influenced by the fact that it had been using a similar structure for the past several years and that the structure successfully achieved the Committee’s desired objectives for both company performance and long-term incentive compensation for our executive officers. The Committee also considered this structure to be reasonable and appropriate in light of the use of other longer-term equity awards, including, in particular, MSUs as part of the overall equity allocation for our executive officers.

In establishing goals for the PSUs, the Committee sought to align the interests of our executive officers with our stockholders by focusing their efforts on ensuring the longer-term growth of our business while achieving growing profitability. The Committee also sought to avoid metric overlap between the goals for the annual cash incentive bonus plan and the long-term equity compensation for our executive officers. Accordingly, the PSUs were based on two goals for fiscal 2025:

❖
$4,218 million in aggregate sales orders; and
❖
$2.14 in adjusted EPS.

Adjusted EPS is a non-GAAP measure determined as Ciena's EPS calculated using our GAAP income results with adjustments generally consistent with those reported in our quarterly earnings release. See the section titled "Non-GAAP Measures" for more information on the use of these measures and comparable GAAP metrics.

Each of these goals was derived directly from the targets set forth in our fiscal 2025 operating plan, which was reviewed and approved by the Board of Directors. The PSUs were allocated equally between the two goals, and the Committee considered the prospects for attainment and non-attainment of the PSU performance goals to be equally likely.

Any portion of the PSUs not earned by the end of the performance period would be forfeited. The PSUs were designed such that 100% of the shares underlying the award would be earned upon the achievement of 100% of both the sales orders target and the adjusted earnings per share target. Consistent with our pay-for-performance philosophy, and to closely align the interests of our executive officers with our stockholders and to further incentivize them to overachieve against our fiscal 2025 operating plan, the

2026 Proxy Statement 45

Committee incorporated upside earning potential to the PSUs for extraordinary performance and downside risk for under-performance against each of the two goals. Specifically, the Committee established the minimum performance thresholds and maximum number of additional PSUs that could be earned for achievement against the sales orders and adjusted EPS targets, as set forth below:

	Aggregate Sales Orders (1/2 of Total PSUs)			Adjusted EPS (1/2 of Total PSUs)
	Aggregate Sales Orders ($MM)	Performance Against Target (%)	Target PSUs Earned (%)	Adjusted EPS ($)	Performance Against Target (%)	Target PSUs Earned (%)
	< $3,374	< 80.0%	0%	<$1.50	< 70.0%	0%
“Threshold”	$3,374	80.0%	50%	$1.50	70.0%	50%
	$3,902	92.5%	90%	$1.98	92.5%	90%
"Target"	$4,218	100.0%	100%	$2.14	100.0%	100%
	$4,534	107.5%	110%	$2.30	107.5%	110%
“Maximum”	$4,851	115.0%	200%	$2.78	130%	200%

The percentages of target PSUs earned are interpolated on a straight-line basis for results falling between the designated levels set forth above. Based on the above table, no PSUs could be earned for performance below the threshold, and the maximum number of PSUs that could be earned was 200% of the target number of shares underlying each PSU award.

MSUs. To promote a strong alignment of interests with our stockholders, the Committee incorporated a relative stock performance goal as part of the annual equity awards for our executive officers. The MSUs are based on Ciena’s total stockholder return ("TSR") – i.e., its stock price appreciation – as compared to the TSR of an identified median company (the "Index Median Company") within the S&P North American Technology-Multimedia Networking Index (the "S&P Networking Index") over a three-year measurement period covering Ciena’s fiscal 2025 through fiscal 2027 (the "Measurement Period"). The Committee selected the S&P Networking Index as the appropriate comparator index both because it is directly relevant to our business, consisting of several companies in our sector and including Ciena as a constituent, and because its overall performance has been closely correlated to that of Ciena in recent years. For purposes of determining the TSR for Ciena and the TSR for the Index Median Company, and in order to mitigate the potential impact of stock price volatility, the beginning and ending values for each measure are determined on an average basis over a period of 90 calendar days prior to both the beginning and the end of the Measurement Period. For the same reasons as with the PSUs, the Committee incorporated upside earning potential to the MSUs for outperformance against the S&P Networking Index and downside risk for underperformance against the S&P Networking Index. Specifically, the applicable percentage of the target number of MSUs earned will be determined based on the absolute percentage point difference between Ciena’s TSR as compared to the TSR for the Index Median Company during the Measurement Period, as set forth below:

Fiscal 2025 MSU Performance Goal

Fiscal 2025-2027 Relative TSR (absolute percentage point difference)	Target MSUs Earned (%)
(50)%	0%
Equal	100%
≥50%	200%

The percentage of target MSUs earned is interpolated on a straight-line basis for results falling between the designated levels set forth above. Based on the above table, the maximum amount of MSUs that can be earned is 200% of the target number of shares underlying each MSU award. However, if Ciena’s TSR during the Measurement Period is negative (as a result of a decline in our stock price during such period), then the executive officer will earn less than 100% of the target number of shares underlying the MSU award, even if the relative TSR target is met. To the extent earned, the MSUs will vest in full in December 2027 following the end of the Measurement Period, subject to the individual executive officer’s continued service with Ciena through the vesting date. Any portion of the MSUs not earned at the end of the Measurement Period will be forfeited.

Overall, the Committee believed that nearer-term goals of the PSUs focused on top-line growth and bottom-line cash generation (via the PSU goals of sales orders and adjusted EPS), complemented by a longer-term MSU goal focused on relative TSR, is an effective combination that will closely align the interests of our executive officers with those of stockholders and thereby encourage actions expected to enhance stockholder value.

Attainment of fiscal 2025 PSUs

During fiscal 2025, our industry experienced unprecedented increases in demand, in particular as a result of expenditures related to AI and other cloud-based applications. As a result, we experienced a significantly higher volume of sales orders in fiscal 2025

46 2026 Proxy Statement

compared to our target. In addition, our strong business and financial performance in fiscal 2025 resulted in overperformance against our adjusted EPS target. Consequently, we overperformed against both targets, as set forth below.

Aggregate Sales Orders (50%)					Adjusted EPS (50%)
Threshold ($MM)	Target ($MM)	Maximum ($MM)	Actual ($MM)	% PSUs earned	Threshold ($)	Target ($)	Maximum ($)	Actual ($)	% PSUs earned

$ 3,374	$ 4,218	$ 4,851	$ 7,749	200%	$ 1.50	$ 2.14	$ 2.78	$ 2.64	174%

Based on the equal weighting of the two goals,187% of the total PSUs were earned as set forth below. One-half of the PSUs earned during fiscal 2025 vested in December 2025, and the remaining one-half of the PSUs earned will vest in December 2026, subject to the executive officer's continued service with Ciena through the vesting date. Mr. Moylan did not receive equity awards in fiscal 2025 due to his planned retirement.

Fiscal 2025 PSU Awards Earned

Name	PSUs Earned (#)
Gary B. Smith	95,471
Dino DiPerna	14,320
Jason M. Phipps	20,368
David M. Rothenstein	15,910

Attainment of fiscal 2023 MSUs

The MSUs granted in December 2022 applied to the three-year measurement period covering Ciena’s fiscal 2023 through fiscal 2025. During that period, Ciena’s average 90-day average stock price increased from $46.25 at the beginning of the measurement period to $132.01 at the end of the measurement period, thereby generating a TSR of 185.42%. During that same period, the average stock price of the S&P Networking Index generated a TSR of 66.21%. Based on that performance, Ciena’s TSR overperformed the S&P Networking Index’s Return over the measurement period by 119.21%, which resulted in 200% of the total MSUs being earned as set forth below. By their terms, the earned MSUs vested in their entirety in December 2025.

Fiscal 2023-2025 Comparative TSR Performance
Ciena TSR (%)	Index TSR (%)	% MSUs earned
185.42%	66.21%	200%

Fiscal 2023 MSU Awards Earned

Name	MSUs Earned (#)
Gary B. Smith	116,582
James E. Moylan, Jr.	22,955
Jason M. Phipps	21,196
David M. Rothenstein	17,664

Equity award practices

Although we do not have a formal policy or obligation to grant equity awards to executive officers and directors on specific dates, we apply a consistent approach in our equity award practices by granting annual equity awards to our executive officers and directors at or around the same time each year. Annual equity awards to our NEOs are made by the Committee, and the grant date of these awards is the same day that the Committee meets to approve the awards. The Committee generally meets, approves and grants annual equity awards to our executive officers promptly following Ciena’s release of earnings for the fourth quarter and fiscal year. This practice began in fiscal 2007 and continued for annual equity awards in fiscal 2025, with the fourth quarter earnings release on December 12, 2024 and executive and non-executive equity awards granted on December 17, 2024. We do not take material nonpublic information into account when determining the timing and terms of equity awards, and do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. We have not granted stock options or similar awards in many years.

2026 Proxy Statement 47

Appointment of Mr. Graff

Mr. Graff was appointed by our Board of Directors to serve as our new Senior Vice President and CFO, reporting directly to our CEO, effective August 1, 2025. Additionally, the Board designated Mr. Graff as Ciena’s principal financial officer and principal accounting officer, effective as of August 1, 2025. In connection with his appointment, Mr. Graff signed an offer letter with Ciena, dated June 13, 2025 (“the CFO Offer Letter”), which includes an initial annual base salary of $650,000 and provides for eligibility to receive an annual cash incentive bonus at target of 100% of his base salary (prorated for fiscal 2025), which is subject to Ciena's achievement of the applicable Board-approved financial and performance goals for the fiscal year. Additionally, the CFO Offer Letter provides for a one-time cash sign-on bonus of $1,950,000 and a one-time sign-on replacement equity grant of RSUs with a target delivered value of $10,486,000, the aggregate amount of which was intended to compensate Mr. Graff for a portion of the value of certain near-term cash and equity incentives and certain long term equity incentive compensation that he forfeited upon resignation from his prior employer, rather than as an inducement to employment. The sign-on bonus is subject to repayment in the event of Mr. Graff’s voluntary resignation or termination for cause (as such term is defined in the Company’s U.S. Executive Severance Plan) prior to August 1, 2026. The replacement equity grant of RSUs will vest one-quarter (1/4) on August 1, 2026, and will thereafter vest in equal one-twelfth (1/12) installments every three months over a three-year period ending August 1, 2029. The CFO Offer Letter also includes a grant of Ciena equity awards consisting of a mix of RSUs, PSUs, and MSUs with an aggregate target delivered value of $3,900,000, at such time as the Compensation Committee awards annual executive equity compensation for fiscal 2026. The mix of equity awards comprising the target delivered value will be proportionately allocated in the same manner as those awards to be made to Ciena's other executive officers (excluding the CEO) for fiscal 2026. Mr. Graff also participates in the Company's U.S. Executive Severance Plan and has entered into the Company's standard form of Change in Control Severance Agreement. In connection with his relocation to the Company’s headquarters in Maryland, Mr. Graff is also entitled to receive certain relocation allowances and benefits.

For amounts actually earned or received by Mr. Graff during fiscal 2025, see the “Fiscal 2025 Summary Compensation Table” section in the “Executive Compensation Tables” below.

Other program elements and pay practices

Risk assessment of compensation practices

During fiscal 2025, at the Committee’s request and direction, management conducted an assessment of the risks associated with Ciena’s compensation policies and practices, including:

❖
review of plans, policies, and procedures relating to the components of our compensation programs
❖
review of incentive-based cash and equity compensation features
❖
identification of any regional or functional distinctions in our compensation programs
❖
identification of compensation design features that could potentially encourage excessive or imprudent risk taking, and identification of business risks that these features could potentially encourage
❖
consideration of the presence or absence of appropriate controls, oversight, or other factors that mitigate potential risks
❖
consideration of risks related to our compensation policies and practices and the potential for such risks to result in a material adverse effect on Ciena as a whole

The Committee paid particular attention to any additions, modifications, or revisions to our compensation programs during the current and preceding fiscal years, and how these changes affected the strengths, weaknesses or controls related to such programs. The Committee also focused its assessment on performance-based incentive compensation programs involving variable payouts and compensation programs impacting our executive team. In substantially all cases, compensation programs were found to be centrally designed and administered and, excluding sales incentive compensation, substantially identical across function and geography. The objectives used to determine incentive compensation were found to be based primarily on Ciena’s reported financial results and other performance-based corporate performance goals used to manage the business or derived from Ciena’s annual operating plan approved by the Board of Directors.

In addition, the assessment identified significant controls and other mitigating factors that serve to offset elements of Ciena’s compensation policies and practices that may introduce risk, including:

❖
oversight of major incentive compensation programs and decision-making by the Committee, which, in most cases, retains the ability to adjust elements of incentive compensation in its discretion
❖
robust internal controls over financial reporting and compensation practices regularly reviewed and/or tested by internal auditors and subject to testing as part of the annual independent integrated audit by our external auditors
❖
appropriate segregation of duties
❖
Audit Committee oversight and review of financial results and non-GAAP adjustments used in certain components of incentive compensation
❖
presence of and training relating to corporate standards of business conduct and ethics
❖
substantial alignment of compensation and benefits for executive and non-executive salaried employees
❖
recoupment or "clawback" policies and features in incentive compensation plans applicable to our executive officers and other award recipients as described in "Clawback Policy and Provisions" below

48 2026 Proxy Statement

Based on the assessment and factors described above, the Committee determined that the risks associated with Ciena’s compensation policies and practices are not reasonably likely to result in a material adverse effect on Ciena.

Stock ownership guidelines

To align the interests of our executive officers and directors with those of our stockholders, and to promote our commitment to sound corporate governance, the Board of Directors has established stock ownership guidelines for our executive officers and non-employee directors. The guidelines require such persons to hold shares of Ciena common stock of a value equal to a multiple of their annual base salary or annual cash retainer, as applicable, as follows:

Position	Stock Ownership Requirement
CEO	5x base salary
Executive Chair	5x base salary
Executive Officers	2x base salary
Non-Employee Directors	5x cash retainer

We also have a requirement that our executive officers and non-employee directors hold 50% of all shares of Ciena common stock acquired from Ciena equity awards (net of any shares withheld for taxes or payment of exercise price) until they achieve the applicable minimum ownership level. In addition to the stock ownership requirements specified above, our CEO is required to hold any net shares of Ciena stock that he receives through the exercise of stock options or SARs for at least one year.

Each executive officer and non-employee director is subject to these guidelines, provided he or she has five years to attain the requisite stock ownership from the date such individual first becomes subject to the guidelines. Shares that count toward satisfaction of the stock ownership guidelines include: (i) shares owned outright by the person or his or her immediate family members residing in the same household; (ii) shares held in trust for the benefit of the person or his or her family; (iii) shares held through our Deferred Compensation Plan; and (iv) shares purchased on the open market. Unexercised stock options, whether or not vested, unvested RSUs, and unearned and unvested PSUs or MSUs, do not count toward the satisfaction of the guidelines. The guidelines may be waived, at the Committee’s discretion, if compliance would create hardship or prevent compliance with a court order.

Deferred Compensation Plan

Our Deferred Compensation Plan allows a select group of management employees in the United States (including our NEOs) to defer up to 75% of their base salary and up to 100% of their other compensation, including annual cash incentive bonuses, commissions and RSU awards. The plan also allows non-employee directors to defer up to 100% of their annual cash retainer and annual RSU awards. The plan does not provide for any matching or discretionary contributions to participants except for restorative matching payments of foregone matching contributions that a participant would have received under the terms of our 401(k) Plan but for the participant’s deferrals into the plan.

U.S. Executive Severance Benefit Plan

We maintain a U.S. Executive Severance Benefit Plan as part of our efforts to continue to attract and retain top executive talent. This plan, which is governed by the Employee Retirement Income Security Act of 1974, as amended, provides certain U.S.-based employees, including the NEOs and employees of the rank of vice president or above, with certain severance payments and benefits in the event of an involuntary separation of service by Ciena without "cause." We believe that this plan is necessary to offer competitive executive compensation packages, and that the plan is important for the retention of participants. For additional information about the severance payments and benefits payable under this plan, as well as the estimated value of these payments and benefits for the NEOs, see "Payments Upon Involuntary Separation of Service for Other than Cause" below.

Change in control severance agreements

Each of our executive officers has a change in control severance agreement with Ciena. We have entered into these agreements upon the initial hiring of senior employees, upon promotion of existing employees to senior executive roles, and when the Committee determines it to be important for the retention of other key employees. As the existing agreements were due to expire in accordance with their terms, in November 2025 each of the NEOs entered into a new change in control severance agreement with Ciena. These agreements contain substantially the same terms and conditions as the previous agreements and are effective through November 2028, unless earlier terminated. We believe that these severance arrangements are important for retention of key employees and necessary to attract qualified executive officers, who may otherwise be deterred from taking a position with us by the possibility of being dismissed following a change in control of Ciena, particularly given the level of acquisition activity in our industry.

2026 Proxy Statement 49

Except for the conversion of certain performance-based equity into time-based awards at the target performance level, (i) our CEO receives no payments of benefits under this agreement unless his employment is terminated without cause, or by him for good reason, within 90 days prior to or 18 months following the effective date of a "change in control transaction" (as defined in the agreement), and (ii) the other NEOs receive no payments of benefits under these agreements unless their employment is terminated without cause, or by the executive for good reason, within 90 days prior to or 12 months following the effective date of a change in control transaction. We believe this so-called "double trigger" structure reflects best practice and strikes an appropriate balance between the potential compensation payable to executive officers and the corporate objectives described above. We also believe that were Ciena to engage in discussions or negotiations relating to a corporate transaction that our Board of Directors deems in the interest of stockholders, these agreements would serve as an important tool in ensuring that our executive team remains focused on the consummation of the transaction, without significant distraction or concern relating to personal circumstances such as continued employment. Should any severance payment or benefit be subject to excise tax imposed under federal law, or any related interest or penalties, such severance payments or benefits shall be either (a) paid in full by us or (b) paid in a lesser amount such that no portion of the payments would be subject to the excise tax, whichever results in receipt by the executive officer of a greater after-tax amount. Under this "best choice" mechanism, Ciena would not pay any excise taxes or make any gross-up or similar reimbursement payments related to excise taxes resulting from any severance payment or benefit.

For additional information about the payments and benefits payable under these agreements, as well as the estimated value of these payments and benefits for the NEOs, see "Potential Payments Upon Termination or Change in Control" below.

Clawback policy and provisions

We maintain an Executive Compensation Clawback Policy (the "Required Clawback Policy") that is designed to comply with, and will be interpreted in a manner consistent with, Section 10D of the Exchange Act and the applicable listing standards of the NYSE. Under the Required Clawback Policy, in the event of any required accounting restatement due to Ciena’s material noncompliance with any financial reporting requirement under applicable securities laws to correct a material error in previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, Ciena must recover certain erroneously awarded performance-based compensation previously paid to the Ciena’s executive officers in accordance with the terms of the Required Clawback Policy. Furthermore, under the Required Clawback Policy, Ciena is prohibited from indemnifying any executive officer or former executive officer against the loss of erroneously awarded performance-based compensation and from paying or reimbursing an executive officer for purchasing insurance to cover any such loss.

We also maintain compensation recoupment or "clawback" provisions in our 2017 Plan, annual cash incentive plan, and sales incentive compensation plan, which are broader than what is currently required by applicable law and provides for recoupment of certain payments and benefits in the event that Ciena is required to prepare an accounting restatement due to material noncompliance, as a result of misconduct, with any financial reporting requirement under applicable securities laws. Specifically, those executive officers subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, and any other recipient of covered incentive compensation who knowingly engaged in such misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent the misconduct, are required to reimburse Ciena the amount of any payment in settlement of such award earned or accrued during the three-year period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document that contained such material noncompliance.

Perquisites policy

Under our perquisites policy, our executive officers are eligible for the same benefits as our salaried employees and receive only limited perquisites, generally consisting of annual physical examinations as well as tax preparation and financial planning services, both of which are made available to other senior employees.

Retirement benefits

For equity awards issued on or after December 13, 2022, when executive officers who are residents of certain countries, including the U.S., U.K., and Canada, retire after age 60 with ten years of service and provide and fulfill 12 months’ notice of their retirement, their granted but unvested RSU awards and a pro-rated amount of their PSU awards and MSU awards will continue to vest per their original vesting schedule. Non-executive employees in these countries will be subject to the same eligibility and notice requirements, but will receive acceleration of their granted but unvested RSU awards upon retirement. During the retirement notice period, employees, including executive officers, are not eligible for additional equity grants. In December 2023, we expanded eligibility for this benefit to cover employees in 18 countries. We believe continued vesting following retirement, rather than acceleration upon retirement, better aligns our executive officers’ interests with stockholders beyond the date such executive officer retires from Ciena. We believe that these provisions benefit Ciena by giving us increased visibility into eligible employees’ retirement plans and allowing for enhanced succession planning and knowledge transfer. As of November 1, 2025, Messrs. Smith and DiPerna met the eligibility requirements for continued vesting upon retirement for awards granted on or after December 13, 2022.

Employees, including our NEOs, who retire after age 60 with ten years of service and provide and fulfill 12 months’ notice of their retirement are also eligible to receive cash incentive bonus awards based on actual performance and pro-rated to reflect the total percentage of days they were employed during the relevant bonus period. As of November 1, 2025, Messrs. Smith and DiPerna met the eligibility requirements for this benefit.

Mr. Moylan retired on August 28, 2025, after providing the requisite notice under these benefits arrangements.

50 2026 Proxy Statement

Other benefits

Our executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance, in each case on the same basis as other employees in their jurisdiction, subject to applicable law. In addition, under our 401(k) plan, all of our U.S. employees are eligible to receive matching contributions up to a defined amount. Our executive officers are also eligible to participate in certain additional benefits, including tax preparation and financial planning reimbursement and an executive health benefit that includes an annual physical examination, that are generally available to employees in roles of Vice President or more senior.

Required reimbursement policy

We maintain a policy requiring our executive officers to reimburse certain costs associated with any personal use of items such as corporate tickets to sporting or cultural events and personal use of any corporate membership at a golf or similar club. Specifically, any executive officer who makes personal use of such tickets is required to reimburse Ciena for the face value of the tickets used. Any executive officer who makes personal use of a club in which Ciena has a corporate membership must reimburse Ciena for the cost of any meals, merchandise, greens fees, lessons and other charges associated with his or her use and, in addition, reimburse Ciena for a pro-rata share of the annual membership dues for each day on which he or she makes personal use of the facilities. To date, any personal usage has been extremely limited as corporate memberships are maintained predominately in order to use these facilities for business-related functions. The annual dues for each of the three executive officers named individually on club memberships used by Ciena generally range from approximately $17,000 to $30,000.

Anti-hedging and pledging policy

In accordance with our Insider Trading Policy, and as set forth in "Principles of Corporate Governance, Bylaws and Other Governance Documents" above, our employees (including executive officers) and directors are prohibited from pledging Ciena securities and engaging in hedging transactions with respect to Ciena securities.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" with management, and, based on this review and discussion, has recommended to the Board of Directors that the "Compensation Discussion and Analysis" be included in this proxy statement and incorporated into Ciena’s Annual Report on Form 10-K for fiscal 2025 by reference from this proxy statement.

Submitted by the members of the Compensation

Committee:

Joanne B. Olsen (Chair)

Hassan M. Ahmed, Ph.D.

Bruce L. Claflin

Patrick T. Gallagher

2026 Proxy Statement 51

Executive compensation tables

The following tabular information, accompanying narrative disclosure and footnoted detail provide compensation-related information for our NEOs as of the end of fiscal 2025. These executive compensation tables include all compensation awarded to or earned by each NEO for the fiscal years indicated below in which they served as an executive officer.

Summary compensation table

The Summary Compensation Table below presents compensation earned by our NEOs for each of the last three fiscal years during which they served as executive officers in accordance with SEC rules.

Fiscal 2025 Summary Compensation Table

Name and Principal Position		Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non- Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Gary B. Smith		2025	$1,075,000	—	$14,637,538	$2,805,000	$12,858	$18,530,396
President and CEO		2024	$1,019,231	—	$12,069,792	$975,000	$12,750	$14,076,773
		2023	$1,000,000	—	$12,933,210	$1,485,000	$13,200	$15,431,410
Marc D. Graff	(6)	2025	$165,000	$1,950,000	$10,485,993	$280,055	$116,251	$12,997,299
SVP and CFO
James E. Moylan, Jr.	(6)	2025	$520,793	—	$—	$892,202	$14,072	$1,427,067
SVP and CFO (former)		2024	$624,114	—	$2,989,064	$361,355	$22,153	$3,996,686
		2023	$591,369	—	$3,223,979	$532,283	$21,730	$4,369,361
Dino DiPerna		2025	$474,662	—	$2,570,695	$732,430	$19,897	$3,797,684
SVP, Global R&D		2024	$473,330	—	$2,053,996	$241,488	$28,740	$2,797,554
Jason M. Phipps		2025	$579,450	—	$3,656,002	$993,480	$14,005	$5,242,937
SVP, Global Customer Engagement		2024	$570,450	—	$2,918,868	$366,990	$21,046	$3,877,354
		2023	$539,000	—	$2,798,397	$540,540	$20,842	$3,898,779
David M. Rothenstein		2025	$573,900	—	$2,856,267	$787,168	$14,000	$4,231,335
SVP, Chief Strategy Officer and Secretary		2024	$565,000	—	$2,486,379	$290,784	$15,658	$3,357,821
	(7)	2023	$533,854	—	$2,667,176	$428,314	$13,200	$3,642,544

(1)

Ciena has a 52 or 53-week fiscal year, which ends on the Saturday nearest to the last day of October in each year. Ciena's fiscal 2025 and 2023 consisted of a 52-week period. Ciena’s fiscal 2024 consisted of a 53-week period. Salary information for fiscal 2025 reflects Mr. DiPerna’s salary paid in Canadian Dollars as converted to U.S. dollars based on the ending exchange rate for the applicable fiscal year.

(2)	The amount set forth in the "Bonus" column for Mr. Graff reflects a one-time sign-on bonus in the amount of $1,950,000.
(3)

The amounts set forth in the "Stock Awards" column represent the aggregate grant date fair value of RSU, PSU and MSU awards granted during the fiscal years noted above, computed in accordance with FASB ASC Topic 718. Aggregate grant date fair values reported above do not reflect sale or forfeiture of shares to fund tax withholding in accordance with the terms of the award agreement and will likely vary from the actual amount ultimately realized by any NEO based on a number of factors, including the number of shares that are earned and ultimately vest, the timing of vesting, the timing of any sale of shares and the market price of Ciena common stock at that time. For RSUs, we calculate grant date fair value by multiplying the number of shares underlying the award by the closing price per share of Ciena common stock on the grant date. Assumptions used in determining the grant date fair value of PSUs and MSUs are set forth in Note 23 to our consolidated financial statements included in our 2025 Form 10-K. Assuming the maximum future payout under the PSUs and MSUs, the aggregate grant date fair value in the "Stock Awards" column above for fiscal 2025 would have been as follows: $24,275,071 for Mr. Smith; $10,485,993 for Mr. Graff; $0 for Mr. Moylan; $4,016,370 for Mr. DiPerna; $5,711,998 for Mr. Phipps; and $4,462,533 for Mr. Rothenstein. See the "Fiscal 2025 Grants of Plan-Based Awards" table below for information relating to RSU, PSU and MSU awards granted during fiscal 2025 under our 2017 Plan.

(4)

The amounts set forth in the "Non-Equity Incentive Plan Compensation" column represent the amounts earned by each NEO under Ciena’s annual cash incentive bonus plan for fiscal 2025. See the "Fiscal 2025 Grants of Plan-Based Awards" table below for information relating to cash incentive awards granted during fiscal 2025 under our annual cash incentive bonus plan.

(5)	The amounts set forth in the "All Other Compensation" column include the following for each NEO (as applicable) during fiscal 2025:
a.

For each NEO other than Mr. DiPerna, 401(k) plan matching contributions paid by us and generally available to all full-time U.S. employees, including $12,858 for Mr. Smith, $6,500 for Mr. Graff; $14,072 for Mr. Moylan, $14,005 for Mr. Phipps, and $14,000 for Mr. Rothenstein. In the case of Mr. DiPerna, contributions of $9,684 were paid by us to a defined contribution pension plan that covers Ciena’s employees based in Canada, converted to US dollars.

b.

For Mr. DiPerna, reimbursement of costs associated with financial planning and tax preparation services generally made available to all executive officers, subject to a $10,000 annual limit per tax year on such services.

	c.	For Mr. Graff, the remaining amount reflects relocation benefits described in "Appointment of Mr. Graff" above.

52 2026 Proxy Statement

(6)	Mr. Graff was appointed to serve as our CFO, effective August 1, 2025, to succeed Mr. Moylan, our former CFO, who retired on August 28, 2025, following a transition period.
(7)

Mr. Rothenstein was appointed Senior Vice President, Chief Strategy Officer and Secretary effective January 30, 2023 and, in connection with his appointment to this role, resigned from his previous role as Senior Vice President and General Counsel.

Grants of plan-based awards

Non-equity incentive plan awards. Non-equity incentive plan awards for fiscal 2025, which are identified as "Incentive Cash" in the "Fiscal 2025 Grant of Plan-Based Awards" table below, represent the estimated range of potential payouts possible under our annual cash incentive bonus plan at the time of award. The actual cash incentive bonus earned by the NEOs during fiscal 2025 is set forth in the "Non-Equity Incentive Compensation" column of the "Fiscal 2025 Summary Compensation Table" above. The design and structure of the plan for fiscal 2025, including the use of a combination of (i) financial objectives consisting of our fiscal 2025 revenue target and our fiscal 2025 adjusted operating income target and (ii) corporate objectives consisting of six corporate performance goals, to derive the total bonus payout percentage, is more fully described in "Compensation Discussion and Analysis" above.

Based on the level of achievement of the fiscal 2025 financial objectives and corporate objectives, bonuses under the annual cash incentive bonus plan would have been payable at each of the "threshold," "target" and "maximum" levels as set forth below, with payments interpolated for results falling between the designated levels:

	Fiscal 2025 Cash Incentive Bonus Plan
	Revenue Objective Achieved	Adjusted Operating Income Objective Achieved	Corporate Objectives Achieved	Target Bonus Payable
"Threshold"	< 80%	70%	0 - 2	15%
"Target"	100%	100%	4	100%
"Maximum"	115%	125%	6	185%

The "threshold," "target" and "maximum" values in the table below are calculated by multiplying each NEO’s base salary for fiscal 2025 by his respective target annual cash incentive opportunity (expressed as a percentage of annual base salary) by the applicable target bonus payable factor above. See "Compensation Discussion and Analysis — Annual Cash Incentive Bonus Plan."

Equity awards. Equity awards during fiscal 2025 consisted of RSU, PSU and MSU awards. Each such stock award represents a contractual right to receive one share of our common stock. RSU awards granted to the NEOs in fiscal 2025 vest over a four-year term, with one-sixteenth of the grant amount vesting quarterly.

PSU awards granted to the NEOs in fiscal 2025 were structured such that 100% of the shares underlying the award would be earned upon the achievement of 100% of both the sales orders target and the adjusted EPS target, as more fully described in "Compensation Discussion and Analysis — Equity Awards — PSUs" above. The PSU awards incorporate upside earning potential for extraordinary performance and downside risk for underperformance against each of the two goals. Specifically, the PSU awards are subject to the minimum performance thresholds and maximum number of additional PSUs that could be earned for achievement against the sales orders and adjusted EPS targets, as set forth below:

Fiscal 2025 PSU Performance Goals

	Aggregate Sales Orders (1/2 of Total PSUs)			Adjusted EPS (1/2 of Total PSUs)
	Aggregate Sales Orders ($MM)	Performance Against Target (%)	Target PSUs Earned (%)	Adjusted EPS ($)	Performance Against Target (%)	Target PSUs Earned (%)
	< $3,374	< 80.0%	0%	<$1.50	< 70.0%	0%
“Threshold”	$3,374	80.0%	50%	$1.50	70.0%	50%
	$3,902	92.5%	90%	$1.98	92.5%	90%
"Target"	$4,218	100.0%	100%	$2.14	100.0%	100%
	$4,534	107.5%	110%	$2.30	107.5%	110%
“Maximum”	$4,851	115.0%	200%	$2.78	130%	200%

MSU awards granted to the NEOs in fiscal 2025 were based on Ciena’s TSR – i.e., its stock price appreciation – as compared to the TSR the Index Median Company within the S&P Networking Index over the Measurement Period. For purposes of determining the TSR for Ciena and the TSR for the Index Median Company, the beginning and ending values for each measure will be determined on an average basis over a period of 90 calendar days prior to both the beginning and the end of the Measurement Period. The MSU

2026 Proxy Statement 53

awards incorporate upside earning potential to the MSUs for outperformance against the S&P Networking Index and downside risk for underperformance against the S&P Networking Index. Specifically, the applicable percentage of the target number of MSUs earned will be determined based on the absolute percentage point difference between Ciena’s TSR as compared to the TSR for the Index Median Company during the Measurement Period, as set forth below:

Fiscal 2025 MSU Performance Goal

Fiscal 2025-2027 Relative TSR (absolute percentage point difference)	Target MSUs Earned (%)
(50)%	0%
(40)%	20%
(30)%	40%
(20)%	60%
(10)%	80%
Equal	100%
10%	120%
20%	140%
30%	160%
40%	180%
≥ 50%	200%

The percentage of target MSUs earned is interpolated on a straight-line basis for results falling between the designated levels set forth above. Based on the above table, the maximum amount of MSUs that can be earned is 200% of the target number of shares underlying the MSU award. However, if Ciena’s TSR during the Measurement Period is negative (as a result of a decline in our stock price during such period), then the maximum number of shares that can be earned is less than 100% of the target number of shares underlying the MSU award, even if the relative TSR target is met. To the extent earned, the MSUs will vest in full in December 2027 following the end of the Measurement Period, subject to the individual executive officer’s continued service with Ciena through the vesting date. Any portion of the MSUs not earned at the end of the Measurement Period will be forfeited.

The following table sets forth information regarding non-equity incentive awards and equity awards granted to each of the NEOs during fiscal 2025. For information regarding the performance criteria applicable to PSUs and MSUs granted in fiscal 2025, see "Compensation Discussion and Analysis" above. For each equity award granted to our NEOs during fiscal 2025, the date that the award was approved by the Compensation Committee was the same as the grant date.

54 2026 Proxy Statement

Fiscal 2025 Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Stock	Full Grant Date Fair
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Value (2) ($)
Gary B. Smith	PSU	12/17/24				12,764	51,055	102,110		$4,499,988
	RSU	12/17/24							56,728	$5,000,006
	MSU	12/17/24				0	34,037	68,074		$5,137,545
	Incentive Cash	12/17/24	$247,500	$1,650,000	$3,052,500
Marc D. Graff	RSU	8/1/2025							118,312	$10,485,993
	Incentive Cash (3)	8/1/2025	$24,711	$164,738	$304,766
James E. Moylan, Jr.	Incentive Cash (3)	12/17/24	$78,724	$524,825	$970,926
Dino DiPerna	PSU	12/17/24				1,915	7,658	15,316		$674,976
	RSU	12/17/24							12,764	$1,125,019
	MSU	12/17/24				0	5,106	10,212		$770,700
	Incentive Cash	12/17/24	$64,626	$430,841	$797,056
Jason M. Phipps	PSU	12/17/24				2,723	10,892	21,784		$960,021
	RSU	12/17/24							18,153	$1,600,005
	MSU	12/17/24				0	7,261	14,522		$1,095,975
	Incentive Cash	12/17/24	$87,660	$584,400	$1,081,140
David M. Rothenstein	PSU	12/17/24				2,127	8,509	17,018		$749,983
	RSU	12/17/24							14,182	$1,250,001
	MSU	12/17/24				0	5,673	11,346		$856,283
	Incentive Cash	12/17/24	$69,456	$463,040	$856,624

(1) Estimated possible payouts under non-equity incentive plan awards reflect the following:

a. Cash incentive opportunity reported at the "threshold," "target" and "maximum" levels has been calculated in accordance with the plan design described in "Non-Equity Incentive Plan Awards" above and more fully described in "Compensation Discussion and Analysis — Annual Cash Incentive Bonus Plan."

b. The cash incentive opportunities reported for Mr. DiPerna are calculated assuming the conversion of Canadian Dollars to U.S. dollars based on the ending exchange rate for fiscal 2025.

(2) Grant Date Fair Value reported in the table above, computed in accordance with FASB ASC Topic 718, will likely vary from the amount actually realized by any NEO based on a number of factors, including the number of shares that are earned and ultimately vest, the timing of vesting, the timing of any sale of shares, and the market price of Ciena common stock at that time. For RSUs and PSUs, we calculate grant date fair value by multiplying the number of shares granted by the closing market price per share of Ciena common stock on the grant date. For MSUs, we calculate grant date fair value based on the Monte Carlo simulation as of the grant date, establishing the future award value in accordance with the valuation methodology of FASB ASC Topic 718. Assumptions used in determining the grant date fair value of PSUs and MSUs are set forth in Note 23 to our consolidated financial statements included in our 2025 Form 10-K.

(3) Amounts are prorated based on the number of days served during fiscal 2025.

Outstanding equity awards at fiscal year-end

The following table sets forth, on an award-by-award basis, information related to unvested stock awards held by each NEO as of the end of fiscal 2025. The vesting conditions for each award, including the identification of those awards that are subject to performance-based vesting conditions, are set forth in the footnotes below the table. The market value of equity awards that have not vested is calculated by multiplying the number of shares by $189.92, the closing market price per share of our common stock on the NYSE on the last trading day of fiscal 2025.

2026 Proxy Statement 55

Outstanding Equity Awards at Fiscal 2025 Year-End

			Stock Awards
Name		Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Gary B. Smith		12/17/2024	95,471	(1)	$18,131,852
		12/17/2024	46,092	(2)	$8,753,793
		12/17/2024	34,037	(3)	$6,464,307
		12/12/2023	18,174	(4)	$3,451,606
		12/12/2023	56,793	(5)	$10,786,127
		12/12/2023	60,578	(6)	$11,504,974
		12/13/2022	30,360	(7)	$5,765,971
		12/13/2022	116,582	(8)	$22,141,253
		12/14/2021	3,372	(9)	$640,410
Marc D. Graff		8/1/2025	118,312	(11)	$22,469,815
James E. Moylan, Jr.	(12)	12/12/2023	3,807	(4)	$723,025
		12/12/2023	17,845	(5)	$3,389,122
		12/12/2023	12,689	(6)	$2,409,895
		12/13/2022	9,540	(7)	$1,811,837
		12/13/2022	22,955	(8)	$4,359,614
Dino DiPerna		12/17/2024	14,320	(1)	$2,719,654
		12/17/2024	10,371	(2)	$1,969,660
		12/17/2024	5,106	(3)	$969,732
		12/12/2023	2,616	(4)	$496,831
		12/12/2023	12,263	(5)	$2,328,989
		10/27/2023	3,048	(10)	$578,876
		12/12/2023	8,720	(6)	$1,656,102
		12/13/2022	4,140	(7)	$786,269
		12/14/2021	595	(9)	$113,002
Jason M. Phipps		12/17/2024	20,368	(1)	$3,868,291
		12/17/2024	14,750	(2)	$2,801,320
		12/17/2024	7,261	(3)	$1,379,009
		12/12/2023	3,718	(4)	$706,123
		12/12/2023	17,426	(5)	$3,309,546
		12/12/2023	12,391	(6)	$2,353,299
		12/13/2022	8,280	(7)	$1,572,538
		12/13/2022	21,196	(8)	$4,025,544
		12/14/2021	1,091	(9)	$207,203
David M. Rothenstein		12/17/2024	15,910	(1)	$3,021,627
		12/17/2024	11,524	(2)	$2,188,638
		12/17/2024	5,673	(3)	$1,077,416
		12/12/2023	3,166	(4)	$601,287
		12/12/2023	14,844	(5)	$2,819,172
		12/12/2023	10,555	(6)	$2,004,606
		12/13/2022	6,900	(7)	$1,310,448
		12/13/2022	2,070	(7)	$393,134
		12/13/2022	17,664	(8)	$3,354,747
		12/14/2021	893	(9)	$169,599

(1) PSU awards granted on December 17, 2024 were subject to achievement of the goals described above in "Grants of Plan-Based Awards" and "Compensation Discussion and Analysis" for the fiscal 2025 performance period. In December 2025, such goals were determined by the Compensation Committee to have been satisfied, and 187.0% of the total PSUs were earned. See "Compensation Discussion and Analysis" above. Amounts reported above reflect the actual amount earned with respect to such PSU awards in December 2025. The amounts earned thereunder vest in equal installments on December 20, 2025 and 2026.

(2) Remaining unvested RSUs granted on December 17, 2024 vest as to one-sixteenth of the grant amount on March 20, June 20, September 20 and December 20 of each year through December 20, 2028.

(3) MSU awards granted on December 17, 2024 are subject to achievement of the goals described above in "Grants of Plan-Based Awards" and "Compensation Discussion and Analysis."

(4) Remaining amounts earned with respect to PSUs granted on December 12, 2023 vested on December 20, 2025.

56 2026 Proxy Statement

(5) Remaining unvested RSUs granted on December 12, 2023 vest as to one-sixteenth of the grant amount on March 20, June 20, September 20 and December 20 of each year through December 20, 2027.

(6) MSU awards granted on December 12, 2023 are subject to achievement of the goals described above in "Compensation Discussion and Analysis" for the fiscal 2024-2026 performance period.

(7) Remaining unvested RSUs granted on December 13, 2022 vest as to one-sixteenth of the grant amount on March 20, June 20, September 20 and December 20 of each year through December 20, 2026.

(8) MSU awards granted on December 13, 2022 were subject to achievement of the goals described above in "Grants of Plan-Based Awards" and "Compensation Discussion and Analysis" for the fiscal 2023-2025 performance period. In December 2025, such goals were determined by the Compensation Committee to have been satisfied, and 200.0% of the total MSUs were earned. See "Compensation Discussion and Analysis" above. Amounts reported above reflect the actual amount earned with respect to such MSU awards in December 2025. The amounts earned thereunder vested in their entirety on December 20, 2025.

(9) Remaining unvested RSUs granted on December 14, 2021 vested on December 20, 2025.

(10) Remaining unvested RSUs granted on October 27, 2023 vest as to one-sixteenth of the grant amount on March 20, June 20, September 20 and December 20 of each year through September 20, 2027.

(11) Remaining unvested RSUs granted on August 1, 2025 vest as to one-quarter of the grant amount on August 1, 2026 and thereafter one-twelfth of the remaining grant amount on November 1, February 1, May 1 and August 1 of each year through August 1, 2029.

(12) Mr. Moylan's unvested awards will continue to vest on the schedules indicated above following his retirement, in accordance with Ciena's equity retirement benefit described in "Other program elements and pay practices above."

Option exercises and stock vested

The following table sets forth on an aggregated basis, as to each NEO, information related to stock awards that vested during fiscal 2025. The value realized upon vesting of stock awards is a pre-tax amount determined by multiplying the aggregate number of shares of stock vested for each NEO during fiscal 2025 by the closing market price per share on the corresponding vesting date for that award. Information as to the value realized does not take into account reductions related to withholding and other tax-related items, brokerage commissions or fees, or forfeiture or other disposition of shares to cover these amounts. The NEOs do not hold any outstanding stock options and there were no options exercised by our NEOs during fiscal 2025.

Fiscal 2025 Option Exercises and Stock Vested Table

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gary B. Smith	145,814	$13,057,496
James E. Moylan, Jr.	65,184	$5,893,875
Dino DiPerna	18,362	$1,669,450
Jason M. Phipps	37,311	$3,355,585
David M. Rothenstein	32,602	$2,934,322

2026 Proxy Statement 57

Nonqualified deferred compensation

The following table shows the executive contributions, earnings and account balances for fiscal 2025 for each NEO participating in the Deferred Compensation Plan. This plan allows a select group of senior management employees in the United States (including our NEOs) to defer up to 75% of their annual base salary and up to 100% of their other compensation, including cash incentive bonuses, commissions and RSU awards. The plan does not provide for any matching or discretionary contributions to participants except for restorative matching payments of foregone matching contributions that a participant would have received under the terms of our 401(k) Plan but for the participant’s deferrals into the plan.

Fiscal 2025 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Fiscal 2025 ($)	Registrant Contributions in Fiscal 2025 ($)	Aggregate Earnings in Fiscal 2025 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at November 1, 2025 ($)
Gary B. Smith	—	—	—	—	—
Marc D. Graff	—	—	—	—	—
James E. Moylan, Jr. (1)	—	—	6,353,170	—	9,579,945
Dino DiPerna	—	—	—	—	—
Jason M. Phipps	—	—	—	—	—
David M. Rothenstein	145,392	—	510,450	—	2,863,778

(1) Reflects the fair market value of shares of Ciena common stock based on the closing market price of $189.92 per share of Ciena common stock on the NYSE on the last trading day of fiscal 2025.

58 2026 Proxy Statement

Potential payments upon termination or change in control

Overview

This section describes and quantifies the estimated compensation payments and benefits that would be paid to our NEOs (other than Mr. Moylan, who retired in August 2025) in each of the following situations:

•
upon death or disability;
•
upon a Qualifying Retirement (as defined below);
•
upon an involuntary separation of service for other than cause;
•
upon a change in control of Ciena; and
•
upon a termination of employment following a change in control of Ciena.

We do not maintain employment agreements with our executive officers, including the NEOs. The information below describes those instances in which our NEOs would be entitled to payments and benefits following a termination of employment and/or upon a change in control of Ciena. Our NEOs are "at will" employees and, except as otherwise described below, they are only entitled to payment of accrued salary and vacation time, on the same terms as provided to our other employees, upon any resignation, retirement, or termination of employment, with or without cause. Except as otherwise noted below, the calculations below do not include any estimated payments for those benefits that we generally make available on the same terms to our full-time, non-executive employees.

The estimated payments below are calculated based on compensation arrangements in effect as of the last day of fiscal 2025 and assume that the triggering event occurred on such date. The estimated payment amounts are based on a Ciena common stock price of $189.92 per share, which was the closing market price per share of our common stock on the NYSE on the last trading day of fiscal 2025. Our estimates of potential payments are further based on the additional assumptions specifically set forth in the tables below. Although these calculations are intended to provide reasonable estimates of potential compensation benefits payable, the estimated payment amounts may differ from the actual amount that any individual would receive upon termination or the costs to Ciena associated with continuing certain benefits following termination of employment.

Payments upon death or disability

Stock awards granted under our 2017 Plan provide for the acceleration of vesting of awards following a termination of service resulting from the holder’s death or disability. Acceleration of vesting upon death or disability applies to all awards granted under these plans, including awards to both executive officers and non-executive employees, as well as awards to our NEOs. In the case of RSUs, acceleration of vesting applies to such number of shares that would otherwise vest in the 12 months following a termination of service resulting from the holder’s death or disability. In the case of PSUs and MSUs, acceleration of vesting applies to such number of shares that have been earned, but not yet vested, under the award. In the case of PSUs or MSUs not yet earned or unearned, such awards are considered to have been forfeited and are not subject to any acceleration of vesting upon death or disability under the award agreement.

However, beginning with the awards granted in December 2023, PSUs and MSUs not yet earned upon the holder’s death or disability will automatically vest, on a pro-rated basis, based on the number of days the holder was employed during the performance period, with performance assumed at target.

For purposes of the foregoing, a disability is defined as inability to perform each of the essential duties of the applicable person’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months. For each NEO, the amount in the table below reflects the value of the NEO’s stock awards that are subject to acceleration of vesting upon death or disability multiplied by $189.92 per share, the closing market price per share of Ciena common stock on the NYSE on the last trading day of fiscal 2025. For each NEO, the amount in the table below reflects the value assuming they were still employed as of the last day of fiscal 2025.

Acceleration of Vesting of Stock Awards Upon Termination Due to Death or Disability

Name	Value Realized Upon Acceleration ($)
Gary B. Smith	$28,043,207
Marc D. Graff	$5,617,454
Dino DiPerna	$4,946,941
Jason M. Phipps	$7,032,310
David M. Rothenstein	$6,035,183

2026 Proxy Statement 59

Payments upon Qualifying Retirement

Stock awards granted under our 2017 Plan on or after December 13, 2022 provide for continued vesting of awards following retirement for employees in certain countries, including the U.S., U.K., and Canada, provided that the holder is at least 60 years of age with ten years of service to Ciena and provides at least 12 months’ notice of their retirement (a "Qualifying Retirement"). For executive officers who meet these requirements: (i) granted but unvested RSU awards will continue to vest per their original vesting schedule; (ii) PSU awards will continue to be eligible to be earned based on the terms thereof, and the executive officer will receive a pro-rated amount based on the number of days of the PSU performance period during which they were in service, which will continue to vest per their original vesting schedule; and (iii) MSU awards will continue to be eligible to be earned based on the terms thereof, and the executive officer will receive a pro-rated amount based on the number of days of the MSU performance period during which they were in service, with a minimum proration of 50% of the calendar days in such performance period, which will continue to vest per their original vesting schedule. Other employees will be subject to the same eligibility and notice requirements, but will receive acceleration of their granted but unvested RSU awards upon retirement. During the retirement notice period, employees, including executive officers, are not eligible for additional equity grants. We believe continued vesting following a Qualifying Retirement, rather than acceleration upon retirement, better aligns NEO interests with stockholder interests beyond the date such NEO retires from Ciena. Employees, including our NEOs, who retire after age 60 with ten years of service and provide and fulfill 12 months’ notice of their retirement are also eligible to receive cash incentive bonus awards based on actual performance and pro-rated to reflect the total percentage of days they were employed during the relevant bonus period.

As of November 1, 2025, Messrs. Smith and DiPerna met the age and service eligibility requirements for a Qualifying Retirement. For each eligible NEO, the amount in the table below reflects the value of the NEO’s stock awards that are subject to continued vesting upon a Qualifying Retirement, multiplied by $189.92 per share, the closing market price per share of Ciena common stock on the NYSE on the last trading day of fiscal 2025. Although none of our NEOs met this notice requirement as of the end of fiscal 2025, for illustrative purposes, the below table assumes that each met such notice requirement.

Bonus Payment and Continued Vesting of Stock Awards Upon Termination Due to Qualifying Retirement

Name	Bonus Payment Upon Qualifying Retirement ($)	Value of Awards Upon Qualifying Retirement ($)
Gary B. Smith	$1,650,000	$60,451,156
Dino DiPerna	$430,841	$9,207,512

Payments in connection with Mr. Moylan's retirement

Mr. Moylan retired on August 28, 2025 and met the requirements for a Qualifying Retirement. In connection with his retirement, he received a bonus payment of $892,202 in January 2026, which was prorated based on the number of days served in fiscal 2025. The aggregate value of his stock awards that were subject to continued vesting upon his retirement was $9,008,821, calculated by adding the products of (i) the number as of August 28, 2025 of unvested RSUs, unvested PSUs, and MSUs that are both unearned and unvested and $97.89 per share, the closing market price per share of Ciena common stock on the NYSE on August 28, 2025, and (ii) the number of unvested MSUs that were earned on December 16, 2025 and $209.84 per share, the closing market price per share of Ciena common stock on the NYSE on December 16, 2025.

Payments upon involuntary separation of service for other than cause

Ciena’s U.S. Executive Severance Benefit Plan ("Severance Plan") provides certain U.S.-based employees of Ciena, including our executive officers and non-executive employees of the rank of vice president or above, with certain severance payments and benefits in the event of an involuntary separation of service by Ciena without "cause" (as such term is defined in the plan and described below). Under the Severance Plan, payments and benefits payable to participants upon an involuntary separation of service without cause consist of the following:

•

Cash Severance Payment. Our CEO will be entitled to severance equal to two times his annual base salary and target annual cash incentive opportunity, while our other executive officers will be entitled to severance equal to their annual base salary and target annual cash incentive opportunity or commission. Non-executive employees entitled to severance may receive four weeks of base salary for each year of service, with a minimum of 26 weeks and a maximum of 52 weeks. The base salary and, where applicable, target incentive opportunity payments would be determined based on the salary rate and incentive compensation program in effect immediately prior to the date of termination. Bonus amounts are to be paid at the "target" level.

•

Benefits Continuation. For a period of 18 months in the case of our CEO, 12 months for our senior vice presidents, and the severance period calculated above for non-executive participants, the participant and the participant’s family will be

60 2026 Proxy Statement

eligible to continue to participate in our group medical, dental and vision plans. If we cannot continue benefits coverage, we will provide equivalent coverage for the applicable coverage period at our expense.

•

Outplacement Assistance. For a period of 12 months in the case of our CEO and other executive officers, and six months for all other participants, Ciena will provide executive outplacement assistance, at its expense, through its then-current agency.

As a condition of receiving payments and benefits under the Severance Plan, each participant agrees to deliver a release of claims, comply with certain non-competition and non-solicitation obligations for a 12 month period, and comply with certain continuing obligations with respect to Ciena’s confidential and proprietary information and inventions. Failure to comply with these and other conditions set forth in the Severance Plan requires the repayment of severance payments and benefits in full. In addition, severance payments are subject to recoupment in accordance with applicable law and Ciena’s "clawback" policies. Should any payment of severance payments and benefits be subject to excise tax imposed under federal law, or any related interest or penalties, severance payments and benefits shall be either (a) paid in full by us, or (b) paid in a lesser amount such that no portion of the payments would be subject to the excise tax, whichever results in receipt by the executive officer of a greater amount. This "best choice" mechanism above does not require Ciena to pay any excise taxes or to make any gross-up payments related to excise taxes resulting from any payment of severance benefits.

Under the Severance Plan, a "separation of service" includes a termination of employment by the participant where Ciena and the participant anticipate that the participant will perform no further services for Ciena, or where the level of services to be performed will permanently decrease to no more than 20% of the average level of services performed over the immediately preceding 36-month period. In addition, under the Severance Plan, "cause" means the occurrence of any one or more of the following:

•

the participant’s willful and continued failure substantially to perform the participant’s duties (other than as a result of disability), provided that in the case of our CEO or a senior vice president of Ciena, such failure shall be determined by the Governance and Nominations Committee following written notice to the participant and an opportunity to be heard;

•

any willful act or omission by the participant in connection with the participant’s responsibilities as an employee constituting dishonesty, fraud or other malfeasance, immoral conduct or gross misconduct;

•

any willful material violation by the participant of Ciena’s Code of Business Conduct and Ethics or a Proprietary Information, Inventions and Non-Solicitation Agreement entered into by Ciena and the participant; or

•

the participant’s conviction of, or plea of nolo contendere to, a felony or a crime of moral turpitude under the laws of the United States or any state thereof or any other jurisdiction in which Ciena conducts business.

For purposes of the definition of "cause," no act or failure to act by the participant shall be deemed "willful" unless effected by the participant not in good faith and without a reasonable belief that such act or failure to act was in, or not opposed to, Ciena’s best interests. The Severance Plan provides that the applicable payments and benefits to which a participant is entitled under the Severance Plan will be reduced by amounts paid under other Ciena severance plans, policies, programs or practice.

Mr. DiPerna, who resides in Canada, is not subject to the Severance Plan, but is entitled to certain minimum statutory benefits under the laws of Ontario, Canada, which are available to all employees in that jurisdiction. The minimum statutory severance under Ontario law, given his length of service, consists of eight weeks of continued wages and benefits, which includes the vesting of any outstanding awards during such 8-week period and any bonus payment to which Mr. DiPerna would have been entitled, plus one week of base salary per year of service, which in Mr. DiPerna's case represents the maximum amount of 26 weeks.

For each NEO, the amount in the table below reflects the value of the payments and benefits assuming an involuntary separation of service for other than cause effective as of the last day of fiscal 2025.

Payments Upon Involuntary Separation of Service for Other than Cause

Name	Salary and Target Bonus Payment ($)	Continuation of Benefits Coverage and Outplacement ($)	Value of Awards Upon Involuntary Separation ($)	Total ($)
Gary B. Smith	$5,500,000	$32,257	—	$5,532,257
Marc D. Graff	$1,300,000	$24,428	—	$1,324,428
Dino DiPerna	$743,846	$7,644	$1,976,877	$2,728,367
Jason M. Phipps	$1,168,800	$32,445	—	$1,201,245
David M. Rothenstein	$1,041,840	$32,445	—	$1,074,285

2026 Proxy Statement 61

Payments upon change in control

Each of our executive officers, including the NEOs, is party to a change in control severance agreement. As the agreements in place were due to expire in accordance with their terms, in November 2025, each of our executive officers, including the NEOs, entered into a new form of change in control severance agreement, each of which is effective through November 30, 2028, unless earlier terminated (provided that in the event that Ciena is in active negotiations regarding or has entered into a definitive agreement with respect to a change in control transaction, or has effected such a transaction, the term is subject to an automatic extension until the earlier of negotiations or the agreement being terminated or 12 months following the effective date of the transaction). As described in "Payments Upon Termination of Employment Following Change in Control" below, the change in control severance agreements provide our executive officers with certain severance payments and benefits in the event that such officer’s employment is terminated by us or any successor entity without "cause," or by the officer for "good reason," within 90 days prior to or 12 months (or in the case of our CEO, 18 months) following a "change in control," as such terms are defined in the agreements. In addition, the agreements provide that upon a "change in control," any performance-based equity awards for which the applicable performance period has not yet expired will be converted into awards with time-based vesting conditions. Conversion of performance-based stock awards upon a change in control does not require termination of employment. For these converted awards, the unvested portion will be deemed to have commenced time-based vesting on the grant date, and will vest over the shorter of (i) four years, with one-sixteenth of the grant amount vesting each March 20, June 20, September 20, and December 20 following the grant date and (ii) the period between the date of grant and the original final vesting date of the award, with the award vesting proportionately over the period on each March 20, June 20, September 20 and December 20 following the grant date. Because conversion of the awards will cause certain unvested stock awards to vest upon a change in control, we have included in the table below calculations with respect to the corresponding value of the vesting of such affected performance-based awards. For purposes of these calculations, we have used the actual share amount earned, in the case of PSU or MSU awards that have been earned, or, alternatively, the "target" number of shares for such PSU or MSU, in the case of awards that have a current performance period or otherwise remain to be earned, as applicable.

The following table shows the estimated earned value of the conversion of performance-based equity awards, and the resulting acceleration of vesting of these awards, for each NEO assuming that there was a change in control of Ciena on the last day of fiscal 2025 and that the acquiror assumed or provided substitute awards for our outstanding equity awards (see also the "Acceleration of Vesting of Equity Awards Resulting from Change in Control Where Equity Awards are not Assumed or Replaced by Acquiror" table below). The value of stock awards is determined based on the number of shares subject to acceleration of vesting, multiplied by $189.92 per share, the closing market price per share of Ciena common stock on the NYSE on the last trading day of fiscal 2025.

Acceleration of Vesting of Equity Awards Upon Change in Control

	Conversion of Performance-Based Stock Awards Upon Change in Control
Name	Shares Subject to Conversion (#)	Shares Subject to Accelerated Vesting Upon Conversion (#)	Value Realized Upon Acceleration ($)
Gary B. Smith	203,961	116,425	$22,111,436
Marc D. Graff	—	—	$—
Dino DiPerna	21,484	9,236	$1,754,101
Jason M. Phipps	41,142	22,843	$4,338,343
David M. Rothenstein	33,569	18,862	$3,582,271

Payments upon change in control where equity awards are not assumed or substituted

Upon a change in control where the acquiror does not assume Ciena’s outstanding unvested awards or replace such awards with substitute awards, our current and legacy equity compensation plans provide for acceleration of vesting or defer the determination regarding acceleration of vesting to the discretion of our Compensation Committee. This mechanism, which is typical in equity plans, is intended to protect the interests of both executive officers and non-executive employees. Moreover, we consider the likelihood of such treatment of equity awards by an acquiror in a change in control transaction to be remote. In the table below, however, for illustrative purposes, we have calculated the estimated payments assuming the full acceleration of outstanding awards upon a change in control where the acquiror neither assumes outstanding awards nor provides substitute awards.

For purposes of the calculations in the table below, stock awards subject to accelerated vesting have been valued at $189.92 per share, the closing market price per share of our common stock on the NYSE on the last trading day of fiscal 2025. Calculations in the table below with respect to PSUs and MSUs that have not yet been earned reflect estimated values based upon the "target" level of achievement during the relevant performance period.

62 2026 Proxy Statement

Acceleration of Vesting of Equity Awards Upon Change in Control

Where Equity Awards are not Assumed or Replaced by Acquiror

Name	Value Realized Upon Stock Award Acceleration ($)
Gary B. Smith	$68,134,180
Marc D. Graff	$22,469,815
Dino DiPerna	$10,353,869
Jason M. Phipps	$16,410,417
David M. Rothenstein	$13,857,703

Payments upon termination of employment following change in control

Under the change in control severance agreements, our executive officers, including the NEOs, are entitled to certain severance payments and benefits in the event that the executive officer’s employment is terminated by us or any successor entity without "cause," or, by the executive officer for "good reason," within a 90-day period prior to, or a 12-month period (or in the case of our CEO, 18 months) following, the effective date of a "change in control" of Ciena. We refer to this double trigger event, which requires both a change in control of Ciena and a subsequent termination of the executive officer’s employment, as a "covered termination."

Payment of any severance payments and benefits pursuant to the change in control severance agreements (to the extent permissible under applicable law) is conditioned upon the executive officer agreeing to be bound by provisions restricting the officer’s ability to compete with us, and to solicit our employees or business, for 12 months after termination (or 18 months for our CEO), as well as the officer’s delivery to us of a general release and waiver of claims. In the event of a breach of these provisions, the executive officer must reimburse all severance payments and benefits paid. The severance payments and benefits described below are to be paid by us or our successor upon a covered termination.

•

Salary and Bonus Payment. Upon a covered termination, our CEO would be entitled to receive a lump sum payment equal to 2.5 times his annual base salary and target annual cash incentive opportunity. Each other NEO would be entitled to receive a lump sum payment equal to 1.5 times the NEO’s annual base salary and target annual cash incentive opportunity, respectively. The base salary and target annual cash opportunity payments in both instances above would be determined based on the salary rate and incentive compensation program in effect immediately prior to either the date of termination or the effective date of the change in control, whichever is higher. Bonus amounts are to be paid at the "target" level.

•

Continuation of Benefits. Upon a covered termination, each NEO and their family would be eligible to continue to participate in our group medical, dental and vision plans until the earlier of the 18 months from the covered termination or the date of such executive officer’s commencement of alternate employment. If we cannot continue benefits coverage, we are obligated to pay for or provide equivalent coverage at our expense. The agreements continue to require Ciena to maintain director and officer insurance coverage for the NEOs as well as any indemnification agreement we have entered into with them.

•

Acceleration of Vesting and Conversion of Equity Awards. Upon a change in control, all performance-based awards for which the applicable performance period has not yet expired shall be automatically converted into time-based restricted stock awards, and upon a subsequent covered termination, all unvested options and stock awards (including any converted RSUs, MSUs and PSUs) held by each NEO would immediately vest and become exercisable.

•

Reduction of Benefits if Risk of Excise Tax Applicability. Should any payment of severance payments or benefits to our NEOs pursuant to the change in control severance agreements be subject to excise tax imposed under federal law, or any related interest or penalties, the change in control severance agreements provide that the payments would be either (a) paid in full by us, or (b) paid in a lesser amount such that no portion of the payments would be subject to the excise tax, whichever results in receipt of a greater amount by the NEO. This "best choice" mechanism above does not require Ciena to pay any excise taxes, or to make any gross-up payments related to excise taxes, resulting from any payment of severance payments and benefits. Under the change in control severance agreements, responsibility for any excise taxes remains with the employee.

See "Applicable Definitions" below to better understand the meaning of the terms "change in control," "cause" and "good reason" under our change in control severance agreements.

The following table shows the estimated value of the aggregate payments and benefits that would be paid to each NEO pursuant to the change in control severance agreements upon a covered termination. Accordingly, the total amount below also includes the value realized upon a change in control and reported in the table above in "Payments Upon Change in Control."

2026 Proxy Statement 63

Potential Payments Upon "Covered Termination"

Name	Salary and Bonus Payment ($)(1)	Continuation of Benefits Coverage ($)(2)	Value Realized Upon Equity Acceleration ($)(3)	Total ($)
Gary B. Smith	$6,875,000	$32,257	$68,134,180	$75,041,437
Marc D. Graff	$1,950,000	$33,916	$22,469,815	$24,453,731
Dino DiPerna	$1,364,331	$11,856	$10,353,869	$11,730,056
Jason M. Phipps	$1,753,200	$45,943	$16,410,417	$18,209,560
David M. Rothenstein	$1,562,760	$45,943	$13,857,703	$15,466,406

(1) Reflects pre-tax severance payments to each NEO based upon: (a) annual salary in effect as of the end of fiscal 2025, and (b) annual cash incentive compensation payable during fiscal 2025 at the target level.

(2) Includes aggregate incremental costs for continuation of medical and dental benefits as used for financial statement reporting purposes, assuming we are able to continue such existing coverage and continuation costs are commensurate with costs incurred for such coverage during fiscal 2025 despite the NEO’s non-employee status.

(3) Reflects the conversion of PSU and MSU awards upon change in control and value associated with the resulting acceleration of vesting as described in "Payments Upon Change in Control" above, together with the acceleration of stock awards upon a covered termination. Amounts reported reflect estimates with respect to acceleration of stock awards only. Calculations in the table below with respect to PSUs and MSUs that have not yet been earned reflect estimated values based upon the "target" level of achievement.

Applicable Definitions. For purposes of determining whether a change in control or covered termination has occurred under the change in control severance agreements, the following terms generally have the following meanings:

"Cause" means:

•	the officer’s willful and continued failure substantially to perform the duties of his position, as determined by the Board of Directors following written notice to the officer;
•	any willful act or omission constituting dishonesty, fraud or other malfeasance;
•	any willful act or omission constituting immoral conduct or gross misconduct;
•	any willful material violation of our Code of Business Conduct and Ethics or Proprietary Information, Inventions and Non- Solicitation Agreement; or
•	the officer’s conviction of, or plea of nolo contendere to, a felony or crime of moral turpitude under federal or state law or the laws of any other jurisdiction in which Ciena conducts business.

"Good reason" means:

•	removal from, or failure to be reappointed or reelected to, the officer’s principal position held immediately prior to the change in control;
•

material diminution in the officer’s position, duties or responsibilities, or the assignment of duties that are inconsistent, in any material respect, with those held immediately prior to the change in control;

•	material reduction in base salary, incentive compensation opportunity or participation in other long-term incentive or benefit plans as in effect immediately before the change in control;
•	relocation of principal workplace, without the officer’s consent, by more than 50 miles; or
•	the failure to obtain the assumption of the change in control severance agreement by any successor company;

provided, in each case, that (a) the officer notifies Ciena of the foregoing conditions within 90 days of the initial existence of the condition, (b) Ciena has been given at least 30 days following notice to cure such condition, and (c) the officer actually terminates employment within one year following the initial existence of the condition.

"Change in control" means:

•

the direct or indirect sale or exchange by our stockholders of all or substantially all of our outstanding stock, or a merger or consolidation, transaction, in each case, where the stockholders before such transaction do not retain at least a majority voting interest in the acquiring corporation after such transaction;

•	the sale, exchange or transfer of all or substantially all of our assets;
•	a change in the composition of the Board within a two-year period, as a result of which less than a majority of the directors are incumbent directors (as defined in the agreement);
•	our liquidation or dissolution; or
•	any other event determined to be a change in control by our Board of Directors.

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In each case, the determination of whether a "change in control" has occurred shall be made without regard to whether such events were hostile or against the position of the Board of Directors or were approved or concurred with by the Board of Directors.

CEO pay ratio disclosure

Overview

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship between the annual total compensation of our median employee and the annual total compensation of our CEO.

CEO Pay Ratio
CEO Annual Total Compensation *	$18,530,396
Median Employee Annual Total Compensation	$111,613
CEO to Median Employee Pay Ratio	166:1

* Represents amount of total compensation from Fiscal 2025 Summary Compensation Table

Methodology

Our CEO pay ratio is an estimate calculated in a manner consistent with SEC rules and based upon our reasonable judgment and assumptions. As permitted by SEC rules, we used the same median employee selected for fiscal 2024, who is a full-time employee located in Canada, because there has been no change in our employee population or compensation arrangements that we believe would result in a significant change to our pay ratio disclosure.

Upon determining that we would use the same median employee selected for fiscal 2024, we calculated our median employee’s annual total compensation for fiscal 2025 according to the SEC’s instructions for preparing the Summary Compensation Table. We applied an exchange rate of 1 CAD to 0.71375 USD as of November 1, 2025, to convert the median employee's earnings into U.S. dollars. We then calculated our CEO’s annual total compensation according to the SEC’s instructions for preparing the Summary Compensation Table and calculated the ratio between the two numbers.

The disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, this disclosure may not be comparable to the pay ratio reported by other companies.

Pay versus performance

Overview

The following table and related disclosures has been prepared in accordance with Item 402(v) of Regulation S-K, and do not necessarily reflect the economic benefit actually earned, received, or realized by our NEOs, the method by which the Compensation Committee makes compensation determinations, or how the Compensation Committee views the relationship between Ciena’s financial performance and NEO compensation. For example, a significant portion of "compensation actually paid" ("CAP") relates to changes in the fair value of unvested equity awards over the course of each year, and the ultimate value realized by our NEOs from unvested equity awards is not determined until the awards vest. For a discussion of our executive compensation program and the Compensation Committee’s decision-making process in determining and approving our NEOs’ compensation, see "Compensation Discussion and Analysis" above.

2026 Proxy Statement 65

Pay versus performance table

					Value of Initial Fixed $100 Investment Based On: (3)
Fiscal Year (1)	Summary Compensation Table (SCT) Total for PEO	Compensation Actually Paid (CAP) to PEO (2)	Average SCT Total for Non- PEO NEOs	Average CAP to Non-PEO NEOs (2)	Ciena Total Shareholder Return (TSR)	Peer Group TSR	Net Income (4) (in thousands)	Ciena Revenue (5) (in thousands)
2025	$18,530,396	$94,502,099	$5,539,264	$17,479,568	$482.15	$271.04	$123,338	$4,769,507
2024	$14,076,773	$23,208,434	$3,507,354	$5,365,965	$162.40	$162.78	$83,956	$4,014,955
2023	$15,431,410	$10,330,867	$3,956,502	$2,894,005	$104.14	$116.25	$254,827	$4,386,549
2022	$12,017,980	$8,210,990	$3,200,888	$2,227,016	$122.49	$158.83	$152,902	$3,632,661
2021	$11,450,851	$22,399,417	$3,082,875	$5,147,573	$137.83	$150.91	$500,196	$3,620,684

(1) Mr. Smith was the principal executive officer ("PEO") for all five fiscal years in the table. For fiscal 2021-2023, Messrs. Moylan, McFeely, Phipps, and Rothenstein were the Non-PEO NEOs. For fiscal 2024, Messrs. Moylan, DiPerna, Phipps, and Rothenstein were the Non-PEO NEOs. For fiscal 2025, Messrs. Graff, Moylan, DiPerna, Phipps, and Rothenstein were the Non-PEO NEOs.

(2) The dollar amounts reported represent the amount of CAP, as calculated in accordance with Item 402(v) of Regulation S-K and do not reflect the actual amounts of compensation earned by or paid to our NEOs during the applicable fiscal year. For purposes of calculating CAP, the fair value of equity awards is calculated in accordance with FASB ASC Topic 718 using the same assumption methodologies used to calculate the grant date fair value of awards for purposes of the Summary Compensation Table (refer to "Fiscal 2025 Summary Compensation Table" for additional information).

	Fiscal 2025		Fiscal 2024			Fiscal 2023		Fiscal 2022		Fiscal 2021
	PEO	Average Non- PEO NEOs	PEO		Average Non- PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Summary Compensation Table (SCT) Total	$18,530,396	$5,539,264		$14,076,773	$3,507,354	$15,431,410	$3,956,502	$12,017,980	$3,200,888	$11,450,851	$3,082,875

Deduction for Amounts Reported as "Stock Awards" in SCT	(14,637,538)	(3,913,791)		(12,069,792)	(2,612,077)	(12,933,210)	(2,871,987)	(11,005,780)	(2,644,856)	(8,589,251)	(1,849,692)

Increase in Fair Value of Equity Awards Granted in the Year and Unvested as of Year End	39,500,282	9,145,033		14,023,720	3,047,358	7,444,016	1,696,980	5,808,224	1,396,651	10,365,414	2,141,480

Increase in Fair Value of Equity Awards Granted and Vested in the Year	987,463	156,981		983,792	270,087	857,427	247,599	486,233	148,357	718,030	193,519

Change in Fair Value of Outstanding and Unvested Equity Awards, Year-Over-Year	46,698,789	5,939,803		5,554,341	1,003,205	(555,276)	(148,410)	(3,145,110)	(603,900)	4,527,985	909,187

Change in Fair Value of Equity Awards Vested, Granted in a Previous Year	3,422,707	758,475		639,600	150,038	86,500	13,321	4,049,443	729,875	3,926,389	670,203

Change in Fair Value of Equity Awards that Failed to Meet Vesting Conditions, Granted in a Previous Year	-	(146,197)	*	-	-	-	-	-	-	-	-

Compensation Actually Paid	$94,502,099	17,479,568		23,208,434	5,365,965	10,330,867	2,894,005	8,210,990	2,227,016	22,399,417	5,147,573

* includes the value of awards (or portions thereof) forfeited by Mr. Moylan upon his retirement.

(3)
Ciena and Peer Group TSR was determined based on an initial fixed investment of $100 on October 30, 2020. Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between Ciena’s share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period. The Peer Group TSR set forth in the Pay Versus Performance Table was determined using the S&P Networking Index, a published industry or line-of-business index which we also used in preparing the stock performance graph included in our 2025 Form 10-K as required by Item 201(e) of Regulation S-K.
(4)
Ciena's net income for fiscal 2021 includes a tax benefit of $119.3 million related to an internal transfer of non-US intangible assets that was recognized as a result of the step-up in basis of such rights for tax purposes.
(5)
We have determined that revenue is the financial performance measure that, in Ciena’s assessment, represents the most important financial performance measure used to link CAP to our NEOs for fiscal 2025 to company performance.

66 2026 Proxy Statement

Pay versus performance relationship descriptions

The principal objectives of our executive compensation program are to attract and retain talented executive officers by offering competitive compensation packages, motivate our executive officers to achieve strategic and tactical objectives, including the profitable growth of Ciena’s business, align executive compensation with stockholder interests, reward our executive officers for individual, functional, and corporate performance, and promote a "pay-for-performance" culture, and each element of our executive compensation program is linked to these objectives.

Compensation Actually Paid and Total Stockholder Return

The graph to the right illustrates the relationship between CAP to our PEO and the average amount of CAP to our non-PEO NEOs, our cumulative TSR and our cumulative peer group TSR for fiscal 2021, fiscal 2022, fiscal 2023, fiscal 2024, and fiscal 2025, each as set forth in the "Pay versus performance table" above. The cumulative TSR amounts in the graph assume an initial investment of $100.00 on October 30, 2020.

Compensation Actually Paid and Net Income

The graph to the right illustrates the relationship between CAP to our PEO and the average amount of CAP to our non-PEO NEOs and our net income for fiscal 2021, fiscal 2022, fiscal 2023, fiscal 2024, and fiscal 2025, each as set forth in the "Pay versus performance table" above.

Compensation Actually Paid and Revenue

The graph to the right illustrates the relationship between CAP to our PEO and the average amount of CAP to our non-PEO NEOs and our revenue for fiscal 2021, fiscal 2022, fiscal 2023, fiscal 2024, and fiscal 2025, each as set forth in the "Pay versus performance table" above.

Tabular list of financial performance measures

The table to the right lists the financial performance measures that the Compensation Committee believes represent the most important financial performance measures used to link CAP to our NEOs to Ciena’s performance for fiscal 2025. Revenue and Adjusted Operating Income are the financial performance measures used to determine performance-based cash bonuses under the Annual Cash Incentive Bonus Plan, aggregate sales orders and adjusted EPS are the financial performance measures used to determine the earning of PSU awards, and total stockholder return is the financial performance measure used to determine the earning of MSU awards. See "Compensation Discussion and Analysis" above for a further description of our executive compensation program. The performance measures included in this table are not ranked by relative importance.

Revenue (Company Selected Measure)
Adjusted Operating Income
Aggregate Sales Orders
Adjusted EPS
Total Stockholder Return
Gross Margin

2026 Proxy Statement 67

Proposal No. 3

Annual advisory "say-on-pay" vote to approve our named executive officer compensation

Our Board of Directors recognizes stockholders’ interest in our executive compensation program. In accordance with Section 14A of the Exchange Act and related SEC rules, we are asking stockholders to approve a non-binding advisory resolution on the compensation of our NEOs. We encourage stockholders to read the "Compensation Discussion and Analysis" and "Executive Compensation Tables" in this proxy statement for a more detailed discussion of our executive compensation program and policies, the compensation governance measures undertaken and implemented by our Board of Directors, and the compensation awarded to our NEOs during fiscal 2025.

We actively review and assess our executive compensation program in light of the dynamic industry in which we operate, the evolving marketplace in which we compete for executive talent, and changes in compensation governance best practices. We are focused on compensating our executive officers fairly and in a manner that promotes our compensation philosophy.

Compensation Objectives

❖ Attract and retain talented executives by offering competitive compensation packages

❖ Motivate executives to achieve strategic and tactical corporate objectives, including the profitable growth of Ciena’s business

❖ Align executive compensation with stockholder interests ❖ Reward executives for individual, functional and corporate performance ❖ Promote a pay-for-performance culture

Our Board of Directors believes that our executive compensation program has been designed and executed to satisfy these objectives, and that our compensation program is worthy of stockholder support. In considering our executive compensation program for fiscal 2025, we believe it is important to view the Compensation Committee’s decision-making against the backdrop of our overall corporate governance, our strong fiscal 2025 business and financial performance, and the pay practices of the companies with whom we compete for talent. We have deliberately structured our core compensation principles and practices to align executive compensation with the interests of our stockholders and to avoid certain compensation practices that do not serve our stockholders’ interests. We continue to evaluate and modify these principles and practices as necessary in order to achieve these objectives. In this regard, we believe that stockholders should consider the "Compensation Discussion and Analysis" in this proxy statement, and in particular the "Decision-making framework – Executive compensation best practices" therein.

The Board recommends that stockholders vote in favor of the following resolution:

"RESOLVED, that the stockholders approve, on an advisory basis, the compensation of Ciena’s named executive officers, as disclosed in Ciena’s proxy statement for its 2026 Annual Meeting of Stockholders pursuant to the rules of the Securities and Exchange Commission (including in the Compensation Discussion and Analysis, the compensation tables and related footnotes and narrative disclosures under the heading "Executive Compensation Tables")."

Although this vote is advisory and is not binding on the Compensation Committee or the Board, the Compensation Committee and the Board value the input and views of our stockholders. The Board and the Compensation Committee will review the results of the vote and take them into consideration when considering future executive compensation policies and decisions.

Proposal No. 3 — Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR the advisory approval of our named executive officer compensation

68 2026 Proxy Statement

Related person transactions

Policy for related person transactions

Except for the employment of related persons discussed below, Ciena did not engage in any related person transactions during fiscal 2025 within the meaning of applicable SEC rules. The Board of Directors has adopted a written Policy for Related Person Transactions. The purpose of the policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any related person transaction or series of transactions in which: (i) Ciena was, is or will be a participant; (ii) the amount involved exceeds $120,000; and (iii) a related person had, has or will have a direct or indirect material interest.

For purposes of the policy, a related person is one of the following:

•	any Ciena director, nominee for director or executive officer (as such terms are used in Section 16 of the Exchange Act and the regulations promulgated thereunder);
•

any person (including any "group" as such term is used in Section 13(d) of the Exchange Act) who is known to Ciena as a beneficial owner of more than 5% of its voting common stock (a "Significant Stockholder"); or

•	any immediate family member of a Ciena director, nominee for director, executive officer, or Significant Stockholder.

Under the policy, all related person transactions above a de minimis threshold are required to be approved or ratified by the Audit Committee, or another committee consisting solely of independent directors. As a general rule, any director who has a direct or indirect material interest in the related person transaction should not participate in the consideration of whether to approve or ratify the transaction. Prior to entering into a related person transaction, the material facts regarding the transaction, including the interest of the related person, must be presented to the Audit Committee for review. The Audit Committee will consider whether the related person transaction is advisable and whether to approve, ratify or reject the transaction or refer it to the full Board of Directors, in its discretion. If the Audit Committee approves a related person transaction, it will report the action to the full Board of Directors, and Ciena will disclose the terms of related person transactions in its filings with the SEC to the extent required.

Employment of related persons

We currently employ in non-executive roles in our Marketing and Communications organization Hannah Phipps, the daughter of Jason Phipps, our Senior Vice President, Global Customer Engagement, and Kelly Petrik, the daughter-in-law of Andrew C. Petrik, our former Vice President, Controller, and principal accounting officer. Mr. Petrik retired in April 2025. For the period beginning on the first day of fiscal 2025 to the date of this proxy statement, Hannah Phipps and Kelly Petrik received total compensation of approximately $131,000 and $157,000, respectively. This reflects the total value of employment for this period, including salary, bonus, equity awards, 401(k) matching by the company, and participation in our Employee Stock Purchase Plan. Both also received other benefits generally available to all full-time U.S. employees. We established their compensation in accordance with compensation practices applicable to employees with comparable qualifications and responsibilities and holding similar positions and without the involvement of Mr. Phipps or Mr. Petrik.

2026 Proxy Statement 69

Equity compensation plan information

The following table provides information as of the end of fiscal 2025 with respect to the shares of Ciena common stock that may be issued under Ciena’s existing equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)		Weighted average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A)) (C)
Equity compensation plans approved by stockholders (1)	5,442,382	(1)	—	18,087,641(2)
Equity compensation plans not approved by stockholders	—		—
Total	5,442,382		—

(1)	Includes the following:
•

4,983,613 shares underlying unvested RSUs awarded under the 2017 Plan and deferred RSUs awarded under the Ciena Corporation 2000 Equity Incentive Plan, the Ciena Corporation 2008 Omnibus Incentive Plan, and the 2017 Plan.

	•	40,845 shares underlying earned but unvested PSUs awarded under the 2017 Plan.
•

103,983 shares underlying unearned PSUs awarded under the 2017 Plan, assuming the achievement of target performance with respect to each applicable performance metric such that 100% of the target PSUs are earned. The number of shares earned pursuant to such PSUs, if any, will be determined following completion of the relevant performance period.

•

313,941 shares underlying unearned MSUs awarded under the 2017 Plan, assuming the achievement of target performance such that 100% of the target MSUs are earned. The number of shares earned pursuant to such MSUs, if any, will be determined following completion of the relevant performance period.

The number of shares of Ciena common stock to be issued to participants upon vesting of unvested RSUs, PSUs, and MSUs will be lower than what is reflected in the above table because we expect to withhold to meet employee tax withholding requirements upon vesting.

(2)

As of November 1, 2025, reflects approximately 8.5 million and 9.6 million shares available for issuance under the 2017 Plan and ESPP, respectively. Pursuant to the terms of the 2017 Plan, if any shares covered by an award under the 2017 Plan or a "prior plan" (as such term is defined in the 2017 Plan) are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock not purchased or forfeited will again be available for making awards under the 2017 Plan.

70 2026 Proxy Statement

Stockholder proposals for 2027 Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, some proposals by stockholders may be eligible for inclusion in our proxy statement for the 2027 Annual Meeting. Stockholder proposals submitted must include proof of ownership of Ciena common stock in accordance with Rule 14a-8(b)(2) under the Exchange Act. These submissions must comply with the rules of the SEC for inclusion in our proxy statement and must be received no later than October 15, 2026. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement.

Under our proxy access bylaw, if a stockholder (or a group of up to 20 stockholders) who has owned at least 3% of our shares for at least three years and has complied with the other requirements set forth in our bylaws wants us to include director nominees (up to the greater of two nominees or 20% of the Board) in our proxy statement for the 2027 Annual Meeting, the nominations must be received in a timely manner, between 120 and 150 days prior to the anniversary of the date our proxy statement was first sent to stockholders in connection with our 2026 Annual Meeting, which would be no earlier than September 15, 2026 and no later than October 15, 2026. For more information on this proxy access right, please see "Principles of Corporate Governance, Bylaws and Other Governance Documents – Proxy Access" above.

Additional information is required to be included in the notice provided to Ciena for stockholder proposals made in accordance with our proxy access bylaw provision, including, among other things:

•	statements certifying and materials evidencing continuous ownership of stock for at least three years;
•	written consent of the stockholder’s nominees;
•	certain representations and undertakings with respect to ownership of stock, nominations, and accuracy of information provided; and
•	an undertaking to comply with applicable law and assume liability stemming from any violations arising from information provided by the stockholder.

We strongly encourage any stockholder interested in submitting a proposal or nomination to contact our Corporate Secretary in advance of this deadline to discuss the proposal, and stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws.

If you wish to present a proposal or nomination before our 2027 Annual Meeting, but you do not intend to have your proposal included in our proxy statement, including if you intend to solicit proxies in support of director nominees other than the Board's nominees pursuant to Rule 14a-19 under the Exchange Act, your proposal or nomination, including the information required by Rule 14a-19 if applicable, must be delivered no earlier than November 26, 2026 and no later than December 26, 2026. If the date of our 2027 Annual Meeting of Stockholders is more than 30 calendar days before or more than 70 calendar days after the anniversary date of the 2026 Annual Meeting, your submission must be delivered not earlier than 120 days prior to our 2027 Annual Meeting and not later than the later of the 90th day prior to such Annual Meeting and the 10th day following the public announcement of the date of such meeting.

To submit a proposal or nomination, stockholders should provide written notice to Ciena Corporation, 7035 Ridge Road, Hanover, Maryland 21076, Attention: Corporate Secretary. Stockholders should note that our bylaws clarify the applicability of Ciena’s advance notice provision to all stockholder proposals not submitted in accordance with Rule 14a-8, whether or not submitted for inclusion in Ciena’s proxy statement. Specifically, Article I, Section 4(A)(3)(c) of the bylaws, governing stockholder submission of a proposal or nomination of a person for election as a director, includes requirements that stockholders must follow, including informational requirements.

The description above is intended as a summary and is qualified in its entirety by reference to the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. The bylaws are available on the "Corporate Responsibility – Governance Documents" page of the "Investors" section of our website at www.ciena.com.

2026 Proxy Statement 71

General information

Our Board of Directors has made these proxy materials available to you via the internet or, upon your request, has delivered printed versions of these materials to you by mail. We are furnishing this proxy statement in connection with the solicitation by our Board of Directors of proxies to be voted at our 2026 Annual Meeting. The Annual Meeting will be held on March 26, 2026 at 3:00 p.m. Eastern Time, or at any adjournment thereof. As described below, this year’s Annual Meeting will be a completely virtual meeting of stockholders to be held over the internet.

Internet availability of proxy materials

We are making this proxy statement and our Annual Report to Stockholders for fiscal 2025 (the "Report to Stockholders"), including our 2025 Form 10-K, available to our stockholders on the internet. On or about February 12, 2026, stockholders as of the record date are first being mailed a Notice of Internet Availability of Proxy Materials ("Notice") containing instructions on how to access our proxy materials, including this proxy statement and our Report to Stockholders. The Notice also provides instructions on how to vote over the internet, by mail or by telephone. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request these materials. Other stockholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote over the internet, or have been mailed paper copies of our proxy materials and a proxy card or a vote instruction form from their bank or broker.

Internet distribution of proxy materials is designed to expedite receipt by stockholders, lower the cost of our Annual Meeting, and reduce the environmental impact of our Annual Meeting. However, if you received a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials contained on the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Attending the Annual Meeting

Ciena will be hosting this year’s Annual Meeting live over the internet at www.virtualshareholdermeeting.com/CIEN2026. The Annual Meeting will be a completely virtual meeting to be held over the internet. A summary of the information you need to attend the Annual Meeting online is provided below:

•	All stockholders can attend the Annual Meeting over the internet at www.virtualshareholdermeeting.com/CIEN2026;
•

Only stockholders as of the record date may vote or submit questions while attending the Annual Meeting (by using the 16- digit control number provided in your Notice, your proxy card, or the voting instructions that accompanied your proxy materials);

•	Instructions on how to attend the Annual Meeting are posted at www.virtualshareholdermeeting.com/CIEN2026;
•

Stockholders with questions regarding how to attend and participate in the Annual Meeting or who encounter any technical difficulties with the virtual meeting may call the technical support phone numbers posted at www.virtualshareholdermeeting.com/CIEN2026 on the meeting date; and

•	A replay of the Annual Meeting will be available online for approximately 12 months following the meeting date.

See "Frequently Asked Questions" below for additional information.

72 2026 Proxy Statement

Frequently asked questions

Who may vote at the Annual Meeting?

The Board of Directors has set January 27, 2026 as the record date for the Annual Meeting. If you were the owner of Ciena common stock at the close of business on January 27, 2026, you may vote at the Annual Meeting. You are entitled to one vote for each share of common stock you held on the record date.

A list of stockholders of record entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the Annual Meeting, during normal business hours for a period of ten days before the Annual Meeting at our corporate offices at 7035 Ridge Road, Hanover, Maryland 21076. Stockholders wishing to examine the list may contact our Corporate Secretary, and arrangements will be made to review the list in person.

How many shares must be present to hold the Annual Meeting?

A majority of our shares of common stock outstanding as of the record date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a "quorum." On the record date, there were 141,463,456 shares of Ciena common stock outstanding and entitled to vote at the Annual Meeting. Your shares will be counted as present at the Annual Meeting if you either attend our online Annual Meeting or properly submit your proxy prior to the Annual Meeting.

Why was I mailed a notice regarding the internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to the "notice and access" rules adopted by the SEC, we have elected to provide stockholders access to our proxy materials over the internet. Accordingly, we sent the Notice to all of our stockholders as of the record date. The Notice includes instructions on how to access our proxy materials over the internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

What proposals will be voted on at the Annual Meeting and how does the Board of Directors recommend that I vote?

Proposals		Board Vote Recommendation

1.	Elect three Class II Director nominees	FOR each nominee

2.	Ratify appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2026	FOR

3.	Advisory vote on named executive officer compensation ("Say-on-Pay")	FOR

How will voting on any business not described in this proxy statement be conducted?

We are not currently aware of any other business to be acted upon at the Annual Meeting. If any other matters are properly submitted for consideration at the Annual Meeting, including any proposal to adjourn the Annual Meeting, the persons named as proxies will vote the shares represented thereby in their discretion. Adjournment of the Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies.

Any adjournment may be made from time to time by approval of the holders of common stock representing a majority of the votes present in person or by proxy at the Annual Meeting, whether or not a quorum exists, without further notice other than by an announcement made at the Annual Meeting.

2026 Proxy Statement 73

How many votes are required to approve each proposal?

In the case of an uncontested election, our bylaws require that each director be elected by the vote of a majority of the votes cast with respect to that director’s election by holders of shares present in person or represented by proxy at the Annual Meeting. For this purpose, a "majority of the votes cast" means that the number of votes cast "FOR" a director’s election exceeds the number of votes cast "AGAINST" that director’s election, with abstentions and broker non-votes not counted as a vote cast either "FOR" or "AGAINST." For more information regarding the Board’s required procedures and this majority vote standard, please see our Principles of Corporate Governance and bylaws, which can be found on the "Corporate Responsibility – Governance Documents" page of the "Investors" section of our website at www.ciena.com.

In the case of a contested election (i.e., an election in which the number of candidates exceeds the number of directors to be elected), directors will be elected by plurality vote. For this election, the election of directors at the Annual Meeting is uncontested, meaning that the nominees will be elected by a majority of the votes cast, as described above.

Approval of Proposals No. 2 and 3 each require the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on these proposals, with abstentions having the same effect as a vote "AGAINST" and broker non-votes not counted as a vote either "FOR" or "AGAINST" and having no effect on the outcome of the vote.

How are votes counted?

With regard to the election of each director nominee in Proposal No. 1 and with regard to Proposals No. 2 and 3, each as set forth in this proxy statement, you may vote "FOR," "AGAINST" or "ABSTAIN". If you abstain from voting on these proposals, your shares will be counted as present for purposes of establishing a quorum at the Annual Meeting. An abstention will have no effect on the outcome of the election of our directors in an uncontested election, but will have the same effect as a vote "AGAINST" the remaining proposals.

What are broker non-votes and how are they counted at the Annual Meeting?

Broker non-votes occur when brokers do not receive voting instructions from their customers and do not have discretionary voting authority with respect to a proposal. If you hold shares through a broker, bank or other nominee and you do not give instructions as to how to vote, your broker may have discretionary authority to vote your shares on certain routine items but not on other items. Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting but will not be counted for purposes of the election of directors and will have no effect on the outcome of the vote on the remaining proposals.

What is the difference between holding shares as a "stockholder of record" and as a beneficial owner of shares held in "street name"?

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the "stockholder of record" with respect to those shares, and the Notice was sent directly to you.

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and the Notice or separate voting instructions were forwarded to you by that organization. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. You should follow the instructions in the Notice or voting instructions provided to you by that organization in order to vote your shares or direct the organization on how to vote your shares.

Why hold a virtual Annual Meeting over the internet?

We embrace the latest technologies in our business and believe that holding our Annual Meeting virtually over the internet provides expanded access, improves communication with stockholders, and yields cost savings for Ciena and our stockholders. We ensure that at our virtual Annual Meeting, all attendees are afforded the same rights and opportunities to participate as they would at an in-person meeting. We began holding our Annual Meeting online in 2013. At that time, we considered a number of factors, including the technologies available to us, the cost of our Annual Meeting, and the historical level of stockholder attendance in person, as compared to the use of other communications such as telephone or internet. We noted at that time that only a very small number of stockholders, generally less than ten each year, attended our Annual Meeting in person. When we initially considered implementing a fully virtual Annual Meeting, we reached out to a number of our stockholders and received extensive support. We continue to receive positive feedback from our stockholders as we adopt best practices and new technologies for our Annual Meeting, proxy statement and related materials. We evaluate periodically the method of holding the Annual Meeting, taking into consideration the above factors as well as business and market conditions and the proposed agenda items. We continue to believe that holding our Annual Meeting virtually over the internet is the right approach for our company, as it enables more of our global base of stockholders to participate in our Annual Meeting.

74 2026 Proxy Statement

How do I vote my shares without participating in the online Annual Meeting?

Whether you are a "stockholder of record" or hold your shares in "street name," you may direct your vote without participating in the online Annual Meeting.

If you are a stockholder of record, you may vote by your shares over the internet or by telephone by following the instructions on the Notice. If you request printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card and returning it by mail. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

If you are the beneficial owner of shares held in street name, you may be eligible to vote your shares electronically over the internet or by telephone by following the instructions on the Notice.

If you request printed copies of the proxy materials by mail, you may also vote by signing the voter instruction form provided by your bank or broker and returning it by mail. If you provide specific directions on how to vote by mail, telephone or over the internet, your shares will be voted by your broker or nominee as you have directed.

The persons named as proxies are executive officers of Ciena. All proxies properly submitted in time to be counted at the Annual Meeting will be voted in accordance with the directions contained therein. If you submit your proxy without directing how your shares are to be voted, your shares will be voted by the proxy holders in accordance with the recommendations of the Board of Directors set forth above.

How do I vote my shares during the online Annual Meeting?

Even if you plan to attend and participate in our online Annual Meeting, we encourage you to vote by telephone or over the internet, or by returning a proxy card following your request of printed materials. This will ensure that your vote will be counted if you are unable to, or later decide not to, participate in the online Annual Meeting. Whether you are a stockholder of record or hold your shares in "street name," you may vote online at the Annual Meeting. You will need to enter your 16-digit control number (included in your Notice, your proxy card or the voting instructions that accompanied your proxy materials) to vote your shares at the Annual Meeting.

What happens if my shares are held in more than one account?

If your shares are held in more than one account, you will receive a Notice or separate voting instructions for each account. To ensure that all of your shares in each account are voted, you	must vote in accordance with the Notice or separate voting instructions that you receive for each account.

May I revoke my proxy and change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may revoke your proxy over the internet or by phone by following the instructions included in your proxy materials, or by submitting a written notice of revocation to Ciena Corporation, 7035 Ridge Road, Hanover, Maryland 21076, Attention: Corporate Secretary. You may also revoke a previously submitted proxy by voting again on a later date over the internet, by telephone or by signing and returning a new proxy card by mail (only your latest proxy submitted prior to the Annual Meeting will be counted), or by attending and voting at the online Annual Meeting. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you enter your 16-digit control number and vote again electronically at the Annual Meeting.

What happens if additional matters are presented at the meeting?

Management knows of no matters to be presented for action at the Annual Meeting other than those mentioned in this proxy statement, and the deadline under our bylaws for stockholder proposals and director nominations has passed. However, if any additional matters properly come before the Annual Meeting, it is intended that the persons named as proxies will vote on such other matters in accordance with their judgment of the best interests of Ciena. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxies will vote for such other candidate or candidates as may be nominated by the Board of Directors.

Will the Annual Meeting be webcast?

Yes. This year’s Annual Meeting will be a completely virtual meeting and will be webcast live at www.virtualshareholdermeeting.com/CIEN2026. All stockholders may attend and listen live to the webcast of the Annual Meeting.

attending the Annual Meeting over the internet by using the 16-digit control number included in the Notice, proxy card or the voting instructions that accompanied these proxy materials. A

2026 Proxy Statement 75

Stockholders as of the record date of the Annual Meeting may electronically vote their shares and submit questions while	replay of the Annual Meeting audio webcast will be available on our website for approximately one year.

How can I submit a question at the Annual Meeting?

Stockholders as of the record date of the Annual Meeting may submit questions in advance of the Annual Meeting by visiting www.proxyvote.com and accessing the online pre-meeting forum using the 16-digit control number found on the Notice, proxy card or voting instructions that accompanied these proxy materials. Stockholders may also submit questions while attending the Annual Meeting. As part of the Annual Meeting, we will hold a live question and answer session during which we intend to answer questions submitted in advance of and during the Annual Meeting that are pertinent to Ciena and the items of business at the Annual Meeting, as time permits and in accordance with our annual meeting procedures. Stockholders may submit questions during the Annual Meeting by logging into www.virtualshareholdermeeting.com/CIEN2026 with the 16-digit control number found on the Notice, proxy card or voting instructions that accompanied these proxy materials and typing the question into the "Ask a Question" field.

In the unlikely event that the asking of a large number of pertinent questions prohibits Ciena from answering all pertinent questions, the remaining pertinent questions will be answered on the Investor Relations section of Ciena’s website. Questions that are about personal concerns not shared by stockholders generally, including those that relate to employment, product or service issues, or suggestions for product or services, are not pertinent and will not be answered.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of elections and will be subsequently published by us by the	filing of a current report on Form 8-K with the SEC shortly following our Annual Meeting. This filing will also be available on our website at www.ciena.com.

Who is soliciting my vote and who will bear the cost of this solicitation?

Our Board of Directors is making this solicitation, and Ciena will bear the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We have engaged Alliance Advisors as our proxy solicitor to help us solicit proxies for a fee of $19,000, plus reasonable out-of-pocket expense. Copies of solicitation materials may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of Ciena common stock, and normal handling charges may be paid for such forwarding service. Officers and other Ciena employees, who will receive no additional compensation for their services, may solicit proxies by mail, e-mail, via the internet, personal interview or telephone.

Annual Report on Form 10-K

A copy of the Report to Stockholders, which includes our 2025 Form 10-K, has been posted on the internet along with this proxy statement, each of which is accessible by following the instructions in the Notice. The Report to Stockholders is not incorporated into this proxy statement and is not considered proxy-soliciting material.

Ciena filed its 2025 Form 10-K with the SEC on December 12, 2025. Ciena will mail without charge, upon written request, a copy of its 2025 Form 10-K, excluding exhibits. Please send a written request to Investor Relations, Ciena Corporation, 7035 Ridge Road, Hanover, Maryland, 21076, or access these materials from the "Investors" section of Ciena’s website at www.ciena.com.

Householding of proxy materials

Stockholders residing in the same address who hold their stock through a bank or broker may receive only one set of proxy materials, including the Notice, in accordance with a notice sent earlier by their bank or broker. This practice of sending only one copy of proxy materials, called "householding," saves Ciena money in printing and distribution costs and reduces the environmental impact of our Annual Meeting. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household.

If you hold your shares in "street name" and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household receives multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

76 2026 Proxy Statement

Electronic delivery of future proxy materials

If you receive your proxy materials by mail, we encourage you to elect to receive future copies of our proxy materials by e-mail. To enroll in this program, follow the instructions included on your Notice or in the proxy materials provided by your bank or broker. Enrollment in the online program will remain in effect for as long as your brokerage account is active or until enrollment is canceled. Enrolling to receive proxy materials online will save Ciena the cost of printing and mailing documents and will reduce the environmental impact of our Annual Meeting.

Non-GAAP Measures

GAAP Measures for fiscal year ended November 1, 2025

The following table includes certain comparable GAAP measures for Non-GAAP measures included in this proxy statement:

Comparable GAAP Measure (in thousands, except share data)
Operating Income	$197,531
Net Income per Diluted Common Share	$0.85

Non-GAAP Measures

We report our financial results in accordance with GAAP. However, management believes that certain non-GAAP financial measures provide management and investors useful supplemental information and meaningful insight into the operating performance of the business. This proxy statement includes non-GAAP measures of one or more of Ciena’s operating income and net income per diluted common share. These measures are not intended to be a substitute for financial information presented in accordance with GAAP. In evaluating the operating performance of Ciena’s business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena’s control. The presentation of these non-GAAP financial measures should be considered in addition to Ciena’s GAAP results and these measures are not intended to be a substitute for or superior to financial information prepared and presented in accordance with GAAP. Ciena’s non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena’s results of operations in conjunction with our corresponding GAAP results. A reconciliation of non-GAAP measures used in this proxy statement to Ciena’s GAAP results for the relevant period, along with a description of adjustments, can be found in the Appendix to our investor presentation for the fourth quarter of fiscal 2025 included as an exhibit to our Current Report on Form 8-K furnished with the SEC on December 11, 2025 and should be carefully evaluated.

2026 Proxy Statement 77

ciena®

7035 Ridge Road
Hanover, MD 21076

(800) 921.1144 or
(410) 694.5700

ciena.com

Company Logo CIENA CORPORATION 7035 RIDGE ROAD HANOVER, MD 21076 SCAN TO VIEW MATERIALS & VOTE Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CIEN2026 You may attend the Meeting on March 26, 2026 at 3:00 p.m. Eastern Time via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V83388-P42366 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CIENA CORPORATION The Board of Directors recommends you vote FOR the following: 1. Election of three Class II Directors: Abstain Against For Nominees: Joanne B. Olsen Mary G. Puma Gary B. Smith The Board of Directors recommends you vote FOR proposals 2 and 3: 2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2026. 3. Advisory vote on our named executive officer compensation, as described in the proxy materials. NOTE: Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Abstain Against For Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report with Form 10-K are available at www.proxyvote.com. V83389-P42366 CIENA CORPORATION Annual Meeting of Stockholders March 26, 2026 at 3:00 PM Eastern Time This proxy is solicited by the Board of Directors The undersigned hereby revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, and appoints Gary B. Smith, Marc D. Graff and Sheela Kosaraju, or any of them, the proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Ciena Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Ciena Corporation to be held via live webcast at www.virtualshareholdermeeting.com/CIEN2026 on Thursday, March 26, 2026 at 3:00 p.m. Eastern Time, or any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side